  As filed with the Securities and Exchange Commission on September 17, 1997

                                              Registration No. 333-32263/-01/-02

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------


                               Amendment No. 1 to


                                    FORM S-3

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                                --------------

                      CHASE MANHATTAN RV OWNER TRUST 1997-A
                             (Issuer of Securities)

  CHASE MANHATTAN BANK                                THE CHASE MANHATTAN BANK
USA, NATIONAL ASSOCIATION

                   (Depositors of the Trust described herein)
                (Exact name as specified in registrants' charter)

      United States                                            New York

                (States or other jurisdictions of incorporation)



       22-2382028                                             13-4994650

                    (I.R.S. employer identification numbers)


      802 Delaware Avenue                                  270 Park Avenue
   Wilmington, Delaware 19801                          New York, New York 10017
       (302) 575-5000                                      (212) 270-6000

                        (Address, including zip code, and

                    telephone number, including area code, of registrant's Principal Executive Office)

           ANDREW T. SEMMELMAN                            ANTHONY J. HORAN
                Secretary                                     Secretary
Chase Manhattan Bank USA, National Association         The Chase Manhattan Bank
           802 Delaware Avenue                             270 Park Avenue
       Wilmington, Delaware 19801                      New York, New York 10017
             (302) 575-5033                                 (212) 270-7122

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                           Copies to:

    MARTIN R. JOYCE                       LAURA PALMA                          WILLIAM A. GRAY
The Chase Manhattan Bank           Simpson Thacher & Bartlett         Orrick, Herrington & Sutcliffe LLP
    270 Park Avenue                   425 Lexington Avenue                     666 Fifth Avenue
New York, New York 10017            New York, New York 10017               New York, New York 10103

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================


                                                                   Proposed Maximum       Proposed Maximum         Amount of
Title of Securities to be                   Amount to be           Aggregate Price        Aggregate                Registration
  Registered(1)                             Registered             Per Unit(2)            Offering Price(2)        Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
       Asset-Backed Securities              $897,395,285.54            100%               $897,395,285.54             $271,938
====================================================================================================================================



(1)  The Securities are also being registered for the purpose of market making.


(2)  Estimated solely for the purpose of calculating the registration fee.


(3)  Of which 271,634 is paid herewith, and $304 has been previously paid.


     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall thereafter become effective in accordance on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================
                                                                              RV

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 1997

PROSPECTUS

$897,395,285.54
CHASE MANHATTAN RV OWNER TRUST 1997-A


$852,500,000.00 ASSET BACKED NOTES
$ 44,895,285.54 ASSET BACKED CERTIFICATES


CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

THE CHASE MANHATTAN BANK
SELLERS

THE CIT GROUP/SALES FINANCING, INC.
SERVICER


Chase Manhattan RV Owner Trust 1997-A (the 'TRUST' or the 'ISSUER'), created pursuant to an Amended and Restated Trust Agreement, to be dated as of September 1, 1997, among Chase Manhattan Bank USA, National Association, a national banking association


                                                   (continued on following page)



THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, THE CHASE MANHATTAN BANK, THE CIT GROUP/SALES FINANCING, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES OR CERTIFICATES IS A DEPOSIT AND NONE OF THE NOTES OR CERTIFICATES IS INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE 'FDIC'). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------



PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE HEADING 'RISK FACTORS' COMMENCING ON PAGE 12 HEREIN.


--------------------------------------------------------------------------------



                                        AGGREGATE                                                       UNDERWRITING
                                        PRINCIPAL       INTEREST      FINAL SCHEDULED      PRICE TO     DISCOUNT AND    PROCEEDS TO
                                         AMOUNT         RATE(1)      DISTRIBUTION DATE    PUBLIC(2)      COMMISSION     SELLERS(3)
                                     ---------------    --------    -------------------   ----------    ------------    -----------
CLASS A-1 NOTES                      $ 59,500,000.00          %     OCTOBER 15, 1998               %               %              %
CLASS A-2 NOTES                      $119,000,000.00          %     AUGUST 15, 2000                %               %              %
CLASS A-3 NOTES                      $113,000,000.00          %     FEBRUARY 15, 2002              %               %              %
CLASS A-4 NOTES                      $ 73,000,000.00          %     DECEMBER 16, 2002              %               %              %
CLASS A-5 NOTES                      $132,000,000.00          %     NOVEMBER 15, 2004              %               %              %
CLASS A-6 NOTES                      $ 88,000,000.00          %     DECEMBER 15, 2005              %               %              %
CLASS A-7 NOTES                      $ 57,000,000.00          %     OCTOBER 16, 2006               %               %              %
CLASS A-8 NOTES                      $ 85,000,000.00          %     DECEMBER 17, 2007              %               %              %
CLASS A-9 NOTES                      $ 61,000,000.00          %     DECEMBER 15, 2008              %               %              %
CLASS A-10 NOTES                     $ 65,000,000.00          %     MARCH 15, 2010                 %               %              %
CERTIFICATES                         $ 44,895,285.54          %     AUGUST 15, 2017                %               %              %
TOTAL                                $897,395,285.54                                      $              $               $



(1) Certificate Rate, in the case of the Certificates.



(2) Plus accrued interest, if any, from the Closing Date.



(3) Before deduction of expenses estimated at $852,000.

--------------------------------------------------------------------------------


This Prospectus may be used by Chase Securities Inc., an affiliate of each of the Sellers and a subsidiary of The Chase Manhattan Corporation (the 'CORPORATION'), in connection with offers and sales related to market-making transactions in the Securities. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

The Securities are being offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the Notes and the Certificates will be delivered in book-entry form, on or about
September   , 1997 (the 'CLOSING DATE') through the facilities of, in the case of the Notes, The Depository Trust Company ('DTC'), Cedel Bank, societe anonyme ('CEDEL') or the Euroclear System ('EUROCLEAR') and, in the case of the Certificates, DTC, in each case against payment therefor in immediately available funds.

Underwriters of the Notes

CHASE SECURITIES INC.

                BEAR, STEARNS & CO. INC.


                                  MERRILL LYNCH & CO.


                                                            SALOMON BROTHERS INC


Underwriter of the Certificates

CHASE SECURITIES INC.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1997.

(continued from preceding page)


('CHASE USA'), The Chase Manhattan Bank, a New York banking corporation ('CHASE,' and together with Chase USA, the 'SELLERS'), and Wilmington Trust Company, as Owner Trustee ('OWNER TRUSTEE'), will issue $59,500,000 aggregate
principal amount of Class A-1      % Asset Backed Notes (the 'CLASS A-1 NOTES'),
$119,000,000 aggregate principal amount of Class A-2      % Asset Backed Notes
(the 'CLASS A-2 NOTES'), $113,000,000 aggregate principal amount of Class A-3
     % Asset Backed Notes (the 'CLASS A-3 NOTES'), $73,000,000 aggregate
principal amount of Class A-4      % Asset Backed Notes (the 'CLASS A-4 NOTES'),
$132,000,000 aggregate principal amount of Class A-5      % Asset Backed Notes
(the 'CLASS A-5 NOTES'), $88,000,000 aggregate principal amount of Class A-6
     % Asset Backed Notes (the 'CLASS A-6 NOTES'), $57,000,000 aggregate
principal amount of Class A-7      % Asset Backed Notes (the 'CLASS A-7 NOTES'),
$85,000,000 aggregate principal amount of Class A-8      % Asset Backed Notes
(the 'CLASS A-8 NOTES'), $61,000,000 aggregate principal amount of Class A-9
     % Asset Backed Notes (the 'CLASS A-9 NOTES') and $65,000,000 aggregate
principal amount of Class A-10      % Asset Backed Notes (the 'CLASS A-10 NOTES'
and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes, Class A-7 Notes, Class A-8 Notes and Class A-9 Notes, the 'NOTES') pursuant to an indenture (as amended and supplemented from time to time, the 'INDENTURE') to be dated as of September 1, 1997, between the Trust and Norwest Bank Minnesota, National Association, as indenture trustee (the 'INDENTURE TRUSTEE'). The Trust will also issue
$44,895,285.54 aggregate principal amount of      % Asset Backed Certificates
(the 'CERTIFICATES' and, together with the Notes, the 'SECURITIES'). The assets of the Trust will consist of a pool of retail installment sales contracts and purchase money notes and other notes secured by new and used recreational vehicles, certain monies received or due thereunder on and after September 1, 1997 (the 'CUTOFF DATE'), security interests in the recreational vehicles financed thereby, amounts on deposit in the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Paid-Ahead Account and the Reserve Account and proceeds from claims and other rights to payment on certain insurance policies, all as more fully described herein. The Notes will be secured by the assets of the Trust pursuant to the Indenture.



     Interest on each class of Notes will accrue at the applicable fixed per annum interest rate specified above. Interest on the Notes will generally be payable on the 15th day of each month (each, a 'DISTRIBUTION DATE'), commencing October 15, 1997. Principal of the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on any class of Notes until all the Notes with preceding class designations have been paid in full.



     The Certificates will represent fractional undivided interests in the assets of the Trust. Interest, to the extent of the Certificate Rate, will be generally distributed to the Certificateholders (as defined herein) on each

Distribution Date. Principal, to the extent described herein, will be distributed to the Certificateholders on each Distribution Date commencing with the Distribution Date on which the Notes have been paid in full. Distributions of interest on and principal of the Certificates will be subordinated in priority to payments due on the Notes to the extent described herein.



     Each class of Notes will be payable in full on the Final Scheduled Distribution Date with respect to such class specified above. The final scheduled Distribution Date with respect to the Certificates will be the August 2017 Distribution Date. Investors should be aware that payment in full of a class of Notes or the Certificates could occur earlier than such dates as described herein. In addition, the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which The CIT Group/Sales Financing, Inc. ('CITSF'), in its capacity as servicer (in such capacity, the 'SERVICER'), exercises its option to purchase the Receivables. The Servicer may purchase all the Receivables on any Distribution Date following the last day of a Collection Period on which the Pool Balance (as defined herein) shall have declined to 5% or less of the Cutoff Date Pool Balance (as defined herein).


     The Securities initially will be represented by Notes and Certificates registered in the name of Cede & Co. ('CEDE'), the nominee of DTC. The interests of beneficial owners of the Securities will be represented by book entries on the records of DTC and participating members thereof (the 'PARTICIPANTS'). Definitive Notes or Definitive Certificates (each as defined herein) will be available only under the limited circumstances described herein.


     There currently is no secondary market for the Securities and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Securities, and there is no assurance that any such market will develop or continue.


     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING' HEREIN.

     Upon receipt of a request by an investor, or his or her representative, within the period during which there is a prospectus delivery obligation, the Underwriters will transmit or cause to be transmitted promptly, without charge and in addition to any such delivery requirements, a paper copy of this Prospectus or this Prospectus encoded in an electronic format.


                             AVAILABLE INFORMATION


     The Sellers have filed with the Securities and Exchange Commission (the 'COMMISSION') a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the 'REGISTRATION STATEMENT') under the Securities Act of 1933, as amended (the 'SECURITIES ACT'), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and any reports and other documents incorporated herein by reference as described below under 'Incorporation of Certain Documents by Reference,' which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Chase Manhattan Bank, on behalf of the Trust, will agree to file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the 'EXCHANGE ACT'), and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web, at which site reports, information statements and other information, including all electronic filings, regarding the Sellers may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.


                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Securities (as defined herein) are issued, unaudited monthly reports and annual reports containing information concerning the Trust and prepared by the Servicer will be sent on behalf of the Trust only to Cede, as the nominee of DTC and the registered holder of the Securities. See 'Certain Information Regarding the Securities--Book-Entry Registration,' '--Definitive Securities' and '--Reports to Securityholders.' Such reports will not constitute financial statements prepared in accordance with United States generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant. None of the Sellers or the Servicer intends to send any of its financial reports to Securityholders or to the owners of beneficial interests in the Securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed on behalf of the Trust with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities, shall be deemed to be incorporated by reference herein and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Servicer, Attention: Securitization Department. Telephone requests for such copies should be directed to the Servicer at (201) 740-5408.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     Certain of the matters discussed under the captions 'The Receivables Pool--Delinquencies and Net Losses' and 'Weighted Average Life of the Securities--ABS Tables' may constitute forward-looking statements within the meaning of Section 7A of the Securities Act, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Receivables to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                                SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere herein. Certain capitalized terms used in this Summary are defined elsewhere herein on the pages indicated in the 'Index of Terms.'


Issuer....................................  Chase Manhattan RV Owner Trust 1997-A (the 'TRUST' or the 'ISSUER'),
                                            a Delaware business trust created pursuant to an amended and restated
                                            trust agreement (as amended and supplemented, the 'TRUST AGREEMENT'), to be dated as of September 1, 1997, among the Sellers and the Owner
                                            Trustee.

Sellers...................................  Chase USA and Chase (also referred to herein together as the
                                            'SELLERS' or the 'BANKS'). None of the Sellers or any of their affiliates has guaranteed, insured or is otherwise obligated with respect to the Securities. See 'Risk Factors--Limited Assets;
                                            Subordination.'

Servicer..................................  The CIT Group/Sales Financing, Inc., a Delaware corporation ('CITSF,'
                                            or in such capacity, the 'SERVICER'), a wholly-owned subsidiary of
                                            The CIT Group Holdings, Inc., a Delaware corporation ('CIT'). The
                                            Servicer will be responsible for managing, administering, servicing and making collections on the Receivables and serving as an administrator of the Trust. Neither CITSF nor any of its affiliates has guaranteed, insured or is otherwise obligated with respect to the
                                            Securities. CIT is partially owned by the Corporation, the parent of each of the Sellers. See 'The CIT Group/Sales Financing, Inc.,
                                            Servicer' herein.

Chase RV Finance..........................  Prior to the Servicing Transfer, Chase and Chase USA, each a wholly-owned subsidiary of the Corporation, together with several of their affiliates, were engaged in the recreational vehicle financing and recreational vehicle loan servicing business. As used herein, the term 'CHASE RV FINANCE' refers to such business of the Sellers, their respective predecessors and their affiliates, and such term does not include what was the recreational vehicle financing and recreational vehicle loan servicing business of The Chase Manhattan Bank, National
                                            Association ('CHASE N.A.') or any of its affiliates prior to the
                                            Chase/Chemical Merger. Prior to the Servicing Transfer, the servicing of Recreational Vehicle Loans by Chase RV Finance was performed by
                                            Chase Financial Management Corporation ('CFMC'), an Ohio corporation headquartered in Cleveland, Ohio and a subsidiary of Chase USA.
                                            On June 3, 1997, the right to service or subservice the Recreational
                                            Vehicle Loans and certain other loans then serviced by CFMC was sold to CITSF (such transaction, the 'SERVICING TRANSFER'). CITSF began servicing such Recreational Vehicle Loans and other loans on August
                                            18, 1997. In connection with the Servicing Transfer, CITSF agreed to serve as Servicer under the Sale and Servicing Agreement. Following the Servicing Transfer, none of the Sellers and their affiliates
                                            (other than CIT and its affiliates) is financing or

                                            servicing Recreational Vehicle Loans. The documents effecting the
                                            Servicing Transfer are referred to herein as the 'SERVICING TRANSFER
                                            AGREEMENTS.'

Indenture Trustee.........................  Norwest Bank Minnesota, National Association, a national banking association, as Indenture Trustee under the Indenture. The Indenture
                                            Trustee's Corporate Trust Office is located at Norwest Center, Sixth
                                            Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070,
                                            telephone (612) 667-8058. The Banks, the Servicer and their respective affiliates may have normal banking relationships with the
                                            Indenture Trustee and its affiliates.

Owner Trustee.............................  Wilmington Trust Company, a Delaware banking corporation, as trustee under the Trust Agreement (the 'OWNER TRUSTEE'). The Owner Trustee's
                                            Corporate Trust Office is located at Rodney Square North, 1100 North
                                            Market Street, Wilmington, Delaware 19890-0001, telephone (302)
                                            651-1000. The Banks, the Servicer and their respective affiliates may have normal banking relationships with the Owner Trustee and its affiliates.

The Notes.................................  Class A-1     % Asset Backed Notes in the aggregate principal amount
                                            of $59,500,000.00.

                                            Class A-2     % Asset Backed Notes in the aggregate principal amount
                                            of $119,000,000.00.

                                            Class A-3     % Asset Backed Notes in the aggregate principal amount
                                            of $113,000,000.00.

                                            Class A-4     % Asset Backed Notes in the aggregate principal amount
                                            of $73,000,000.00.

                                            Class A-5     % Asset Backed Notes in the aggregate principal amount
                                            of $132,000,000.00.

                                            Class A-6     % Asset Backed Notes in the aggregate principal amount
                                            of $88,000,000.00.

                                            Class A-7     % Asset Backed Notes in the aggregate principal amount
                                            of $57,000,000.00.

                                            Class A-8     % Asset Backed Notes in the aggregate principal amount

                                            of $85,000,000.00.

                                            Class A-9     % Asset Backed Notes in the aggregate principal amount
                                            of $61,000,000.00.

                                            Class A-10     % Asset Backed Notes in the aggregate principal amount
                                            of $65,000,000.00.

                                            The Notes will be issued by the Trust pursuant to an Indenture to be dated as of September 1, 1997 (the 'INDENTURE'), between the Trust and the Indenture Trustee. The Notes will be secured by the assets of the Trust.

                                            The Notes will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral multiples thereof. The
                                            Noteholders will not be entitled to receive Definitive Notes, except in the limited circumstances described herein. Noteholders may elect to hold their Notes through DTC (in the United States) or Cedel or
                                            Euroclear (in

                                            Europe). All references herein to Noteholders shall reflect the rights of Noteholders, as such rights may be exercised through DTC and its Participants (including Cedel and Euroclear), except as otherwise specified herein. See 'Description of the Notes--General'
                                            and 'Certain Information Regarding the Securities--Book-Entry
                                            Registration' herein.

The Certificates..........................  % Asset Backed Certificates with an initial Certificate Balance of
                                            $44,895,285.54. The Certificates will represent fractional undivided interests in the assets of the Trust (subject to the rights of the
                                            Noteholders as described herein) and will be issued pursuant to the
                                            Trust Agreement.

                                            The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof. The
                                            Certificateholders will not be entitled to receive Definitive
                                            Certificates, except in the limited circumstances described herein.
                                            All references herein to Certificateholders shall reflect the rights of Certificateholders, as such rights may be exercised through DTC and its Participants, except as otherwise specified herein. See
                                            'Description of the Certificates--General' and 'Certain Information
                                            Regarding the Securities--Book-Entry Registration' herein.

                                            No beneficial interest in a Certificate may be held directly or indirectly by a Foreign Investor. Each purchaser of Certificates and its assignees will be deemed to represent (i) that the beneficial owners of such Certificates are not Foreign Investors, and (ii) that it is not a Plan and that no Plan Assets of any Plan were used to acquire the Certificates.

                                            The rights of Certificateholders to receive distributions with respect to the Certificates will be subordinated to the rights of the
                                            Noteholders to receive interest on and principal of the Notes in the manner described herein.

The Trust.................................  The Trust is a business trust created under the laws of Delaware pursuant to the Trust Agreement. The activities of the Trust are limited by the terms of the Trust Agreement to acquiring, owning and managing the Receivables, issuing and making payments on the
                                            Securities and other activities related thereto. The assets of the
                                            Trust will include (i) the Receivables, including (A) with respect to
                                            Simple Interest Receivables, certain monies received thereunder on or after the Cutoff Date, and (B) with respect to Precomputed
                                            Receivables, certain monies due thereunder on or after the Cutoff
                                            Date, (ii) such amounts as from time to time may be held in one or more Trust Accounts established and maintained pursuant to the Sale and Servicing Agreement, as described herein, (iii) security interests in the Financed Vehicles, (iv) proceeds from the exercise of any Seller's recourse rights against Dealers, (v) proceeds from claims and other rights to payment on certain insurance policies, and
                                            (vi) any and all proceeds of the foregoing.

The Receivables...........................  The Receivables are retail installment sales contracts and purchase money notes and other notes secured by new and
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                                            used recreational vehicles (the 'FINANCED VEHICLES'). On the Closing
                                            Date, the Sellers will transfer the Receivables to the Trust in exchange for the Securities pursuant to a Sale and Servicing
                                            Agreement to be dated as of September 1, 1997 (as amended and supplemented from time to time, the 'SALE AND SERVICING AGREEMENT'), among the Trust, the Sellers and the Servicer. Chase will transfer
                                            Receivables to the Trust having an aggregate Principal Balance of
                                            $782,259,686.73 as of the Cutoff Date, and Chase USA will transfer
                                            Receivables to the Trust having an aggregate Principal Balance of
                                            $115,135,598.81 as of the Cutoff Date. See 'Description of the
                                            Transfer and Servicing Agreements' herein.

                                            The Receivables consist of all of the Recreational Vehicle Loans owned by the Sellers which met the criteria stated herein as of the
                                            Cutoff Date. No Receivable has a scheduled maturity that, after giving prospective effect to any permitted extensions or deferrals,

                                            would be later than July 31, 2017 (the 'FINAL SCHEDULED MATURITY
                                            DATE'). As of the Cutoff Date, the weighted average remaining maturity of the Receivables was approximately 130.42 months and the weighted average original maturity of the Receivables was
                                            approximately 169.06 months.

                                            The aggregate Principal Balance of the Receivables as of the Cutoff
                                            Date (the 'CUTOFF DATE POOL BALANCE') was $897,395,285.54, and the
                                            aggregate Principal Balance of the Receivables as of each of their respective origination dates (the 'ORIGINAL POOL BALANCE') was
                                            $1,112,869,763.05.

                                            The 'POOL BALANCE' as of any date will equal the aggregate Principal
                                            Balance of the Receivables as of the close of business on such date.

Terms of the Notes........................  The principal terms of the Notes are described below:

                                            Distribution Dates.  Payments of interest on and principal of the
                                            Notes will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day, commencing October 15, 1997. Payments will be made to holders of record of the Notes (the 'NOTEHOLDERS') as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, as of the last day of the preceding calendar month (each, a 'RECORD
                                            DATE'). A 'BUSINESS DAY' is a day on which banks located in New York,
                                            New York, Oklahoma City, Oklahoma, Wilmington, Delaware, and
                                            Minneapolis, Minnesota are open for the purpose of conducting a commercial banking business.

                                            Interest Rates.  Each class of Notes will bear interest at the fixed rate per annum specified for such class on the cover page hereof. The interest rate for each class of Notes is referred to herein as an
                                            'INTEREST RATE.'

                                            Interest.  Interest on the outstanding principal amount of each class of Notes will accrue at the applicable Interest Rate from and including the Closing Date (in the case of the first
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                                            Distribution Date) or from and including the most recent Distribution
                                            Date on which interest has been paid to but excluding the following
                                            Distribution Date (each, an 'INTEREST ACCRUAL PERIOD'). On each
                                            Distribution Date, the Indenture Trustee will distribute pro rata to the Noteholders of each class accrued interest at the applicable
                                            Interest Rate on the outstanding principal balance generally to the extent of the Available Amount after the Servicer has been paid the

                                            Servicer Payment. See 'Description of the Transfer and Servicing
                                            Agreements--Distributions' herein. Interest on the the Class A-1
                                            Notes will be calculated on the basis of a 360-day year based on the actual number of days elapsed during the related Interest Accrual
                                            Period, and interest on the other classes of Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
                                            Interest on the Notes of any class for any Distribution Date due but not paid on such Distribution Date will be due on the next
                                            Distribution Date in addition to an amount equal to interest on such amount at the applicable Interest Rate (to the extent lawful). See
                                            'Description of the Notes--Payments of Interest' and 'Description of
                                            the Transfer and Servicing Agreements-- Distributions' herein.

                                            Principal.  Principal of the Notes will be payable on each
                                            Distribution Date in an amount equal to the Noteholders' Principal
                                            Distributable Amount for such Distribution Date, to the extent of the
                                            Available Amount remaining after the Servicer has been paid the
                                            Servicer Payment, the Noteholders' Interest Distributable Amount has
                                            been deposited into the Note Distribution Account and the
                                            Certificateholders' Interest Distributable Amount has been deposited into the Certificate Distribution Account. The Noteholders' Principal
                                            Distributable Amount for a Distribution Date will equal 100% of the
                                            Principal Distributable Amount for such Distribution Date until the
                                            Notes have been paid in full and will be calculated by the Servicer in the manner described under 'Description of the Transfer and
                                            Servicing Agreements--Distributions.'

                                            No principal payments will be made on any class of Notes until all
                                            Notes with preceding class designations have been paid in full. For example, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, and no principal payments will be made on the Class A-3 Notes until the Class A-2
                                            Notes have been paid in full.

                                            No principal will be distributed to the Certificateholders until the
                                            Notes have been paid in full.

                                            The outstanding principal amount of each class of Notes, to the extent not previously paid, will be payable on the Distribution Date specified for such class on the cover page hereof (each, a 'NOTE
                                            FINAL SCHEDULED DISTRIBUTION DATE') from funds available therefor as described herein.
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Terms of the Certificates.................  The principal terms of the Certificates are described below:


                                            Distribution Dates.  Distributions with respect to the Certificates will be made on each Distribution Date, commencing October 15, 1997.
                                            Distributions will be made to holders of record of the Certificates
                                            (the 'CERTIFICATEHOLDERS' and, together with the Noteholders, the
                                            'SECURITYHOLDERS') as of the related Record Date.

                                            Certificate Rate.      % per annum (the 'CERTIFICATE RATE').

                                            Interest.  Interest in respect of a Distribution Date will accrue during the related Interest Accrual Period. On each Distribution
                                            Date, the Owner Trustee will distribute pro rata to
                                            Certificateholders accrued interest at the Certificate Rate on the outstanding Certificate Balance generally to the extent of the
                                            Available Amount remaining after the Servicer has been paid the
                                            Servicer Payment and the Noteholders' Interest Distributable Amount
                                            has been deposited into the Note Distribution Account. Interest will be calculated on the basis of a 360-day year consisting of twelve
                                            30-day months. Distributions of interest on the Certificates are subordinated to payment of interest on the Notes. If an Event of
                                            Default occurs and the Notes are accelerated, Certificateholders will not be entitled to receive any distributions of interest or principal until the Notes have been paid in full. See 'Description of the
                                            Notes--the Indenture' herein. Interest on the Certificates for any
                                            Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date in addition to an amount equal to interest on such amount at the Certificate Rate (to the extent lawful).

                                            Principal.  No distributions of principal of the Certificates will be made until the Notes have been paid in full. On each Distribution
                                            Date commencing on the Distribution Date on which the Notes are paid in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders' Principal Distributable
                                            Amount for such Distribution Date, to the extent of the Available
                                            Amount remaining after the Servicer has been paid the Servicer
                                            Payment, interest and principal have been paid in respect of the
                                            Notes and interest has been paid in respect of the Certificates. The
                                            Certificateholders' Principal Distributable Amount for each
                                            Distribution Date generally will equal 100% of the Principal
                                            Distributable Amount (after payment of any outstanding Notes in full)
                                            and will be calculated by the Servicer in the manner described under
                                            'Description of the Transfer and Servicing Agreements--Distributions'
                                            herein.

                                            The outstanding principal amount, if any, of the Certificates is expected to be paid in full on the August 2017 Distribution Date (the
                                            'CERTIFICATE FINAL SCHEDULED DISTRIBUTION DATE').

                                            Optional Prepayment.  After the Notes have been paid in full, the
                                            Certificates will be prepaid on any Distribution Date on which the
                                            Servicer exercises its option to purchase the Receivables, and the
                                            Certificates will be retired. Such
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                                            prepayment may occur on any Distribution Date following the last day of any Collection Period as of which the Pool Balance declines to 5%
                                            or less of the Cutoff Date Pool Balance. See 'Description of the
                                            Certificates--Optional Prepayment' herein.

                                            Limited Rights.  If an Event of Default occurs under the Indenture, except as described herein, the Certificateholders will not have any right to direct or to consent to any remedies therefor exercisable by the Indenture Trustee, including the sale of the Receivables, until the Notes have been paid in full, and if an Event of Servicing
                                            Termination occurs, the Certificateholders will not have any right to direct or consent to removal of the Servicer or the waiver of such
                                            Event of Servicing Termination until the Notes have been paid in full. See 'Risk Factors--Rights of Noteholders and
                                            Certificateholders' and 'Description of the Transfer and Servicing
                                            Agreements--Rights Upon Event of Servicing Termination' and '--Waiver
                                            of Past Defaults' herein.

Reserve Account...........................  The Sellers will establish a reserve account (the 'RESERVE ACCOUNT')
                                            in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders to be pledged by the Trust to the Indenture
                                            Trustee as collateral for the Notes. The Reserve Account will be funded with an initial deposit by the Sellers of cash or certain investments having a value of $13,460,929.28 (1.5% of the Cutoff Date
                                            Pool Balance) (the 'RESERVE ACCOUNT INITIAL DEPOSIT'). In addition, on each Distribution Date, any remaining Available Amount with respect to the preceding calendar month (the 'COLLECTION PERIOD' with respect to such Distribution Date) after payment of the Servicing
                                            Payment to the Servicer and deposits into the Note Distribution
                                            Account and the Certificate Distribution Account have been made will be deposited into the Reserve Account. On each Distribution Date, any amounts on deposit in the Reserve Account in excess of the Specified
                                            Reserve Account Balance will be distributed to the Sellers in accordance with the Sale and Servicing Agreement.

                                            On or prior to each Deposit Date, the Owner Trustee will withdraw funds from the Reserve Account, to the extent of the funds therein, to the extent (x) the amounts required to be distributed to the
                                            Servicer, the Noteholders and the Certificateholders on the related
                                            Distribution Date exceeds (y) the Available Amount for such
                                            Distribution Date. Amounts so withdrawn will be deposited into the
                                            Collection Account. If the amount in the Reserve Account is reduced to zero and, in the case of the Noteholders, to the extent the subordination of amounts distributable to Certificateholders is insufficient, Noteholders and Certificateholders will bear the credit and other risks associated with ownership of the Receivables,

                                            including the risk that the Trust may not have a perfected security interest in the Financed Vehicles. See 'Description of the Transfer
                                            and Servicing Agreements--Subordination of the
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                                            Certificates; Reserve Account' and 'Certain Legal Aspects of the
                                            Receivables' herein.

Specified Reserve Account
  Balance.................................  On any Distribution Date, the specified reserve account balance (the
                                            'SPECIFIED RESERVE ACCOUNT BALANCE') will equal 2.00% (3.00% under certain circumstances described herein) of the Pool Balance as of the related Settlement Date, but in no event will be less than the lesser of (i) $8,973,952.86 (1.00% of the Cutoff Date Pool Balance) and (ii)
                                            such Pool Balance. The Specified Reserve Account Balance with respect to any Distribution Date may be reduced to a lesser amount as determined by the Sellers, provided that such reduction does not adversely affect the rating by a Rating Agency of any class of Notes or the Certificates.

Monthly Advances..........................  With respect to each Receivable as to which there has been a Payment
                                            Shortfall during the related Collection Period (other than a Payment
                                            Shortfall arising from a Receivable which has been prepaid in full or which has been subject to a Relief Act Reduction during the related
                                            Collection Period), on each Deposit Date the Servicer will be obligated to advance funds in the amount of such Payment Shortfall
                                            (each, a 'MONTHLY ADVANCE'), but only to the extent that the
                                            Servicer, in its good faith judgment, expects to recover such Monthly
                                            Advance from subsequent payments on such Receivable made by or on behalf of the obligor thereunder (the 'OBLIGOR') (but only to the extent of expected interest collections in the case of a Simple
                                            Interest Receivable) or from Net Liquidation Proceeds or insurance proceeds with respect to such Receivable. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Receivable. If the Servicer determines in its good faith judgment that an unreimbursed Monthly Advance will not ultimately be recoverable from subsequent collections or that the related Receivable will be sold pursuant to the Sale and Servicing
                                            Agreement, the Servicer shall be reimbursed for such Monthly Advance from collections on all Receivables in accordance with the priority of distributions described herein. In determining whether a Monthly
                                            Advance is or will be nonrecoverable, the Servicer need not take into account any amounts it might receive in a deficiency judgment against an Obligor. The Servicer will not make a Monthly Advance in respect of (i) the principal component of any scheduled payment on a Simple
                                            Interest Receivable or (ii) a Payment Shortfall arising from a

                                            Receivable which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Collection Period. See
                                            'Description of the Transfer and Servicing Agreements--Monthly
                                            Advances' herein.

                                            'PAYMENT SHORTFALL' means (i) with respect to any Simple Interest
                                            Receivable and any Collection Period, the excess of (A) the product of (1) one-twelfth of the Contract Rate of such Receivable and (2)
                                            the outstanding principal amount of such Receivable as of the related
                                            Settlement Date (or, in the case
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                                            of the first Collection Period, as of the Cutoff Date) over (B) the amount of interest, if any, collected on such Receivable during the related Collection Period and (ii) with respect to any Precomputed
                                            Receivable and any Collection Period, the excess of (A) the scheduled payment due on such Precomputed Receivable during the related
                                            Collection Period over (B) the amount with respect to such payment collected on such Receivable (including any amounts allocated from the Paid-Ahead Account with respect to such Collection Period).

Collection Account; Priority of
  Payments................................  The Servicer will be required to remit collections (including Net
                                            Liquidation Proceeds) received with respect to the Receivables during the related Collection Period and any other amounts constituting the
                                            Available Amount to an account in the name of the Indenture Trustee
                                            (the 'COLLECTION ACCOUNT') on each Deposit Date, net of any amounts due or distributable to the Sellers and the Servicer to the extent described in 'Description of the Transfer and Servicing
                                            Agreement--Net Deposits' herein (except upon the occurrence of certain conditions described in 'Description of the Transfer and
                                            Servicing Agreement--Collections' herein). Pursuant to the Sale and
                                            Servicing Agreement, the Servicer will have the revocable power to instruct the Indenture Trustee or the Paying Agent to withdraw the
                                            Available Amount on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Servicer Payment (if not deducted from the Servicer's remittance as described herein), (ii) the Noteholders'
                                            Interest Distributable Amount into the Note Distribution Account,
                                            (iii) the Certificateholder's Interest Distributable Amount into the
                                            Certificate Distribution Account (except as described below), (iv)
                                            the Noteholders' Principal Distributable Amount into the Note
                                            Distribution Account and (v) the Certificateholders' Principal
                                            Distributable Amount into the Certificate Distribution Account.

                                            Notwithstanding the foregoing, if an Event of Default occurs and the maturity of the Notes is accelerated, the Certificateholders will not be entitled to receive any distributions in respect of the
                                            Certificates until the Notes have been paid in full.

Paid-Ahead Amounts........................  Payments by or on behalf of Obligors on Precomputed Receivables which do not constitute scheduled payments or full prepayments ('PAID-AHEAD
                                            AMOUNTS') will be retained by the Servicer, will not be deposited into the Paid-Ahead Account at any time and will not be deposited into the Collection Account until such time as the paid-ahead payment falls due (except upon the occurrence of certain events described in
                                            'Description of the Transfer and Servicing Agreement--Collections'
                                            herein). As of the Cutoff Date, the Servicer held $561,500.57 of
                                            Paid-Ahead Amounts on the
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                                            Receivables. See 'Description of the Transfer and Servicing
                                            Agreements--Paid-Ahead Precomputed Receivables' herein.

Servicer Payment..........................  The Servicer will be entitled to receive a servicing fee, payable on each Distribution Date (the 'SERVICING FEE'), in an amount equal to the sum of (i) one-twelfth of the product of 0.50% (the 'SERVICING
                                            FEE RATE') and the Pool Balance as of the close of business on the last day of the second preceding Collection Period (the 'SETTLEMENT
                                            DATE') and (ii) any Administrative Fees paid by the Obligors during the related Collection Period. The 'SERVICER PAYMENT' with respect to any Distribution Date will be equal to the sum of the reimbursement then due to the Servicer for outstanding Monthly Advances and the
                                            Servicing Fee for such Distribution Date (including any unpaid
                                            Servicing Fees for past Distribution Dates). See 'Description of the
                                            Transfer and Servicing Agreements--Servicing Compensation' and '--Net
                                            Deposits' herein.

Administration Agreements.................  Each of CITSF and Chase, in its capacity as an administrator of the
                                            Trust (each, an 'ADMINISTRATOR'), will enter into an agreement (each, an 'ADMINISTRATION AGREEMENT') with the Trust and the Indenture
                                            Trustee. Pursuant to each Administration Agreement, each
                                            Administrator will agree to provide certain notices and to perform certain other administrative functions required of the Trust pursuant to the Transfer and Servicing Agreements and specified in such
                                            Administration Agreement as being the responsibility of such
                                            Administrator. See 'Description of the Transfer and Servicing
                                            Agreements--Administration Agreements' herein.

Certain Federal Income Tax
  Considerations..........................  Upon issuance of the Securities, Simpson Thacher & Bartlett, special
                                            United States federal income tax counsel to the Sellers, will deliver its opinion generally to the effect that under current law the Notes will be characterized as debt, and the Trust will not be
                                            characterized as an association (or a publicly traded partnership)
                                            taxable as a corporation. Each Noteholder, by the acceptance of a
                                            Note, will agree to treat the Notes as indebtedness, and each
                                            Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for all United States federal, state and local tax purposes.
                                            Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'Certain Federal Income Tax Consequences'
                                            herein.

Legal Investment..........................  The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment
                                            Company Act of 1940, as amended.

ERISA Considerations......................  Subject to the considerations described herein under 'ERISA
                                            Considerations,' the Notes are eligible for purchase with Plan Assets of any Plan. A fiduciary or other person contemplating purchasing the
                                            Notes on behalf of or with Plan Assets of any
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                                            Plan should carefully review with its legal advisors whether the purchase or holding of the Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.

                                            The Certificates may not be acquired by or on behalf of a Plan or with Plan Assets. By its acceptance of a Certificate, each
                                            Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations. The restrictions contained in the foregoing representation and warranty shall not apply to the acquisition or holding of Certificates with assets of the general account of an insurance company to the extent that the acquisition or holding, respectively, of such Certificates (i) is and will be permissible under Section 401(c) of ERISA and final regulations thereunder or another exemption under ERISA and (ii) does not and will not result in the contemplated operations of the Trust being treated as non-exempt prohibited transactions. Persons contemplating acquiring the Certificates should consult their counsel to determine whether they are purchasing on behalf of, or with Plan
                                            Assets of, any Plan. See 'ERISA Considerations' herein for additional information, including special considerations for purchasers using assets of an insurance company general account.


Ratings of the Notes......................  It is a condition to the issuance of the Securities that (i) the
                                            Class A-1 Notes be rated in the highest short-term rating category and (ii) the Notes of each other class be rated in the highest long-term rating category, in each case by Moody's Investors Service, a division of Dun & Bradstreet ('MOODY'S'), Standard & Poor's Ratings
                                            Services, a division of the McGraw-Hill Companies ('STANDARD &
                                            POOR'S') and Duff & Phelps Credit Rating Company ('DUFF & PHELPS,'
                                            and together with Moody's and Standard & Poor's, the 'RATING
                                            AGENCIES'). There can be no assurance that any rating will not be lowered or withdrawn by the related Rating Agency if, in its judgment, circumstances in the future so warrant. See 'Risk
                                            Factors--Ratings of the Securities' herein.

Rating of the Certificates................  It is a condition to the issuance of the Securities that the
                                            Certificates be rated at least in the 'A' category, or its equivalent, by at least one Rating Agency. There can be no assurance that any rating will not be lowered or withdrawn by the related
                                            Rating Agency if, in its judgment, circumstances in the future so warrant. See 'Risk Factors--Ratings of the Securities' herein.
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                                       11

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                                  RISK FACTORS

     Investors should consider, among other things, the following risk factors in connection with any purchase of the Securities.

LIMITED LIQUIDITY

     There is currently no secondary market for the Securities offered hereby.
The Underwriters currently intend to make a market in the Securities, but are not under any obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities.

TRUST'S RELATIONSHIP TO THE SELLERS AND THE SERVICER


     The Notes represent obligations of, and the Certificates represent beneficial interests in, the Trust only and do not represent obligations of, or interests in, either Seller, the Servicer or any of their respective Affiliates.
None of the Sellers or the Servicer is generally obligated to make any payments in respect of the Securities or the Receivables. See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables' herein.


SERVICING


     In connection with the Servicing Transfer, the right to service or subservice the Receivables and all other Recreational Vehicle Loans then serviced by CFMC was sold to CITSF. CITSF began servicing the Receivables on August 18, 1997. The Sellers and their affiliates (other than CIT and its affiliates) are no longer financing or servicing Recreational Vehicle Loans.
Although steps were taken and will continue to be taken to ensure an orderly and efficient transfer of the servicing of the Receivables to CITSF, the Sellers anticipate a temporary increase in the number of delinquent Receivables during the first few months following such transfer.



     The Sale and Servicing Agreement provides that if, at the end of any calendar year or, in the case of 1997, the last four months of 1997, Aggregate
Losses on the Receivables exceed 0.80% of the average of the month-end principal balances of the Receivables for each month in such calendar year or, in the case of 1997, partial calendar year, the Servicer may be replaced at the direction of the Sellers as described herein. There can be no assurance that the replacement of CITSF as Servicer would not adversely affect the performance of the Receivables or result in delays in payments on the Securities. See 'Description of the Transfer and Servicing Agreements--Certain Matters Regarding the
Servicer' herein.




     The Servicing Transfer Agreements set forth certain requirements and restrictions with respect to CITSF's activities as Servicer, including a restriction on CITSF's ability to make any changes to the servicing policies and procedures applicable to the Receivables that would have a material effect on the collectibility of the Receivables without CFMC's consent. These requirements and restrictions could result in the Servicer's servicing the Receivables from time to time in accordance with policies and procedures which are materially different than those it follows with respect to its own serviced portfolio of recreational vehicle loans at such time. There can be no assurance that such requirements and restrictions will not adversely affect the performance of the Receivables. See 'Description of the Transfer and Servicing
Agreements--Servicing and Insurance Procedures' herein.


LIMITED ASSETS; SUBORDINATION


     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the amounts on deposit in the Reserve Account. Noteholders and Certificateholders generally must rely for repayment upon payments on the Receivables and, if and to the extent available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, amounts on deposit in the Reserve Account. However, funds deposited in the Reserve Account are limited in amount, and the amount required to be maintained on deposit therein will be reduced as the Pool Balance declines. If the amount on deposit in the Reserve Account is exhausted, and, in the case of the Noteholders, to the extent the


                                       12


subordination of amounts distributable to Certificateholders is insufficient, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates. The Securities will not be insured or guaranteed by the Sellers, the Servicer, the Owner Trustee, the Indenture Trustee or any affiliate thereof.



     Distributions of principal of the Certificates will be subordinated in priority of payment to payments of interest and principal due on the Notes. The Certificateholders will not receive any distributions of interest with respect to an Interest Accrual Period until the full amount of interest due on the Notes with respect to such Interest Accrual Period has been deposited in the Note Distribution Account, and if an Event of Default occurs and the Notes are accelerated, the Certificateholders will not receive any distributions of interest with respect to an Interest Accrual Period until the Notes are paid in full. The Certificateholders will not receive any distributions of principal until the Distribution Date on which the Notes are paid in full. See

'Description of the Transfer and Servicing Agreements--Distributions' herein.


RATINGS OF THE SECURITIES


     It is a condition to the issuance of the Securities that (i) the Class A-1 Notes be rated in the highest short-term rating category by each Rating Agency,
(ii) the Notes of each other class be rated in the highest long-term rating category by each Rating Agency and (iii) the Certificates be rated at least in the 'A' category, or its equivalent, by at least one Rating Agency. A rating is not a recommendation to purchase, hold or sell the Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on and ultimate payment of principal of the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by the related Rating Agency if in its judgment circumstances in the future so warrant.


CERTAIN LEGAL ASPECTS


     Security Interest in Financed Vehicles. Perfection of security interests in the Financed Vehicles and enforcement of rights to realize upon the value of the Financed Vehicles as collateral for the Receivables are subject to a number of state laws, including the Uniform Commercial Code as adopted in each state and certificate of title statutes. In connection with the sale of the Receivables to the Trust, each Seller will assign its security interest in each individual Financed Vehicle to the Trust. However, due to administrative burden and expense, none of the Sellers, the Servicer or the Owner Trustee will amend the certificates of title or UCC-1 financing statements, if any, with respect to the Financed Vehicles to identify the Trust or the Indenture Trustee as the new secured party. In addition, the certificates of title and the UCC-1 financing statements with respect to the Financed Vehicles relating to those Receivables not originated by either Seller have not been and will not be amended to reflect any interim transfers of ownership of the security interests in such Financed Vehicles. See 'The Receivables Pool--Chase RV Finance' herein. In a majority of states, the assignment of a Receivable together with the related security interest is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title or of any UCC-1 financing statements, and the new owner of the Receivable succeeds to the original secured party's rights in the related Financed Vehicle as against creditors of the Obligor. In certain states, in the absence of such amendment and delivery or execution and filing of transfer instruments with the appropriate governmental authorities to reflect the successive assignments of the security interest in such Financed Vehicle, the related Seller (if not secured party of record), the Trust and/or the Indenture Trustee may not have a perfected security interest in such Financed Vehicle.



     Each Seller will be obligated to repurchase any Receivable sold by it to the Trust as to which such Seller has represented that the originator of such Receivable has a first perfected security interest in the Financed Vehicle securing such Receivable, if a breach of such representation shall materially adversely affect the interest of the Securityholders in such Receivable and if a breach of such representation shall not have been cured. If the Trust does not have a perfected security interest in a Financed Vehicle, the only recourse of the Trust with respect to third parties would be against the related Obligor on an unsecured basis or (if the related originator did not have a perfected security interest in such Financed Vehicle) against the related Seller pursuant to its repurchase obligation.


     If the Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests in such Financed Vehicle. However, under the laws of many states, certain possessory liens for repairs and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. In addition, through fraud or negligence, the Trust could lose its security interest or the priority of its security interest in a Financed Vehicle. None of the Sellers or the Servicer will have an obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in the Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to the Trust (other than through fraud or negligence of a Seller or the Servicer). See 'Certain Legal Aspects of the Receivables--Security Interests in the Financed Vehicles' herein.


     Transfer of Receivables to the Trust. Each of the Sellers intends that the transfer of the Receivables by it to the Trust under the Sale and Servicing Agreement constitute a sale. In the event that either Seller were to become insolvent, the Federal Deposit Insurance Act ('FDIA'), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), sets forth certain powers that the FDIC may exercise if it were appointed receiver of such Seller. To the extent that a Seller has granted a security interest in the Receivables transferred by it to the Trust and that interest was validly perfected before such Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such Seller or its creditors, that security interest would not be subject to avoidance by the FDIC as receiver of such Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, if appointed receiver of either Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, or were to require the Owner Trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Seller as provided under the FDIA, delays in payments on the Securities and possible reductions in the amount of those payments could occur.

GEOGRAPHIC CONCENTRATION OF RECEIVABLES


     Based on the Cutoff Date Pool Balance, 28.97%, 9.29% and 6.34% of the Receivables had Obligors (in the case of Receivables originated without the involvement of Dealers) or were originated by Dealers (in the case of Receivables originated with the involvement of Dealers) with mailing addresses in California, Texas and Florida, respectively. Because of the relative lack of geographic diversity, losses on the Receivables may be more sensitive to the economies of such states than would be the case if there were more geographic diversification. An economic downturn in California, Texas or Florida may have an adverse effect on the ability of Obligors in such states to meet their payment obligations under the Receivables.


MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the Notes and the Certificates will generally be influenced by the rate at which the principal balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. The Receivables are prepayable by the Obligors at any time. Prepayments may also result from Receivables becoming Liquidated Receivables. Any reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables will be borne entirely by the Securityholders. See also 'Description of the Transfer and Servicing Agreements--Termination' regarding the Servicer's option to purchase the Receivables.

     In addition, the Servicer may, on a case-by-case basis, permit extensions with respect to the Due Dates of payments on Receivables in accordance with the Servicing Transfer Agreements and the

Sale and Servicing Agreement. See 'Description of the Transfer and Servicing Agreements--Servicing and Insurance Procedures' herein. Any such deferrals or extensions may increase the weighted average life of the Securities. However, the Servicer will not be permitted to grant any such deferral or extension if as a result the final scheduled payment on a Receivable would fall after the Final Scheduled Maturity Date unless the Servicer purchases the affected Receivable.

RISK OF COMMINGLING


     Under the Sale and Servicing Agreement, for so long as CITSF is the Servicer and CITSF satisfies certain requirements for making deposits less than daily, the Servicer will not be required to deposit payments on and proceeds of the Receivables collected during each Collection Period into the Collection Account until the related Deposit Date and will not be required to deposit Paid-Ahead Amounts into the Paid-Ahead Account or the Collection Account until such time as the paid-ahead payment falls due. Pending deposit into the Collection Account, as provided in the Servicing Transfer Agreements, collections will be transferred by the Servicer to CFMC and held by CFMC until the Business Day prior to the Deposit Date. The Servicer is required to make deposits into the Collection Account on the Deposit Date regardless of whether CFMC returns such funds to the Servicer. If the Servicer were unable to remit such funds (if, for example, CFMC fails to return such funds to the Servicer prior to the Deposit Date and the Servicer does not otherwise have funds available), the Securityholders might incur a loss. The Sellers or the Servicer may, in order to satisfy the requirements for making deposits less frequently than daily, obtain a letter of credit or other security for the benefit of the Trust to secure timely remittances of collections on the Receivables and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by a Seller or purchased by the Servicer. See 'Description of the Transfer and Servicing Agreements--Collections' herein.


INSURANCE


     Each Receivable requires the Obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance with respect to the related Financed Vehicle. Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. Prior to August 18, 1997, in the event an obligor under a Recreational Vehicle Loan did not maintain the required insurance coverage with respect to the related financed vehicle and the outstanding balance and months remaining to maturity on such Recreational Vehicle Loan were greater than $5,000 and 15 months, respectively, CFMC purchased a collateral protection insurance policy on behalf of such obligor. Although insurance will continue to be required pursuant to the terms of the Receivables, none of the Sellers or CITSF as Servicer will be obligated to purchase collateral protection insurance on behalf of any Obligor, verify if any insurance required under a Receivable is being maintained by any Obligor or be obligated to pursue any remedies under any Receivable or applicable law as a result of any failure of an Obligor to maintain any such insurance. See 'Description of Transfer and Servicing Agreements--Servicing and Insurance Procedures' herein. As a result of this change in policy, the number of Financed Vehicles that are not covered by collateral protection insurance may be greater than that reflected in the historical performance of the Chase RV Finance Portfolio. The term 'CHASE RV FINANCE PORTFOLIO' refers to the portfolio of Recreational Vehicle Loans owned and/or serviced by Chase RV Finance prior to the Servicing Transfer (including the Recreational Vehicle Loans sold pursuant to prior securitizations which CFMC continued to service prior to the Servicing Transfer).


RIGHTS OF NOTEHOLDERS AND CERTIFICATEHOLDERS

     In general, the Certificateholders may direct the Owner Trustee in the administration of the Trust. However, because the Trust will pledge the Trust property to the Indenture Trustee to secure the payment of the Notes, including in such pledge the rights of the Trust under the Sale and Servicing Agreement, the Indenture Trustee and not the Certificateholders will have the power to direct the Owner Trustee to take certain actions in connection with the administration of the Trust property until the Notes have been paid in full and the lien of the Indenture has been released. In addition, the Certificateholders will not be allowed to direct the Owner Trustee to take any action that conflicts with the provisions of the Sale and Servicing Agreement. The Indenture will specifically prohibit the Owner

Trustee from taking any action that would impair the Indenture Trustee's security interest in the Trust property and will require the Owner Trustee to obtain the consent of the Indenture Trustee or Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding before modifying, amending, supplementing, waiving or terminating any provision of the Sale and Servicing Agreement. Therefore, except as described herein, until the Notes have been paid in full, the ability to direct the Trust with respect to certain actions permitted to be taken under the Sale and Servicing Agreement rests with the Indenture Trustee and the Noteholders.



     If an Event of Default under the Indenture occurs and the Notes are accelerated, the Indenture Trustee will have the right or be required in certain circumstances to exercise remedies as a secured party, including selling the Receivables, to pay the principal of, and accrued interest on, the Notes. Upon the occurrence of an Event of Default, except as described herein, the Certificateholders will not have any right to direct or to consent to any actions by the Indenture Trustee until the Noteholders have been paid in full. There is no assurance that the proceeds of any sale of the Receivables would be equal to or greater than the aggregate outstanding principal amount of the Notes and the Certificate Balance plus, in each case, accrued interest thereon. Because neither interest nor principal is distributed to the Certificateholders following an Event of Default and acceleration of the Notes until the Notes have been paid in full, the interests of the Noteholders and the Certificateholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies may cause the Certificateholders to suffer a loss of all or part of their investment. See 'Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default' herein.



     In the event that an Event of Servicing Termination occurs, the Indenture Trustee or Noteholders evidencing not less than a majority of the aggregate principal amount of the Notes then outstanding, as described under 'Description of the Transfer and Servicing Agreements--Rights upon an Event of Servicing Termination' herein, may remove the Servicer without the consent of the Owner Trustee or any of the Certificateholders. None of the Certificateholders will have the ability, with certain specified exceptions, to waive defaults by the

Servicer, including defaults that could materially adversely affect the Certificateholders. See 'Description of the Transfer and Servicing Agreements--Waiver of Past Defaults' herein.


                                   THE TRUST

GENERAL


     The Issuer, Chase Manhattan RV Owner Trust 1997-A, is a business trust created for the transaction described herein under the laws of the State of Delaware pursuant to a Certificate of Trust filed with the Secretary of State of the State of Delaware on July 17, 1997 and the Trust Agreement. The activities of the Trust are limited by the terms of the Trust Agreement to (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds thereof, (ii) issuing the Notes and the Certificates to finance such assets, (iii) making payments on the Notes and the Certificates issued by it and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust will not acquire any contracts or assets other than the Trust property described below and will not have any need for additional capital resources. As the Trust does not have any operating history and will not engage in any activity other than acquiring and holding the Receivables, issuing the Notes and Certificates and making distributions thereon, there has not been included herein any historical or pro forma financial statements or ratio of earnings to fixed charges with respect to the Trust. Inasmuch as the Trust has no operating history, it is not possible to predict the operating performance of the Trust while the Notes and Certificates are outstanding. While management of each of the Sellers believes that the loss and delinquency experience contained herein for recent periods are representative of past performance of Recreational Vehicle Loans in the Chase RV Finance Portfolio, there is no assurance that such performance is indicative of the future performance of the Receivables, since future performance may be impacted by, among other things, general economic conditions and economic conditions in the geographical areas in which the Obligors reside including, for example, unemployment rates, the servicing by CITSF of the Receivables and the lack of force-placed insurance on uninsured Financed Vehicles.

     The Certificate Balance represents the equity in the Trust. The Notes and the Certificates will be transferred to the Sellers by the Trust in exchange for the Receivables pursuant to the Sale and Servicing Agreement.


     The Trust property will include a pool (the 'RECEIVABLES POOL') comprised of retail installment sales contracts and purchase money notes and other notes secured by Financed Vehicles ('RECREATIONAL VEHICLE LOANS') and, except as described herein, (i) with respect to Simple Interest Receivables, all monies received thereunder on and after the Cutoff Date and (ii) with respect to

Precomputed Receivables, all monies due thereunder on or after the Cutoff Date (including any outstanding Paid-Ahead Amounts) (collectively, the 'RECEIVABLES'). The Trust property will also include: (i) such amounts as from time to time may be held in one or more Trust Accounts established and maintained pursuant to the Sale and Servicing Agreement, as described herein;
(ii) security interests in the Financed Vehicles; (iii) proceeds from the exercise of the Sellers' recourse rights against Dealers (as described herein under 'The Receivables Pools--Origination of Recreational Vehicle Loans'); and
(iv) proceeds from claims and other rights to payment on theft and physical damage, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables. The Sale and Servicing Agreement sets forth criteria that must be satisfied by each Receivable. See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables' herein. Each Receivable will be identified in one of the schedules appearing as exhibits to the Sale and Servicing Agreement. The Trust property will not include any Administrative Fees incurred by the Obligors prior to August 18, 1997, any forced-placed insurance premiums that are not included in the Principal Balances of the related Receivables ('EXCLUDED FORCED-PLACED INSURANCE PREMIUMS') or any scheduled payments due on the Precomputed Receivables prior to the Cutoff Date ('EXCLUDED PRECOMPUTED AMOUNTS').



     If the protection provided to the Noteholders by the subordination of amounts distributable on the Certificates and the protection provided to the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Liquidated Receivables to make payments on the Notes and distributions on the Certificates. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See 'Description of the Transfer and Servicing Agreements--Distributions,' '--Subordination of the Certificates; Reserve Account' and 'Certain Legal Aspects of the Receivables' herein.


     The Trust's principal offices are in Delaware at the address listed below under '--The Owner Trustee.'

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:


Notes................................................   $852,500,000.00
Certificates.........................................     44,895,285.54
                                                        ---------------

     Total...........................................   $897,395,285.54
                                                        ---------------
                                                        ---------------


THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Each Seller, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

GENERAL

     The Receivables held by the Trust will consist of all of the Recreational Vehicle Loans owned by the Sellers meeting several criteria as of the Cutoff Date, including the criteria stated below. Each Receivable:

          (i) is not secured by a Financed Vehicle in repossession status;

          (ii) has not been identified on the computer files of the Servicer as relating to an Obligor who has filed for bankruptcy;

          (iii) is not delinquent for 60 or more days; and

          (iv) was not originated by Chase N.A. or any of its affiliates prior to the Chase/Chemical Merger.


     Approximately 93.94% of the Cutoff Date Pool Balance were Simple Interest Receivables and approximately 6.06% of the Cutoff Date Pool Balance were Precomputed Receivables. Approximately 68.83% of the Cutoff Date Pool Balance related to New Financed Vehicles and approximately 31.17% of the Cutoff Date Pool Balance related to Used Financed Vehicles. As used herein, a 'NEW FINANCED VEHICLE' means a Financed Vehicle the model year of which was the year of origination of the related Receivable or a later year, and a 'USED FINANCED VEHICLE' means a Financed Vehicle the model year of which was earlier than the year of origination of the related Receivable. There can be no assurance that these definitions accurately identify all Financed Vehicles which were new or used at the time the related Receivables were originated.



     Approximately 28.97%, 9.29% and 6.34% of the Cutoff Date Pool Balance were Receivables whose Obligors (in the case of Receivables originated without the involvement of Dealers) or whose Dealers (in the case of Receivables originated with the involvement of Dealers) had mailing addresses in the States of California, Texas and Florida, respectively. Approximately 1.38% of the Cutoff Date Pool Balance were Receivables delinquent between 30 and 59 days as of the Cutoff Date.



     All statistical information with respect to the Receivables set forth in the following tables is given as of the Cutoff Date.

                         COMPOSITION OF THE RECEIVABLES

   WEIGHTED AVERAGE                               AVERAGE
     CONTRACT RATE          CUTOFF DATE         CUTOFF DATE           ORIGINAL         AVERAGE ORIGINAL      NUMBER OF
        (RANGE)            POOL BALANCE      PRINCIPAL BALANCE      POOL BALANCE       PRINCIPAL BALANCE    RECEIVABLES
-----------------------   ---------------    -----------------    -----------------    -----------------    -----------
         9.31%            $897,395,285.54       $ 31,555.09       $1,112,869,763.05       $ 39,131.82          28,439
    (6.5% to 17.9%)

                           WEIGHTED          WEIGHTED
                            AVERAGE          AVERAGE
   WEIGHTED AVERAGE      ORIGINAL TERM    REMAINING TERM
     CONTRACT RATE          (RANGE            (RANGE
        (RANGE)           IN MONTHS)        IN MONTHS)
-----------------------  -------------    --------------
         9.31%                169.06          130.42
    (6.5% to 17.9%)          (24-240)         (1-236)


                         DISTRIBUTION BY CONTRACT RATE


                                                      PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                                       NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
CONTRACT RATE RANGE                   RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
-----------------------------------   -----------    ---------------    ---------------    -------------
 6.50 to  6.99%....................           8             0.03%       $    447,481.78          0.05%
 7.00 to  7.49%....................          70             0.25           3,192,322.96          0.36
 7.50 to  7.99%....................       1,300             4.57          68,067,612.34          7.59
 8.00 to  8.49%....................       2,241             7.88         106,496,499.35         11.87
 8.50 to  8.99%....................       5,920            20.82         267,794,077.88         29.84
 9.00 to  9.49%....................       3,017            10.61         112,037,921.88         12.48
 9.50 to  9.99%....................       5,327            18.73         160,868,907.73         17.93
10.00 to 10.49%....................       1,895             6.66          42,456,733.32          4.73
10.50 to 10.99%....................       3,329            11.71          60,671,378.73          6.76
11.00 to 11.49%....................       1,360             4.78          22,357,502.27          2.49
11.50 to 11.99%....................       1,847             6.49          27,966,257.95          3.12
12.00 to 12.49%....................         764             2.69          10,744,573.14          1.20
12.50 to 12.99%....................         906             3.19          10,477,316.42          1.17
13.00 to 13.49%....................         247             0.87           2,403,433.69          0.27
13.50 to 13.99%....................         149             0.52           1,117,928.40          0.12
14.00 to 14.49%....................          34             0.12             213,708.28          0.02
14.50 to 14.99%....................          15             0.05              51,560.84          0.01

15.00 to 17.99%....................          10             0.04              30,068.58          0.00
                                      -----------    ---------------    ---------------    -------------
     Total(1)......................      28,439           100.00%       $897,395,285.54        100.00%
                                      -----------    ---------------    ---------------    -------------
                                      -----------    ---------------    ---------------    -------------


------------------
(1) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                           GEOGRAPHIC DISTRIBUTION(1)


                                                                PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                                                 NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
STATE                                           RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
---------------------------------------------   -----------    ---------------    ---------------    -------------
Alabama......................................         753             2.65%       $ 25,688,375.97          2.86%
Alaska.......................................         156             0.55           5,657,193.93          0.63
Arizona......................................       1,216             4.28          41,359,690.98          4.61
Arkansas.....................................         345             1.21          10,536,753.51          1.17
California...................................       8,479            29.81         259,953,002.48         28.97
Colorado.....................................         689             2.42          22,193,686.34          2.47
Connecticut..................................         151             0.53           4,837,491.16          0.54
Delaware.....................................          50             0.18           1,254,632.19          0.14
District of Columbia.........................           3             0.01              30,279.55          0.00
Florida......................................       1,538             5.41          56,934,480.60          6.34
Georgia......................................         700             2.46          22,901,206.55          2.55
Hawaii.......................................           8             0.03             323,532.61          0.04
Idaho........................................          79             0.28           3,171,744.81          0.35
Illinois.....................................         484             1.70          16,005,537.87          1.78
Indiana......................................         105             0.37           4,157,275.70          0.46
Iowa.........................................         292             1.03           9,429,436.46          1.05
Kansas.......................................         147             0.52           4,323,992.50          0.48
Kentucky.....................................          74             0.26           2,165,596.59          0.24
Louisiana....................................         392             1.38          10,684,332.36          1.19
Maine........................................          87             0.31           2,640,244.19          0.29
Maryland.....................................         331             1.16           9,476,322.49          1.06
Massachusetts................................         460             1.62           9,375,603.92          1.04
Michigan.....................................         190             0.67           9,509,775.55          1.06
Minnesota....................................         314             1.10          10,882,370.82          1.21
Mississippi..................................         288             1.01           9,772,000.45          1.09
Missouri.....................................         272             0.96           7,617,233.51          0.85
Montana......................................          66             0.23           2,770,942.46          0.31
North Carolina...............................       1,090             3.83          23,117,366.45          2.58
North Dakota.................................          15             0.05             751,044.08          0.08
Nebraska.....................................          74             0.26           2,453,041.38          0.27
Nevada.......................................         363             1.28          12,287,433.06          1.37
New Hampshire................................         195             0.69           4,311,822.56          0.48
New Jersey...................................         649             2.28          15,722,671.26          1.75
New Mexico...................................         470             1.65          11,103,826.03          1.24
New York.....................................         969             3.41          23,086,984.70          2.57
Ohio.........................................         286             1.01          13,938,264.69          1.55
Oklahoma.....................................         264             0.93           7,848,589.18          0.87
Oregon.......................................         663             2.33          33,434,224.86          3.73
Pennsylvania.................................         720             2.53          19,492,902.63          2.17
Rhode Island.................................          87             0.31           2,451,104.55          0.27
South Carolina...............................         355             1.25           8,859,341.87          0.99
South Dakota.................................          32             0.11           1,643,951.75          0.18

Tennessee....................................         373             1.31          13,382,652.31          1.49
Texas........................................       2,513             8.84          83,378,387.08          9.29
Utah.........................................         135             0.47           6,389,751.83          0.71
Vermont......................................          42             0.15             897,694.82          0.10
Virginia.....................................         534             1.88          13,693,298.68          1.53
Washington...................................         316             1.11          15,119,060.88          1.68
West Virginia................................         200             0.70           4,470,769.95          0.50
Wisconsin....................................         364             1.28          13,694,332.51          1.53
Wyoming......................................          42             0.15           1,703,447.53          0.19
Other........................................          19             0.07             510,585.35          0.06
                                                -----------        -------        ---------------    -------------
    Total(2).................................      28,439           100.00%       $897,395,285.54        100.00%
                                                -----------        -------        ---------------    -------------
                                                -----------        -------        ---------------    -------------


------------------

(1) Based on the mailing address of the related Obligor (in the case of Receivables originated without involvement of Dealers) or the Dealer who originated the Receivable (in the case of Receivables originated with involvement of Dealers).

(2) Dollar amounts and percentages may not add to the total or to 100.00, respectively, due to rounding.

                        DISTRIBUTION BY ORIGINAL TERM(1)


                                                              PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                                               NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
ORIGINAL TERM RANGE (MONTHS)                  RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
-------------------------------------------   -----------    ---------------    ---------------    -------------
 13 to  24.................................           3             0.01%       $     39,590.39          0.00%
 25 to  36.................................          50             0.18             277,437.99          0.03
 37 to  48.................................         151             0.53             705,822.66          0.08
 49 to  60.................................         702             2.47           3,963,573.60          0.44
 61 to  72.................................         316             1.11           2,097,852.85          0.23
 73 to  84.................................       1,111             3.91           9,148,282.39          1.02
 85 to  96.................................       1,072             3.77           9,601,599.52          1.07
 97 to 108.................................         246             0.87           2,568,114.30          0.29
109 to 120.................................       5,515            19.39          72,229,615.93          8.05
121 to 132.................................          82             0.29           2,328,856.36          0.26
133 to 144.................................       3,400            11.96          66,967,702.21          7.46
145 to 156.................................         115             0.40           4,130,069.13          0.46
157 to 168.................................         149             0.52           7,835,553.43          0.87
169 to 180.................................      15,490            54.47         713,028,405.02         79.46
181 to 240.................................          37             0.13           2,472,809.76          0.28
                                              -----------    ---------------    ---------------    -------------
     Total(2)..............................      28,439           100.00%       $897,395,285.54        100.00%
                                              -----------    ---------------    ---------------    -------------
                                              -----------    ---------------    ---------------    -------------


------------------
(1) 'Original Term' with respect to any Receivable is such Receivable's original term as of its date of origination.


(2) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.


                       DISTRIBUTION BY REMAINING TERM(1)


                                                              PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                                               NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
REMAINING TERM RANGE (MONTHS)                 RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
-------------------------------------------   -----------    ---------------    ---------------    -------------
  0 to  12.................................         796             2.80%       $  1,715,703.65          0.19%

 13 to  24.................................       1,092             3.84           5,553,392.15          0.62
 25 to  36.................................       1,206             4.24           8,791,129.27          0.98
 37 to  48.................................       1,594             5.60          14,797,254.03          1.65
 49 to  60.................................       1,523             5.36          17,270,947.69          1.92
 61 to  72.................................       1,979             6.96          29,882,124.88          3.33
 73 to  84.................................       2,071             7.28          37,985,631.54          4.23
 85 to  96.................................       1,664             5.85          36,432,874.64          4.06
 97 to 108.................................       2,021             7.11          51,925,787.89          5.79
109 to 120.................................       2,210             7.77          69,089,482.09          7.70
121 to 132.................................       3,090            10.87         116,650,700.00         13.00
133 to 144.................................       3,257            11.45         144,937,513.58         16.15
145 to 156.................................       2,168             7.62         115,926,733.42         12.92
157 to 168.................................       2,511             8.83         160,776,188.46         17.92
169 to 180.................................       1,248             4.39          84,648,225.66          9.43
181 to 240.................................           9             0.03           1,011,596.59          0.11
                                              -----------    ---------------    ---------------    -------------
     Total(2)..............................      28,439           100.00%       $897,395,285.54        100.00%
                                              -----------    ---------------    ---------------    -------------
                                              -----------    ---------------    ---------------    -------------


------------------
(1) The 'Remaining Term' with respect to any Receivable is such Receivable's remaining term as of the Cutoff Date.
(2) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                DISTRIBUTION BY ORIGINAL PRINCIPAL BALANCE(1)


                                                              PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
ORIGINAL RECEIVABLE PRINCIPAL                  NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
BALANCE RANGE (MONTHS)                        RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
-------------------------------------------   -----------    ---------------    ---------------    -------------
$       1 to less than $ 10,000............       1,343             4.72%       $  5,100,459.54          0.57%
$ 10,000 to less than $ 20,000.............       5,937            20.88          52,161,956.57          5.81
$ 20,000 to less than $ 30,000.............       5,055            17.77          91,085,959.86         10.15
$ 30,000 to less than $ 40,000.............       6,043            21.25         163,321,577.86         18.20
$ 40,000 to less than $ 50,000.............       4,162            14.63         150,261,521.36         16.74
$ 50,000 to less than $ 60,000.............       2,415             8.49         110,793,835.92         12.35
$ 60,000 to less than $ 70,000.............       1,103             3.88          61,357,361.39          6.84
$ 70,000 to less than $ 80,000.............         564             1.98          37,190,075.76          4.14
$ 80,000 to less than $ 90,000.............         296             1.04          21,960,033.88          2.45
$ 90,000 to less than $100,000.............         209             0.73          17,534,262.91          1.95
$100,000 to less than $120,000.............         436             1.53          42,366,885.99          4.72
$120,000 to less than $140,000.............         287             1.01          33,334,412.70          3.71

$140,000 to less than $160,000.............         191             0.67          25,636,089.03          2.86
$160,000 to less than $180,000.............         106             0.37          16,122,980.24          1.80
$180,000 to less than $200,000.............          84             0.30          14,103,150.70          1.57
$200,000 to less than $220,000.............          51             0.18           9,601,259.97          1.07
$220,000 to less than $240,000.............          28             0.10           5,714,829.00          0.64
$240,000 to less than $260,000.............          27             0.09           6,071,227.96          0.68
$260,000 to less than $280,000.............          20             0.07           4,838,726.60          0.54
$280,000 to less than $300,000.............          13             0.05           3,414,130.32          0.38
$300,000 to less than $340,000.............          20             0.07           5,685,005.07          0.63
$340,000 to less than $380,000.............          11             0.04           3,339,909.89          0.37
$380,000 to less than $420,000.............          13             0.05           4,726,219.79          0.53
$420,000 to less than $460,000.............           7             0.02           2,880,609.91          0.32
$460,000 to less than $500,000.............           8             0.03           3,531,136.31          0.39
$500,000 to less than $550,000.............           6             0.02           2,932,838.93          0.33
$550,000 to less than $720,000.............           4             0.01           2,328,828.08          0.26
                                              -----------    ---------------    ---------------    -------------
     Total(2):.............................      28,439           100.00%       $897,395,285.54        100.00%
                                              -----------    ---------------    ---------------    -------------
                                              -----------    ---------------    ---------------    -------------


------------------

(1) The 'Original Principal Balance' with respect to any Receivable is its Principal Balance as of its date of origination.


(2) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                 DISTRIBUTION BY CUTOFF DATE PRINCIPAL BALANCE


                                                              PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
CUTOFF DATE PRINCIPAL                          NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
BALANCE RANGE (MONTHS)                        RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
-------------------------------------------   -----------    ---------------    ---------------    -------------
$       1 to less than $ 10,000............       6,030            21.20%       $ 35,918,815.31          4.00%
$ 10,000 to less than $ 20,000.............       5,081            17.87          74,981,566.37          8.36
$ 20,000 to less than $ 30,000.............       5,801            20.40         145,639,257.21         16.23
$ 30,000 to less than $ 40,000.............       4,837            17.01         167,214,912.04         18.63
$ 40,000 to less than $ 50,000.............       2,744             9.65         121,761,551.53         13.57
$ 50,000 to less than $ 60,000.............       1,346             4.73          73,293,720.77          8.17
$ 60,000 to less than $ 70,000.............         706             2.48          45,522,275.55          5.07
$ 70,000 to less than $ 80,000.............         390             1.37          29,014,173.27          3.23
$ 80,000 to less than $ 90,000.............         240             0.84          20,359,202.57          2.27
$ 90,000 to less than $100,000.............         240             0.84          22,854,061.55          2.55
$100,000 to less than $120,000.............         351             1.23          38,353,783.10          4.27
$120,000 to less than $140,000.............         219             0.77          28,148,290.15          3.14
$140,000 to less than $160,000.............         144             0.51          21,393,023.84          2.38
$160,000 to less than $180,000.............          88             0.31          14,903,905.62          1.66
$180,000 to less than $200,000.............          70             0.25          13,253,759.06          1.48
$200,000 to less than $220,000.............          28             0.10           5,857,830.37          0.65
$220,000 to less than $240,000.............          32             0.11           7,359,911.49          0.82
$240,000 to less than $260,000.............          14             0.05           3,469,547.15          0.39
$260,000 to less than $280,000.............          13             0.05           3,474,292.05          0.39
$280,000 to less than $300,000.............          13             0.05           3,748,191.56          0.42
$300,000 to less than $350,000.............          17             0.06           5,428,593.48          0.60
$350,000 to less than $400,000.............          11             0.04           4,144,243.21          0.46
$400,000 to less than $450,000.............          11             0.04           4,655,740.98          0.52
$450,000 to less than $500,000.............           8             0.03           3,802,357.19          0.42
$500,000 to less than $700,000.............           5             0.02           2,842,280.12          0.32
                                              -----------    ---------------    ---------------    -------------
Total(1)...................................      28,439           100.00%       $897,395,285.54        100.00%
                                              -----------    ---------------    ---------------    -------------
                                              -----------    ---------------    ---------------    -------------


------------------------

(1) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                              DISTRIBUTION BY AGE



                                                              PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                                               NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
MONTHS SINCE ORIGINATION                      RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
-------------------------------------------   -----------    ---------------    ---------------    -------------
  0 to  12.................................       1,862             6.55%       $110,593,892.72         12.32%
 13 to  24.................................       3,814            13.41         192,523,190.10         21.45
 25 to  36.................................       3,818            13.43         138,377,249.18         15.42
 37 to  48.................................       5,831            20.50         176,615,245.43         19.68
 49 to  60.................................       5,180            18.21         132,992,086.15         14.82
 61 to  72.................................       3,224            11.34          69,271,518.94          7.72
 73 to  84.................................       2,036             7.16          34,629,731.97          3.86
 85 to  96.................................       1,090             3.83          19,147,124.16          2.13
 97 to 108.................................         785             2.76          13,932,945.31          1.55
109 to 120.................................         509             1.79           7,085,243.85          0.79
121 to 132.................................         188             0.66           1,824,681.44          0.20
133 to 144.................................         102             0.36             402,376.29          0.04
                                              -----------    ---------------    ---------------    -------------
Total(1)...................................      28,439           100.00%       $897,395,285.54        100.00%
                                              -----------    ---------------    ---------------    -------------
                                              -----------    ---------------    ---------------    -------------


------------------------

(1) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

                      DISTRIBUTION BY YEAR OF ORIGINATION


                                                              PERCENTAGE OF        AGGREGATE       PERCENTAGE OF
                                               NUMBER OF     TOTAL NUMBER OF       PRINCIPAL        CUTOFF DATE
ORIGINATION YEAR                              RECEIVABLES      RECEIVABLES          BALANCE        POOL BALANCE
-------------------------------------------   -----------    ---------------    ---------------    -------------
1985.......................................          29             0.10%       $     34,259.82          0.00%
1986.......................................         102             0.36             524,176.69          0.06
1987.......................................         224             0.79           2,307,400.62          0.26
1988.......................................         628             2.21          10,069,915.66          1.12
1989.......................................         966             3.40          17,912,839.96          2.00
1990.......................................       1,124             3.95          18,881,004.08          2.10
1991.......................................       2,063             7.25          36,724,886.67          4.09
1992.......................................       3,692            12.98          84,208,157.91          9.38
1993.......................................       5,805            20.41         152,747,850.82         17.02
1994.......................................       6,100            21.45         198,672,997.10         22.14
1995.......................................       3,174            11.16         125,126,369.96         13.94
1996.......................................       3,408            11.98         184,604,602.48         20.57
1997.......................................       1,124             3.95          65,580,823.77          7.31
                                              -----------    ---------------    ---------------    -------------
     Total(1)..............................      28,439            100.0%       $897,395,285.54        100.00%
                                              -----------    ---------------    ---------------    -------------
                                              -----------    ---------------    ---------------    -------------


------------------
(1) Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

DELINQUENCIES AND NET LOSSES

     The following tables set forth information with respect to delinquencies, loan losses and recoveries for the Chase RV Finance Portfolio as of the dates indicated and for each of the one-year periods ended December 31, 1996, 1995, 1994 and 1993 and for each of the six-month periods ended June 30, 1997 and June 30, 1996. The data presented in the following tables are for illustrative purposes only.


     Higher delinquencies since December 31, 1995 reflect in large part a modification of CFMC's servicing system in 1995 which resulted in the classification for the first time of Recreational Vehicle Loans as delinquent if force-placed and other insurance premiums with respect to such loans were unpaid. Higher net charge-offs for the six-month period ended June 30, 1997 and the one-year period ended December 31, 1996 reflect, in addition to economic conditions affecting consumer debt generally, a combination of regular aging of the Chase RV Finance Portfolio as a whole (as Recreational Vehicle Loans originated in 1991 and 1992 (13.48% of the Cutoff Date Pool Balance consisted of Receivables originated in 1991 and 1992) reached the point in their terms when they are most likely to be charged-off) and a decline in the growth rate of the Chase RV Finance Portfolio, and the implementation of a new policy in July 1996 of using the discounted market value of financed vehicles, rather than the market value thereof, in calculating gross charge-offs upon repossession. These factors magnified net charge-offs as a percent of Period End Outstanding Amount and Average Outstanding Principal Amount for those periods.


     Although steps were taken and will continue to be taken to ensure an orderly and efficient transfer of the servicing of the Receivables to CITSF in accordance with the Servicing Transfer, the Sellers anticipate a temporary increase in the number of delinquent Receivables during the first few months following such transfer.

     The delinquency and loan loss data presented in the following tables include data with respect to Recreational Vehicle Loans serviced by CFMC and for which, if necessary, force-placed insurance had been obtained. Since CITSF will not be obtaining force-placed insurance on the Financed Vehicles, charge-offs on the Receivables in future periods may be greater than those experienced by the Chase RV Finance Portfolio and reflected in the tables below.

     There can be no assurance that the loss and delinquency experience of the Receivables will be comparable to that of the Chase RV Finance Portfolio, particularly since the performance of the

Receivables will reflect to a large extent CITSF's loss and delinquency policies which are different from those of Chase RV Finance. See 'The CIT Group/Sales Financing, Inc., Servicer--CITSF's Servicing Procedures.' In addition, under certain circumstances, CITSF may be replaced as Servicer. See 'The CIT Group/Sales Financing, Inc., Servicer.' Accordingly, the information presented in the tables below should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Receivables in the future, and no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience of the Receivables.

                             DELINQUENCY EXPERIENCE


                                               AS OF JUNE 30,                                   AS OF DECEMBER 31,
                               -----------------------------------------------   -------------------------------------------------
                                       1997                     1996                      1996                      1995
                               -----------------------------------------------   -------------------------------------------------
                                              NUMBER                    NUMBER                    NUMBER                    NUMBER
                                 DOLLARS        OF        DOLLARS         OF        DOLLARS         OF        DOLLARS         OF
                                 (000'S)      LOANS       (000'S)       LOANS       (000'S)       LOANS       (000'S)       LOANS
                               -----------------------------------------------   -------------------------------------------------
Outstanding Principal
  Amount(1)                    $995,273,000   31,607   $1,169,362,240   38,107   $1,083,830,797   35,022   $1,166,137,723   39,869

Delinquencies ($)(2)(3)
  30-59 Days                   $ 10,835,275     458    $    8,474,722     372    $   11,904,202     463    $   11,301,829     473
  60-89 Days                      3,962,124     159         3,436,054     131         3,548,806     150         2,630,595     110
  90 Days or More                 4,028,022     153         3,876,189     121         4,403,793     178         3,116,651     127
                               -----------------------------------------------   -------------------------------------------------
TOTAL Delinquencies            $ 18,825,421     770    $   15,786,965     624    $   19,856,801     791    $   17,049,075     710
Repossession Inventory (4)        3,650,381      96         4,580,430     115         4,614,120     117         4,423,004     127
                               -----------------------------------------------   -------------------------------------------------
TOTAL Delinquencies and
  Repossession Inventory       $ 22,475,802     866    $   20,367,395     739    $   24,470,921     908    $   21,472,079     837
                               -----------------------------------------------   -------------------------------------------------
                               -----------------------------------------------   -------------------------------------------------

Delinquencies (%)(2)(3)(5)
  30-59 Days                          1.09%   1.45%             0.72%   0.98%             1.10%   1.32%             0.97%   1.19%
  60-89 Days                          0.40%   0.50%             0.29%   0.34%             0.33%   0.43%             0.23%   0.28%
  90 Days or More                     0.40%   0.48%             0.33%   0.32%             0.41%   0.51%             0.27%   0.32%
                               -----------------------------------------------   -------------------------------------------------
TOTAL Delinquencies (6)               1.89%   2.44%             1.35%   1.64%             1.83%   2.26%             1.46%   1.78%
Repossession Inventory (4)            0.37%   0.30%             0.39%   0.30%             0.43%   0.33%             0.38%   0.32%
                               -----------------------------------------------   -------------------------------------------------
TOTAL Delinquencies
  and Repossession
  Inventory (4)(6)                    2.26%   2.74%             1.74%   1.94%             2.26%   2.59%             1.84%   2.10%
                               -----------------------------------------------   -------------------------------------------------
                               -----------------------------------------------   -------------------------------------------------
                                        1994                      1993
                               ------------------------   -----------------------
                                                NUMBER                    NUMBER
                                  DOLLARS         OF        DOLLARS         OF
                                  (000'S)       LOANS       (000'S)       LOANS
                               ------------------------   -----------------------

Outstanding Principal
  Amount(1)                    $1,198,121,000   43,064   $1,073,005,000     N/A
Delinquencies ($)(2)(3)
  30-59 Days                   $    6,745,000     324    $    6,014,000     N/A
  60-89 Days                        1,734,000      79         1,532,000     N/A
  90 Days or More                   2,694,000      99         2,563,000     N/A
                               ------------------------   ---------------------
TOTAL Delinquencies            $   11,173,000     502    $   10,109,000     N/A
Repossession Inventory (4)          3,369,368     110               N/A     N/A
                               ------------------------   ---------------------
TOTAL Delinquencies and
  Repossession Inventory       $   14,542,368     612    $   10,109,000     N/A
                               ======================    ======================

Delinquencies (%)(2)(3)(5)
  30-59 Days                            0.56%   0.75%             0.56%     N/A
  60-89 Days                            0.14%   0.18%             0.14%     N/A
  90 Days or More                       0.22%   0.23%             0.24%     N/A
                               ------------------------   ---------------------
TOTAL Delinquencies (6)                 0.93%   1.17%             0.94%     N/A
Repossession Inventory (4)              0.28%   0.26%             0.00%     N/A
                               ------------------------   ---------------------
TOTAL Delinquencies
  and Repossession
  Inventory (4)(6)                      1.21%   1.42%             0.94%     N/A
                               ======================    ======================



*N/A: Data is not available.



(1) Outstanding Principal Amount is (i) the sum of all amounts scheduled to be paid under precomputed Recreational Vehicle Loans, less the unearned finance charges on such Recreational Vehicle Loans, plus (ii) the sum of the unpaid principal balances on simple interest Recreational Vehicle Loans (in each case, excluding Recreational Vehicle Loans in repossession).



(2) The period of delinquency is calculated on a 'Fed' basis, which means that delinquencies are not reported until the month-end following 30 days after a payment is contractually due.



(3) Delinquencies include principal amounts only.



(4) Amounts shown in repossession inventory represent the principal balances of Recreational Vehicle Loans whose related financed vehicles have been repossessed but have not been sold.



(5) Historically, Delinquencies as a percent of the Outstanding Principal Amount as of year-end have been higher than those at the end of any prior quarter during the related year principally due to year-end seasonal factors.



(6) Percentages representing components of TOTAL Delinquencies and TOTAL Delinquencies and Repossession Inventory may not add to the totals thereof due to rounding.

                              LOAN LOSS EXPERIENCE


                                              SIX MONTHS ENDED
                                      --------------------------------
                                         JUNE 30,          JUNE 30,
                                           1997              1996
                                      --------------    --------------
Number of Loans Outstanding (1)           31,607            38,107
Portfolio Growth Rate (2)                (16.34%)           0.55%
Period End Outstanding Principal
  Amount (3)                          $  995,273,000    $1,169,362,240
Average Outstanding Principal
  Amount (4)                          $1,039,988,907    $1,173,454,293
Number of Repossessions                    242               251
Number of Repossessions as a % of
  Period End Number of Loans
  Outstanding (2)                         1.53%             1.32%
Gross Charge-Offs (5)                 $    5,303,825    $    3,361,880
Gross Charge-Offs as a % of Period
  End Outstanding Principal
  Amount (2)                              1.07%             0.57%
Gross Charge-Offs as a % of Average
  Outstanding Principal Amount (2)        1.02%             0.57%
Recoveries (6)                        $     (524,631)   $     (679,137)
Net Charge-Offs                       $    4,779,194    $    2,682,743
Net Charge-Offs as a % of Period
  End Outstanding Principal Amount
  (2)                                     0.96%             0.46%
Net Charge-Offs as a % of Average
  Outstanding Principal Amount (2)        0.92%             0.46%

-----------------------------------

                                                                   YEAR ENDED
                                     ----------------------------------------------------------------------
                                       DECEMBER 31,       DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                           1996               1995              1994              1993
                                     -----------------   --------------    --------------    --------------
Number of Loans Outstanding (1)           35,022             39,869            43,064             N/A
Portfolio Growth Rate (2)                 (7.06%)           (2.67%)            11.66%             N/A
Period End Outstanding Principal
  Amount (3)                         $   1,083,830,797   $1,166,137,723    $1,198,121,000    $1,073,005,000
Average Outstanding Principal
  Amount (4)                         $   1,144,889,929   $1,182,268,169    $1,131,883,417    $1,029,450,333
Number of Repossessions                     493               432               411               N/A

Number of Repossessions as a % of
  Period End Number of Loans
  Outstanding (2)                          1.41%             1.08%             0.95%              N/A
Gross Charge-Offs (5)                $       8,610,134   $    6,582,583    $    5,311,171    $    6,374,846
Gross Charge-Offs as a % of Period
  End Outstanding Principal
  Amount (2)                               0.79%             0.56%             0.44%             0.59%
Gross Charge-Offs as a % of Average
  Outstanding Principal Amount (2)         0.75%             0.56%             0.47%             0.62%
Recoveries (6)                       $      (1,778,925)  $     (627,547)   $   (1,035,982)   $     (882,166)
Net Charge-Offs                      $       6,831,209   $    5,955,036    $    4,275,189    $    5,492,680
Net Charge-Offs as a % of Period
  End Outstanding Principal Amount
  (2)                                      0.63%             0.51%             0.36%             0.51%
Net Charge-Offs as a % of Average
  Outstanding Principal Amount (2)         0.60%             0.50%             0.38%             0.53%
-----------------------------------



*N/A: Data is not available.



(1) Number of loans at period end.



(2) Percentages for the six-month periods ending June 30, 1996 and June 30, 1997 are annualized.



(3) 'Outstanding Principal Amount' is (i) the sum of all amounts scheduled to be paid under precomputed Recreational Vehicle Loans, less the unearned finance charges on such Recreational Vehicle Loans, plus (ii) the sum of the unpaid principal balances on simple interest Recreational Vehicle Loans (in each case, excluding Recreational Vehicle Loans in repossession).



(4) Averages were computed by taking a simple average of month-end Outstanding Principal Amounts for each period presented.



(5) Amount charged-off includes amounts charged to losses at the time of repossession of the related financed vehicle or when the Recreational Vehicle Loan is otherwise deemed to be uncollectible, plus or minus any subsequent loss or gain recognized at the time of disposition of the related financed vehicle. Such amounts exclude related repossession and other liquidation expenses and amounts subsequently recovered from the obligor.




(6) Recoveries represent any deficiency amounts recovered from the obligor, including proceeds realized in connection with accounts previously charged-off without repossessing the related financed vehicle.

THE FINANCED VEHICLES

     The Financed Vehicles consist of motor homes, travel trailers and other types of recreational vehicles. Motor homes are recreational camping and travel vehicles built on or as an integral part of a self-propelled motor vehicle chassis. A motor home may provide kitchen, sleeping, and bathroom facilities, is equipped with the ability to store and carry fresh water and sewage, and falls within one of the following types:

          Motor Home (Class A): The living unit is entirely constructed on a bare, specially designed motor vehicle chassis.

          Van Campers (Class B): A panel-type truck to which the manufacturer adds any two of the following conveniences: sleeping, kitchen, and toilet facilities. The manufacturer typically also adds 110-volt hookup, fresh water storage, city water hookup, and top extension to provide more headroom.

          Mini Motor Home or Compact Motor Home (Class C): This unit is built on an automotive manufactured cab and chassis or van frame with an attached cab section. The manufacturer completes the body section containing the living area and attaches it to the cab section.

     Travel trailers are trailers designed to be towed by a motorized vehicle (automobile, van, or pickup truck) and are of such size and weight as not to require a special highway permit. A travel trailer is designed to provide temporary living quarters for recreational, camping, or travel use, does not require permanent on-site hookup, and falls within one of the following types:

          Conventional Travel Trailer: This unit ranges typically from 12 feet to 35 feet in length and is towed by means of a bumper or frame hitch attached to the towing vehicle.

          Park Trailer: These are designed for seasonal or temporary living. When set up, the unit may be connected to utilities necessary for operation of installed fixtures and appliances. The unit is built on a single chassis mounted on wheels. Park trailers are not more than 12 feet in overall body width when in the traveling mode.

          Fifth-Wheel Travel Trailer: This unit can be equipped the same as the conventional travel trailer, but is constructed with a raised forward section that allows a bi-level floor plan and is designed to be towed by a vehicle equipped with a device known as a fifth-wheel hitch.


PAYMENTS ON RECREATIONAL VEHICLE LOANS

     'SIMPLE INTEREST RECEIVABLES' provide for the allocation of payments made thereunder to principal and interest in accordance with the 'simple interest' method. As payments are received under a Simple Interest Receivable, the finance charges accrued to date are paid first, the unpaid amount financed (to the extent of the remaining monthly scheduled payment) is paid second and the remaining payment is applied to the unpaid late charges. Accordingly, if an Obligor pays the fixed monthly installment in advance of the date on which a payment is due (the 'DUE DATE'), the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to finance charges for the period since the last payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the loan to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under a Simple Interest Receivable as a result of early or late payments, as the case may be. See 'Weighted Average Life of the Securities--Paid-Ahead Simple Interest Receivables.'

     'PRECOMPUTED RECEIVABLES' consist of Actuarial Receivables and Rule of 78's Receivables. 'ACTUARIAL RECEIVABLES' provide for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12th of the related Contract Rate multiplied by the unpaid principal balance of the Receivable, and an amount of principal equal to the remainder of the monthly payment. 'RULE OF 78'S RECEIVABLES' provide for the payment by the related Obligor of a specified total amount of payments, payable in equal monthly installments on each Due Date, which total represents the principal amount financed and add-on interest in an amount calculated based on the Contract Rate for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the 'RULE OF 78'S'. Substantially all of the Precomputed Receivables are Actuarial Receivables.

     If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. For purposes of making the calculations required by the Sale and Servicing Agreement, the Servicer will calculate the amount of interest paid on a Rule of 78's Receivable in the same manner that it calculates such amounts on Actuarial Receivables.


CHASE RV FINANCE


     Prior to the Servicing Transfer, Chase and Chase USA, together with several of their affiliates, were engaged in the recreational vehicle financing and recreational vehicle loan servicing business. As used herein, the term Chase RV Finance refers to such business of the Sellers, their respective predecessors and their affiliates. Prior to the Servicing Transfer, recreational vehicle loan servicing by Chase RV Finance was performed by CFMC.


     Recreational Vehicle Loans originated by Chase RV Finance prior to mid-1990 were originated by several affiliates of Chase Financial Acceptance Corporation, an Ohio corporation headquartered in Cleveland, Ohio and a wholly-owned subsidiary of Chase USA ('CFAC'), and subsequently transferred to CFAC. On April 1, 1995, those Recreational Vehicle Loans owned by CFAC which at the time were considered 'low quality assets' under Section 23 of the Federal Reserve Act were transferred to Chase Financial Holdings, Inc., an Ohio headquartered in Cleveland, Ohio and an affiliate of Chase and Chase USA ('CFHI'). Prior to the Closing Date, 4.41% of the Receivables by Cutoff Date Pool Balance were sold by CFAC to Chase USA and 0.01% of the Receivables by Cutoff Date Pool Balance were sold by CFHI to Chase USA (collectively, the 'CHASE FINANCIAL RECEIVABLES').



     Since mid-1990, all Recreational Vehicle Loans in the form of retail installment sales contracts purchased from Dealers ('INDIRECT RECEIVABLES') were originated by Chase. Commencing on November 1, 1990, all Recreational Vehicle Loans in the form of purchase money loans or other loans made directly to obligors (including transactions involving a Dealer) ('DIRECT RECEIVABLES') were originated by Chase USA or its predecessor.


     In July 1996, Chase N.A. and Chemical Bank, both wholly-owned subsidiaries of the Corporation, merged, with Chemical Bank, a New York banking corporation, continuing as the surviving entity under the name 'The Chase Manhattan Bank' (the 'CHASE/CHEMICAL MERGER'). As survivor of the Chase/Chemical Merger, Chase succeeded to all right, title and interest in the portfolio of Recreational Vehicle Loans owned by Chemical Bank.


     In connection with the Chase/Chemical Merger, Chemical Bank, N.A. changed its name to Chase Manhattan Bank USA, N.A. and, on December 1, 1996, merged with Chase USA, with Chase USA continuing as the surviving entity. As survivor of this merger, Chase USA succeeded to all right, title and interest in the portfolio of Recreational Vehicle Loans owned by Chemical Bank, N.A.


     The term 'ORIGINATOR' refers to the affiliates of CFAC who originated Recreational Vehicle Loans prior to mid-1990, Chase, Chase USA, and their respective predecessors.


     On June 3, 1997, the right to service or subservice the Recreational Vehicle Loans then serviced by CFMC was sold to CITSF. CITSF began servicing such Recreational Vehicle Loans on August 18,

1997. CITSF also agreed to service any Recreational Vehicle Loans retained or repurchased by either of the Sellers and to serve as Servicer under the Sale and Servicing Agreement. Following the Servicing Transfer, none of the Sellers and their affiliates (other than CIT and its affiliates) is financing or servicing Recreational Vehicle Loans. Pursuant to the Servicing Transfer Agreements, CITSF and its affiliate, The CIT Group Consumer Finance, Inc. (NY) have agreed to acquire from the Sellers all Recreational Vehicle Loans owned by the Sellers as of the Cutoff Date which did not satisfy the criteria for inclusion in the Trust described herein under 'The Receivables Pool--General.'


ORIGINATION OF RECREATIONAL VEHICLE LOANS


     In accordance with Chase RV Finance's underwriting criteria, the Originators purchased recreational vehicle retail installment sales contracts relating to new and used recreational vehicles from recreational vehicle dealers who regularly originated and sold such contracts to the Originators pursuant to the terms of approved Dealer Agreements and made purchase money loans secured by financed vehicles directly to obligors or pursuant to arrangements with Dealers in accordance with approved Dealer Agreements. The dealers who arranged the Recreational Vehicle Loans, unless otherwise specified, are collectively referred to herein as 'DEALERS.' The agreements with the Dealers and the assignments of the Recreational Vehicle Loans by the Dealers are collectively referred to herein as 'DEALER AGREEMENTS.' Dealer Agreements were entered into with Dealers based upon a financial review of each Dealer, and in some cases, the reputation and prior experience of Chase RV Finance with such Dealer and its key management. The Dealer network was serviced by several account executives who initiated and managed the Dealer relationships.


     Almost all of the Receivables are Indirect Receivables and Direct Receivables originated in accordance with Chase RV Finance's underwriting criteria. A small percentage of the Receivables were purchased by Chase from an unaffiliated finance company pursuant to a bulk purchase and were not originated in accordance with Chase RV Finance's underwriting criteria (the 'BULK PURCHASE RECEIVABLES').


     The Originators made or purchased the Receivables throughout the United States. Each Dealer made representations and warranties to the Originator with respect to those Receivables made with the involvement of such Dealer, the Obligors on such Receivables and the security interests in the Financed Vehicles relating thereto, which representations and warranties typically included, among others, that (i) each Obligor was of legal age and competent to execute a binding contract at the time of such execution; (ii) the documentation submitted by the Dealer evidenced a bona fide loan contract actually executed by the Obligor; (iii) the property securing the loan had not been previously titled if described as new; (iv) the property securing the loan as described in the security agreement either had been or promptly was delivered to the purchaser;
(v) the amount represented by the Dealer as having been received from the Obligor as a down payment was actually received in cash or by property received in trade and valued at no more than its actual cash value; (vi) the Dealer had not granted an extension of credit for any portion of the down payment; (vii) no recoupments, counterclaims, or setoffs existed on the part of the Obligor against the Dealer; (viii) the Dealer had complied with each and every applicable federal, state and local law and administrative regulation in connection with the transaction; (ix) the Dealer had fully performed the terms of any purchase agreement with the Obligor at the time the Originator funded the loan; and (x) application had been made for a certificate of title or other ownership documents in the name of the Obligor with the security interest of the Originator noted as a lien thereon.



     Upon breach of any representation or warranty with respect to a Receivable made by a Dealer, the Trust will have (or its assignee) will have a right of recourse against such Dealer to require it to purchase or repurchase such Receivable. Historically, in determining whether to exercise any right of recourse, Chase RV Finance considered the prior performance of the Dealer and other business and commercial factors. The Servicer will be obligated to enforce such rights under the Dealer Agreements relating to the Receivables in accordance with its customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the Trust pursuant to the Sale and Servicing Agreement. In accordance with its customary practices in determining whether to exercise any right of recourse, the Servicer considers the prior performance of the related Dealer and other business and commercial factors, including its own commercial relationship with such Dealer. The Sellers will make no representations as to the financial condition of any Dealer to which any Seller may have recourse, and there can be no assurance as to the ability of any such Dealer to perform its obligations under a Dealer Agreement.


     As described herein, certain of the Receivables were originated without the involvement of Dealers. Since there were no Dealers involved in the origination of these Receivables, no Dealer representations and warranties were made with respect to them.

     In substantially all cases, no Direct Receivable was entered into by the Originator, and no Indirect Receivable was purchased from a Dealer by the Originator, until a completed customer file, including the credit application of the customer, was submitted to the Originator and was reviewed and approved by one of the Originator's recreational vehicle finance specialists in accordance with Chase RV Finance's underwriting procedures.

     Until October 1996, certain aspects of Dealer liaison, Dealer sales, credit underwriting and documentation reviews with respect to the Receivables originated with the involvement of Dealers took place at several regional support offices ('REGIONAL CENTERS'). At August 1995, there were eight Regional Centers. The Regional Centers were consolidated over time until November 1996, when all of such activities were centralized at the Regional Center in Mission Viejo, California (except for some underwriting support functions which took place in the Regional Center in Tampa, Florida). All origination and underwriting functions with respect to the Receivables originated without the involvement of Dealers were performed by Chase RV Finance on a centralized basis in Cleveland, Ohio, including the funding of the Recreational Vehicle Loans, customer service, document file keeping, computerized account record keeping and vehicle title processing.

UNDERWRITING OF RECREATIONAL VEHICLE LOANS

     Chase RV Finance's underwriting procedures were intended to assess the applicant's ability to repay the amounts due on the Receivable and the adequacy of the Financed Vehicle as collateral. The application, which listed the liabilities, income and credit and employment history of the applicant, was reviewed by Chase RV Finance for completeness and compliance with Chase RV Finance's guidelines. Chase RV Finance's guidelines were intended to provide a basis for lending decisions, but were not meant to supersede the credit judgment of the recreational vehicle finance specialist overseeing the application. As a result, certain Receivables may not comply with all of Chase RV Finance's stated guidelines. The discretion granted to a recreational vehicle finance specialist varied depending on the proposed loan amount and the applicant's credit. Chase RV Finance also reviewed a credit report issued by an independent credit reporting agency and, where deemed necessary, substantiated information regarding the applicant's employment. The ability of the applicant to repay the amount financed was evaluated by applying Chase RV Finance's then current credit underwriting criteria, which were intended to provide a general indication based on the information available to Chase RV Finance of the relative likelihood of repayment of such amount. Among the criteria considered in evaluating the individual applications were (i) stability of the obligor with specific regard to the obligor's length of residence in the area, occupation, length of employment and whether the obligor rents or owns his or her home; (ii) the obligor's payment history with respect to present and past debt based on information known directly by Chase RV Finance or as provided by various credit reporting agencies; (iii) a debt service to gross monthly income ratio test (Chase RV Finance's general policy was to reject applications for Recreational Vehicle Loans whose applicants' debt service to gross monthly income ratios exceeded 45%, although ratios of up to 55% were allowed if approved at senior levels); (iv) a loan to value ratio test taking into account the age, type and market value of the financed vehicle; and (v) a credit bureau score. Each application was coded with the relevant recreational vehicle finance specialist's name, and Chase RV Finance tracked the historical performance of the Recreational Vehicle Loans approved by each recreational vehicle finance specialist.

     Prior to 1994 Chase RV Finance sought to make Recreational Vehicle Loans secured by a broad spectrum of recreational vehicle products. Commencing in 1994, Chase RV Finance through its pricing policies targeted obligors purchasing higher priced recreational vehicles (Class A). See '--The Financed Vehicles' herein.


     Each Receivable arose from a credit sale, refinancing or casual sale of a new or used recreational vehicle. In most cases, Chase RV Finance would not finance a Recreational Vehicle Loan relating to a new recreational vehicle if the amount financed under the loan exceeded the sum of (a) 110% of the manufacturer's invoice price of the financed vehicle to the Dealer (or 100% if the amount financed was greater than $125,000), (b) the cost to the Dealer of any options and (c) the cost to the customer of any warranties, taxes, fees and credit life and disability insurance. In the case of new recreational vehicles, Chase RV Finance generally required an obligor to make a down payment of at least 10% of the total purchase price; provided, however, that a 15% down payment was required if the amount financed was greater than 110% of manufacturer's invoice, and a 25% down payment was required if the amount financed was in excess of $250,000.



     With respect to Recreational Vehicle Loans relating to used recreational vehicles, while Chase RV Finance generally reviewed the sale price of a used recreational vehicle to determine whether it was within guidelines acceptable to Chase RV Finance, the prices of used recreational vehicles vary significantly based upon the individual circumstances of the sale. There can be no assurance that a ready resale market exists for any used recreational vehicle. Chase RV Finance used various national publications, including the Kelly Blue Book and the National Automobile Dealers Association's ('NADA') Recreational Vehicle Appraisal Guide, to assess the value of a used recreational vehicle and to determine whether it met Chase RV Finance's underwriting criteria. Generally, Chase RV Finance would not finance a Recreational Vehicle Loan relating to a used recreational vehicle unless the amount financed under the contract was consistent with such national publications or Chase RV Finance's appraisal and, in any case, unless such amount did not exceed the sum of (a) 85% of the wholesale value indicated in such national publications and (b) the cost to the customer of any taxes, fees and credit life and disability insurance. In the case of used recreational vehicles, Chase RV Finance generally required an obligor to make a down payment of at least 15% of the amount financed (or 25% if the amount financed was in excess of $75,000).



     In addition, whether a financed vehicle was new or used, Chase RV Finance also financed credit life/accident/health insurance and service warranties under a Recreational Vehicle Loan.



INSURANCE PROCEDURES


     Each Receivable requires the Obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance with respect to the related Financed Vehicle. The Dealer Agreements include a representation and warranty that each Financed Vehicle had such insurance at the time of origination of the Receivable. Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. Prior to August 18, 1997, in the event an obligor under a Recreational Vehicle Loan did not maintain the required insurance coverage with respect to the related financed vehicle and the outstanding balance and months remaining to maturity on such Recreational Vehicle Loan were greater than $5,000 and 15 months, respectively, CFMC purchased a collateral protection insurance policy on behalf of such obligor. The Principal Balance of a small percentage of the Receivables will include the outstanding amount of premiums for collateral protection insurance purchased by CFMC on behalf of the related Obligors prior to the Cutoff Date. In addition, the Obligors with respect to a small percentage of the Receivables will be obligated to make premium payments in respect of collateral protection insurance purchased by CFMC. Such premium payment obligations will not be included in the Principal Balance of the related Receivables and will not be property of the Trust. Although insurance will continue to be required pursuant to the terms of the Receivables, none of the Sellers or CITSF as Servicer will purchase collateral protection insurance on behalf of any Obligor, verify if such insurance is being maintained by any Obligor or be obligated to pursue any remedies under any Receivable or applicable law as a result of the failure of any Obligor to maintain insurance. See 'Description of Transfer and Servicing Agreements--Servicing and Insurance Procedures' herein.


                              CHASE AND CHASE USA

      Chase, a wholly-owned banking subsidiary of the Corporation, is a New York banking corporation, a member of the Federal Reserve System and is subject to the primary supervision of the New York State Department of Banking. Chase's activities are primarily related to retail and commercial banking. The principal executive office of Chase is located at 270 Park Avenue, New York, New York 10017 (telephone (212) 270-3000).


     At June 30, 1997, Chase's total assets were approximately $278.7 billion, total liabilities were approximately $261.6 billion and total stockholders' equity was approximately $17.1 billion.




     Chase USA, a wholly-owned subsidiary of the Corporation, is a national banking association, a member of the Federal Reserve System and is subject to the primary supervision of the Office of the Comptroller of the Currency. Chase USA's activities are primarily related to general consumer lending. The principal executive office of Chase USA is located at 802 Delaware Avenue, Wilmington, Delaware 19801 (telephone (302) 575-5000).



     At June 30, 1997, Chase USA's total assets were approximately $26.6 billion, total liabilities were approximately $23.8 billion and total stockholders' equity was approximately $2.8 billion.


     Neither Chase nor Chase USA is currently originating Recreational Vehicle Loans.

                 THE CIT GROUP/SALES FINANCING, INC., SERVICER

GENERAL

     CITSF, a Delaware corporation, is a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (201) 740-5000.

     CITSF originates, purchases, sells and services conditional sales contracts for recreational vehicles, manufactured housing, marine products and other consumer goods throughout the United States. CITSF has been a lender to the recreational vehicle industry for more than 30 years. CITSF has a centralized asset service facility (the 'ASSET SERVICE CENTER') in Oklahoma City, Oklahoma. Working through dealers and manufacturers, CITSF currently offers retail installment credit. In addition to purchasing recreational vehicle contracts from dealers on an individual basis, CITSF makes bulk purchases of recreational vehicle contracts. These bulk purchases may be from the portfolios of other lending institutions or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold recreational vehicle contracts.


     As of June 30, 1997, CITSF serviced approximately 231,500 contracts for itself and others (consisting primarily of recreational vehicle, home equity, marine and manufactured housing contracts), representing an outstanding balance of approximately $5.9 billion. Of this portfolio, approximately 59,900 contracts (representing an outstanding balance of approximately $1.3 billion) consisted of recreational vehicle contracts. The foregoing statistics on CITSF's servicing portfolio do not include the Recreational Vehicle Loans and other loans serviced by CITSF pursuant to the Servicing Transfer Agreements.


     The Asset Service Center of CITSF services consumer credit transactions in 50 states and the District of Columbia. It provides full servicing for recreational vehicle, home equity, marine products and manufactured housing retail installment contracts. The Asset Service Center is supplemented by outside collectors and field remarketers located throughout the United States.


     CIT, a Delaware corporation, is a successor to a company founded in St. Louis, Missouri on February 11, 1908. It has its principal executive offices at 1211 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 536-1950. CIT, operating directly or through its subsidiaries primarily in the United States, engages in financial services activities through a nationwide distribution network. CIT provides financing primarily on a secured basis to commercial borrowers, ranging from middle-market to larger companies and to consumers. CIT has eight strategic business units which offer commercial and consumer financing, and factoring products and services to clients. CIT had 2,950 employees at December 31, 1996, up from 2,750 employees at December 31, 1995.

     The Dai-Ichi Kangyo Bank, Limited ('DKB') owns eighty percent (80%) of the issued and outstanding shares of common stock of CIT. DKB purchased a sixty percent (60%) common stock interest in CIT from Manufacturers Hanover Corporation ('MHC') (a predecessor of the Corporation) at year-end 1989 and acquired an additional twenty percent (20%) common stock interest in CIT on December 15, 1995 from CBC Holding (Delaware) Inc., a subsidiary of the Corporation (formerly known as MHC Holdings (Delaware) Inc.) ('CBC HOLDING'). DKB has an option, expiring December 15, 2000, to purchase the remaining twenty percent (20%) common stock interest in CIT from CBC Holding. CBC Holding became a direct, wholly-owned subsidiary of Chemical Banking Corporation ('CBC') after the merger between MHC and CBC on December 31, 1991. On March 31, 1996, CBC was merged into the Corporation, and the Corporation became the sole stockholder of CBC Holding and the holder of the twenty percent (20%) interest in CIT.


     In accordance with a stockholders agreement among DKB, the Corporation, as direct successor to CBC and indirect successor to MHC, and CIT, dated as of December 29, 1989, as amended by an Amendment to Stockholders' Agreement, dated December 15, 1995 (as amended, the 'STOCKHOLDERS AGREEMENT'), one nominee of the Board of Directors of CIT is designated by the Corporation. The Stockholders Agreement also contains restrictions with respect to the transfer of the stock of CIT to third parties.


ASSET SERVICE CENTER

     Through its Asset Service Center, CITSF services recreational vehicle, manufactured housing, home equity, and other consumer loans. CITSF services all of the recreational vehicle loans it originates or purchases (except those it has sold to third parties on a servicing released basis). CITSF is actively seeking arrangements pursuant to which it will service recreational vehicle loans held by other entities, such as the Receivables. Generally, such servicing responsibilities are, and would be, also carried out through the Asset Service Center. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and remitting principal and interest payments to the holders of such loans to the extent such holders are entitled thereto. Collections procedures include repossession and resale of recreational vehicles securing defaulted loans and, if deemed advisable by CITSF, entering into workout arrangements with obligors under certain defaulted loans. Although decisions as to whether to repossess any recreational vehicle are made on an individual discretionary basis, CITSF's general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that it is unlikely that a defaulted loan will be brought current or that the related financed vehicle is at risk, and thereafter to diligently pursue the resale of such recreational vehicle if the market is favorable.

CITSF'S SERVICING PROCEDURES

     Collection activities with respect to delinquent Receivables will be performed by the Servicer or its affiliates consistent with the Servicer's servicing policies and practices in effect from time to time with respect to recreational vehicle loans that it services for its own account (except as set forth in the Servicing Transfer Agreements and described herein). CITSF may change such policies and practices, provided, that any such change applicable to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is deemed current if an amount equal to no more than $65 of a scheduled monthly payment remains unpaid.

     An automated collection system, together with manual collectors, are utilized to assist in collection efforts. The automated collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information), records of all contacts with obligors and, in some cases, automated dialing. The system also records an obligor's promise to pay and allows supervisor review of collection personnel activity, permits supervisors to modify priorities as to which obligors should be contacted and provides extensive reports concerning recreational vehicle loan delinquencies. The Servicer may attempt to collect delinquent payments by sending letters or making continued phone calls to obligors. In the event that contact by telephone can not be made within 10 days of the due date of a payment, a manual review of the recreational vehicle loan is made to determine the appropriate course of action, which may be continued phone calls and/or sending of letters. Pursuant to the Servicing Transfer Agreements, CITSF has agreed to attempt to make such contacts with Obligors of delinquent Receivables at specified time intervals. See 'Description of the Transfer and Servicing Agreements--Servicing and Insurance Procedures' herein. Generally, after a recreational vehicle loan continues to be delinquent for more than 30 days (regardless of whether contact had been made), such recreational vehicle loan is assigned to a specific 'late stage' collector until resolution. A field visit may be scheduled at this time. The Servicer has agreed to employ the same means to cure delinquencies on the Receivables as it does for recreational vehicle loans it services for itself, including deferments and reschedulings, except as set forth in the Servicing Transfer Agreements. CITSF may change such means in accordance with its business judgment; provided, that any such change applicable to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent.


     Chase RV Finance's collection procedures are substantially the same as those of CITSF, although CITSF's individual collectors have more discretion than Chase RV Finance's individual collectors had in determining what actions are appropriate at different stages of delinquency. In addition, Chase RV Finance's collection procedures at the initial stages of delinquency used a combination of automatic dialing and letters and Chase RV Finance customarily assigned a delinquent account to a specific late stage collector at 26 days delinquent (with field visits scheduled if appropriate at 60 days delinquent).

     CITSF implements repossession procedures when it is evident to it that the obligor can no longer make payment on the recreational vehicle loan or if the related financed vehicle is at risk. Repossessions are generally conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has 10 to 30 days to redeem the recreational vehicle before the recreational vehicle is resold. CITSF uses site auctions, pool auctions, individual bids, brokers, retail sale outlets, newspaper advertisements and telemarketing for asset remarketing. Decisions on the remarketing method are made by an internal remarketer based upon recommendations from field personnel. CITSF will typically send a recreational vehicle to auction before attempting a retail sale.


     Losses may occur in connection with delinquent recreational vehicle loans and can arise in several ways, including the inability to locate the recreational vehicle or the obligor, because of a discharge of the obligor in a bankruptcy proceeding, or because of depreciation of the related financed vehicle. Generally, CITSF recognizes some losses on recreational vehicle loans when the loan is 180 days past due or when the related financed vehicle is repossessed. Recreational Vehicle Loans are generally charged off when CITSF has received all amounts that it expects to recover upon disposition or sale of the related financed vehicle. The charge-off decision with respect to the Receivables will be subject to the Servicer's discretion, except that CFMC has the right to approve charge-offs in certain circumstances described in the Servicing Transfer Agreements. See 'Description of the Transfer and Servicing Agreements--Servicing and Insurance Procedures.' Upon charge- off, receivables are routed to a recovery collector who, as appropriate, may assign the loan to a collection agency or an attorney, and any deficiency remaining will be pursued to the extent deemed practical and to the extent permitted by law and the Servicing Transfer Agreements. The loss recognition and collection policies and practices of the Servicer may change over time in accordance with CITSF's business judgment; provided, that any such change applicable to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent. Under Chase RV Finance's loss recognition policies, losses on Recreational Vehicle Loans were recognized upon repossession of the related financed vehicle and all Recreational Vehicle Loans were required to be charged off no later than when 240 days past due.



     CITSF may, on a case-by-case basis, permit extensions with respect to the Due Dates of payments on Receivables and other modifications of Receivables in accordance with its normal and customary servicing practices and procedures, as described more fully in 'Description of the Transfer and Servicing Agreements--Modification of Receivables' herein. The extension policies of CITSF may be changed over time in accordance with CITSF's business judgment, provided, that any such change applicable to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent.


                                USE OF PROCEEDS


     As consideration of the transfer of the Receivables to the Trust, the Trust will issue the Notes and the Certificates to the Sellers, with (i) Chase receiving 87.17% of the original principal amount of each class of Notes and the original Certificate Balance and (ii) Chase USA receiving 12.83% of the original principal amount of each class of Notes and the original Certificate Balance. After the deposit of the Reserve Account Initial Deposit and the deduction of estimated expenses, the net proceeds to be received by the Sellers from the sale of the Securities will be added to their respective general funds.


                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

GENERAL

     The weighted average life of the Notes and the Certificates will generally be influenced by the rate at which the principal balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term 'PREPAYMENTS' includes prepayments in full, partial prepayments, liquidations due to default, as well as receipts of proceeds from theft and physical damage, credit life and credit disability insurance policies covering the Financed Vehicles and amounts received in connection with certain other Receivables repurchased by a Seller or purchased by the Servicer for administrative reasons. The Receivables are prepayable by the Obligors at any time.


     The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the Servicer's consent. The rate of prepayment of the Receivables may also be influenced by programs offered by lenders (including the Sellers, the Servicer and their respective affiliates) that solicit or make available credit that may be used by Obligors to prepay the Receivables. Such credit includes but is not limited to home equity lines of credit, consumer installment credit and credit cards offered by lenders (including the Sellers, the Servicer and their respective affiliates). The Sellers, the Servicer and their respective affiliates may, in the ordinary course of business, offer general or targeted solicitations for such extensions of credit, and such solicitations may be sent, to Obligors. In addition, the Sale and Servicing Agreement permits the Servicer to refinance an existing Receivable for an Obligor, so long as the proceeds of such refinanced loan would be used to prepay such existing Receivable in full and any such refinanced loan is evidenced by a new promissory note. Any such loan thus created by a refinancing would not be the property of the Trust. See 'Description of the Transfer and Servicing Agreements--Termination' herein regarding the Servicer's option to purchase the Receivables from the Trust.


     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders.

     No principal payments will be made on any class of Notes until all Notes with preceding class designations have been paid in full. For example, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, and no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full. In addition, no principal payments on the Certificates will be made until the Notes have been paid in full. See 'Description of the Notes-- Payments of Principal' and 'Description of the Certificates--Distributions of Principal Payments' herein. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the Principal Balances of the Receivables, final payment of any class of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective Note Final Scheduled Distribution Dates or the Certificate Final Scheduled Distribution Date. It is expected that final payment of the Notes and the final distribution in respect of the Certificates will occur on or prior to the related Note Final Scheduled Distribution Date or the Certificate Final Scheduled Distribution Date. However, if sufficient funds are not available to pay the Notes or the Certificates in full on or prior to the related Note Final Scheduled Distribution Date or the Certificate Final Scheduled Distribution Date, final payment of the Notes and the final distribution in respect of the Certificates could occur later than such date. Securityholders will bear the risk of being able to reinvest principal payments of the Securities at yields at least equal to the Interest Rate or the Certificate Rate, as applicable.




     With respect to the Receivables that are Simple Interest Receivables and, to the extent that payments of the fixed monthly installments thereunder are received prior to the scheduled due dates for such installments, the portions of such installments allocable to interest will be less that they would be if the payments were received as scheduled. If the Reserve Account is exhausted and losses on the Receivables occur, the amount of interest distributed to the Securityholders may be less than described above.


     If an Event of Default occurs and the Notes are accelerated, the Certificateholders will not be entitled to receive any distributions in respect of their Certificates until the Notes have been paid in full.

     Subject to the conditions set forth herein under the heading 'Description of the Transfer and Servicing Agreements--Servicing and Insurance Procedures,' the Servicer may reschedule the Due Date of any scheduled payment. Any such deferrals will have the effect of increasing the weighted average life of the Notes and Certificates. However, the Servicer will not be permitted to grant any such deferral or extension if, as a result, the final scheduled payment on a Receivable would fall after the Final Scheduled Maturity Date, unless the Servicer purchases such Receivable.

PAID-AHEAD SIMPLE INTEREST RECEIVABLES


     If an Obligor with respect to any Simple Interest Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period (for example, because the Obligor intends to be on vacation the following month), the additional scheduled payments made in such Collection Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Receivable in such Collection Period and, unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Receivable (a 'PAID-AHEAD SIMPLE INTEREST RECEIVABLE') for the number of Due Dates corresponding to the number of such additional scheduled payments (the 'PAID-AHEAD PERIOD'). During the Paid-Ahead Period, interest will continue to accrue on the Principal Balance of such Paid-Ahead Simple Interest Receivable, as reduced by the application of the additional scheduled payments made in the Collection Period in which such Receivable was paid-ahead. The Obligor's Receivable will not be considered delinquent during the Paid-Ahead Period. A Payment Shortfall with respect to a Paid-Ahead Simple Interest Receivable will exist during each Collection Period occurring during the Paid-Ahead Period, and the Servicer may be required to make a Monthly Advance in respect of such Payment Shortfall, as described under 'Description of the Transfer and Servicing Agreements--Monthly Advances' herein; provided, that no Monthly Advances will be made in respect of principal of a Paid-Ahead Simple Interest Receivable.

     When the Obligor resumes his required payments following the Paid-Ahead

Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Paid-Ahead Simple Interest Receivable would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the Principal Balance of the Paid-Ahead Simple Interest Receivable. Depending on the Principal Balance and the Contract Rate of the related Receivable, and on the number of payments that were paid-ahead, there may be extended periods of time during which Receivables that are current are not amortizing.


     Paid-Ahead Simple Interest Receivables will affect the weighted average life of the Securities. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of the Securities. In addition, to the extent the Servicer makes Monthly Advances with respect to a Paid-Ahead Simple Interest Receivable which subsequently goes into default, because liquidation proceeds with respect to such Receivable will be applied first to reimburse the Servicer for such Monthly Advances, the loss with respect to such Receivable may be larger than would have been the case had such Monthly Advances not been made.


     As of the Cutoff Date, approximately 25% of the number of Receivables were Paid-Ahead Simple Interest Receivables with at least one scheduled monthly payment having been paid-ahead. The Chase RV Finance Portfolio has historically included Recreational Vehicle Loans which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Simple Interest Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.



     If an Obligor with respect to any Precomputed Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period for similar reasons (such Receivable being a 'PAID-AHEAD PRECOMPUTED RECEIVABLE'), the Paid-Ahead Amounts will be deposited into an account in the name of the Indenture Trustee (the 'PAID-AHEAD ACCOUNT') or the Collection Account and applied on subsequent Deposit Dates as described herein under 'Description of the Transfer and Servicing Agreements-Paid-Ahead Precomputed Receivables.' Because Paid-Ahead Amounts on Paid-Ahead Precomputed Receivables are not deposited into the Collection Account and distributed to Securityholders until the Deposit Date and Distribution Date, respectively, related to the Collection Period during which any such scheduled payment was due, no shortfalls of interest or principal will result therefrom.


     Chase RV Finance maintains certain records of the historical prepayment experience of the Chase RV Finance Portfolio. The Sellers believe that such records are not adequate to provide meaningful information with respect to the Receivables. In any event, no assurance can be given that prepayments on the Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to the

Receivables.

ABS TABLES


     Prepayments on Recreational Vehicle Loans can be measured relative to a prepayment standard or model. The model used in this Prospectus is the Absolute Prepayment Model ('ABS'). ABS assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. The ABS prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.



     The tables captioned 'Percent of Initial Note Principal Balance at Various ABS Percentages' and 'Percent of Initial Certificate Balance at Various ABS Percentages' (each an 'ABS TABLE') have been prepared on the basis of the characteristics of the Receivables. Each ABS Table assumes that (a) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (c) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month), (d) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and (e) the Servicer does not exercise its option to purchase the Receivables. The Receivables Pool has an assumed cutoff date of the Cutoff Date. The ABS Tables indicate the projected weighted average life of each class of Notes and the Certificates and set forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance, as applicable, that is projected to be outstanding after each of the Distribution Dates or each September 15, as indicated, at various ABS percentages.


     The tables also assume that the Receivables have been aggregated into five hypothetical pools with all of the Receivables within each such pool having the following characteristics:



                                                                                          WEIGHTED     WEIGHTED
                                                                                           AVERAGE      AVERAGE

                                                         AGGREGATE         WEIGHTED       ORIGINAL     REMAINING
                                                         PRINCIPAL          AVERAGE         TERM         TERM
POOL                                                      BALANCE        CONTRACT RATE    IN MONTHS    IN MONTHS
---------------------------------------------------   ---------------    -------------    ---------    ---------
1..................................................   $115,996,183.21         10.41%         125           60
2..................................................     88,358,662.53         10.26%         155           98
3..................................................    185,740,182.09          9.12%         175          123
4..................................................    260,864,247.00          8.88%         179          144
5..................................................    246,436,010.71          9.05%         180          166
                                                      ---------------
                                                      $897,395,285.54



     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing each ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of prepayment until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of the Receivables within each of the five hypothetical pools could produce slower or faster principal distributions than indicated in each ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes and the Certificates.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


                                                                           CLASS A-1 NOTES
                                                 --------------------------------------------------------------------
                                                                        ASSUMED ABS PERCENTAGE
                                                 --------------------------------------------------------------------
                                                 0.00%    0.50%    0.75%    0.90%    1.00%    1.10%    1.25%    1.50%
                                                 -----    -----    -----    -----    -----    -----    -----    -----
Closing Date..................................     100      100      100      100      100      100      100      100
September 15, 1998............................       0        0        0        0        0        0        0        0
September 15, 1999............................       0        0        0        0        0        0        0        0
September 15, 2000............................       0        0        0        0        0        0        0        0
September 15, 2001............................       0        0        0        0        0        0        0        0
September 15, 2002............................       0        0        0        0        0        0        0        0
September 15, 2003............................       0        0        0        0        0        0        0        0
September 15, 2004............................       0        0        0        0        0        0        0        0
September 15, 2005............................       0        0        0        0        0        0        0        0
September 15, 2006............................       0        0        0        0        0        0        0        0
September 15, 2007............................       0        0        0        0        0        0        0        0
September 15, 2008............................       0        0        0        0        0        0        0        0
September 15, 2009............................       0        0        0        0        0        0        0        0
September 15, 2010............................       0        0        0        0        0        0        0        0
September 15, 2011............................       0        0        0        0        0        0        0        0
September 15, 2012............................       0        0        0        0        0        0        0        0
Weighted Average Life (years)(1)..............    0.52     0.26     0.19     0.16     0.14     0.12     0.09     0.06



      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES



                                                                           CLASS A-2 NOTES
                                                 --------------------------------------------------------------------
                                                                        ASSUMED ABS PERCENTAGE
                                                 --------------------------------------------------------------------
DISTRIBUTION DATES                               0.00%    0.50%    0.75%    0.90%    1.00%    1.10%    1.25%    1.50%
----------------------------------------------   -----    -----    -----    -----    -----    -----    -----    -----
Closing Date..................................     100      100      100      100      100      100      100      100
September 15, 1998............................     100       47        8        0        0        0        0        0
September 15, 1999............................      45        0        0        0        0        0        0        0
September 15, 2000............................       0        0        0        0        0        0        0        0
September 15, 2001............................       0        0        0        0        0        0        0        0
September 15, 2002............................       0        0        0        0        0        0        0        0

September 15, 2003............................       0        0        0        0        0        0        0        0
September 15, 2004............................       0        0        0        0        0        0        0        0
September 15, 2005............................       0        0        0        0        0        0        0        0
September 15, 2006............................       0        0        0        0        0        0        0        0
September 15, 2007............................       0        0        0        0        0        0        0        0
September 15, 2008............................       0        0        0        0        0        0        0        0
September 15, 2009............................       0        0        0        0        0        0        0        0
September 15, 2010............................       0        0        0        0        0        0        0        0
September 15, 2011............................       0        0        0        0        0        0        0        0
September 15, 2012............................       0        0        0        0        0        0        0        0
Weighted Average Life (years)(1)..............    1.91     0.99     0.71     0.58     0.50     0.43     0.33     0.10


------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


                                                                           CLASS A-3 NOTES
                                                 --------------------------------------------------------------------
                                                                        ASSUMED ABS PERCENTAGE
                                                 --------------------------------------------------------------------
DISTRIBUTION DATES                               0.00%    0.50%    0.75%    0.90%    1.00%    1.10%    1.25%    1.50%
----------------------------------------------   -----    -----    -----    -----    -----    -----    -----    -----
Closing Date..................................     100      100      100      100      100      100      100      100
September 15, 1998............................     100      100      100       75       47       13        0        0
September 15, 1999............................     100       45        0        0        0        0        0        0
September 15, 2000............................      83        0        0        0        0        0        0        0
September 15, 2001............................      13        0        0        0        0        0        0        0
September 15, 2002............................       0        0        0        0        0        0        0        0
September 15, 2003............................       0        0        0        0        0        0        0        0
September 15, 2004............................       0        0        0        0        0        0        0        0
September 15, 2005............................       0        0        0        0        0        0        0        0
September 15, 2006............................       0        0        0        0        0        0        0        0
September 15, 2007............................       0        0        0        0        0        0        0        0
September 15, 2008............................       0        0        0        0        0        0        0        0

September 15, 2009............................       0        0        0        0        0        0        0        0
September 15, 2010............................       0        0        0        0        0        0        0        0
September 15, 2011............................       0        0        0        0        0        0        0        0
September 15, 2012............................       0        0        0        0        0        0        0        0
Weighted Average Life (years)(1)..............    3.49     1.97     1.43     1.16     1.00     0.85     0.64     0.28


      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


                                                                           CLASS A-4 NOTES
                                                 --------------------------------------------------------------------
                                                                        ASSUMED ABS PERCENTAGE
                                                 --------------------------------------------------------------------
DISTRIBUTION DATES                               0.00%    0.50%    0.75%    0.90%    1.00%    1.10%    1.25%    1.50%
----------------------------------------------   -----    -----    -----    -----    -----    -----    -----    -----
Closing Date..................................     100      100      100      100      100      100      100      100
September 15, 1998............................     100      100      100      100      100      100        1        0
September 15, 1999............................     100      100       53        0        0        0        0        0
September 15, 2000............................     100       16        0        0        0        0        0        0
September 15, 2001............................     100        0        0        0        0        0        0        0
September 15, 2002............................       1        0        0        0        0        0        0        0
September 15, 2003............................       0        0        0        0        0        0        0        0
September 15, 2004............................       0        0        0        0        0        0        0        0
September 15, 2005............................       0        0        0        0        0        0        0        0
September 15, 2006............................       0        0        0        0        0        0        0        0
September 15, 2007............................       0        0        0        0        0        0        0        0
September 15, 2008............................       0        0        0        0        0        0        0        0
September 15, 2009............................       0        0        0        0        0        0        0        0
September 15, 2010............................       0        0        0        0        0        0        0        0
September 15, 2011............................       0        0        0        0        0        0        0        0
September 15, 2012............................       0        0        0        0        0        0        0        0
Weighted Average Life (years)(1)..............    4.61     2.79     2.03     1.65     1.42     1.21     0.91     0.49


------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


                                                                           CLASS A-5 NOTES
                                                 --------------------------------------------------------------------
                                                                        ASSUMED ABS PERCENTAGE
                                                 --------------------------------------------------------------------
DISTRIBUTION DATES                               0.00%    0.50%    0.75%    0.90%    1.00%    1.10%    1.25%    1.50%
----------------------------------------------   -----    -----    -----    -----    -----    -----    -----    -----
Closing Date..................................     100      100      100      100      100      100      100      100
September 15, 1998............................     100      100      100      100      100      100      100        0
September 15, 1999............................     100      100      100       78       36        0        0        0
September 15, 2000............................     100      100       23        0        0        0        0        0
September 15, 2001............................     100       28        0        0        0        0        0        0
September 15, 2002............................     100        0        0        0        0        0        0        0
September 15, 2003............................      51        0        0        0        0        0        0        0
September 15, 2004............................       0        0        0        0        0        0        0        0
September 15, 2005............................       0        0        0        0        0        0        0        0
September 15, 2006............................       0        0        0        0        0        0        0        0
September 15, 2007............................       0        0        0        0        0        0        0        0
September 15, 2008............................       0        0        0        0        0        0        0        0
September 15, 2009............................       0        0        0        0        0        0        0        0
September 15, 2010............................       0        0        0        0        0        0        0        0
September 15, 2011............................       0        0        0        0        0        0        0        0
September 15, 2012............................       0        0        0        0        0        0        0        0
Weighted Average Life (years).................    6.02     3.74     2.75     2.24     1.92     1.63     1.23     0.73



      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES



                                                                           CLASS A-6 NOTES
                                                 --------------------------------------------------------------------
                                                                        ASSUMED ABS PERCENTAGE
                                                 --------------------------------------------------------------------
DISTRIBUTION DATES                               0.00%    0.50%    0.75%    0.90%    1.00%    1.10%    1.25%    1.50%
----------------------------------------------   -----    -----    -----    -----    -----    -----    -----    -----
Closing Date..................................     100      100      100      100      100      100      100      100
September 15, 1998............................     100      100      100      100      100      100      100       64
September 15, 1999............................     100      100      100      100      100       75        0        0
September 15, 2000............................     100      100      100       33        0        0        0        0

September 15, 2001............................     100      100        0        0        0        0        0        0
September 15, 2002............................     100       31        0        0        0        0        0        0
September 15, 2003............................     100        0        0        0        0        0        0        0
September 15, 2004............................      96        0        0        0        0        0        0        0
September 15, 2005............................       8        0        0        0        0        0        0        0
September 15, 2006............................       0        0        0        0        0        0        0        0
September 15, 2007............................       0        0        0        0        0        0        0        0
September 15, 2008............................       0        0        0        0        0        0        0        0
September 15, 2009............................       0        0        0        0        0        0        0        0
September 15, 2010............................       0        0        0        0        0        0        0        0
September 15, 2011............................       0        0        0        0        0        0        0        0
September 15, 2012............................       0        0        0        0        0        0        0        0
Weighted Average Life (years).................    7.54     4.85     3.60     2.92     2.50     2.12     1.65     1.05


------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


                                                                      CLASS A-7 NOTES
                                    ------------------------------------------------------------------------------------
                                                                   ASSUMED ABS PERCENTAGE
                                    ------------------------------------------------------------------------------------
DISTRIBUTION DATES                    0.00%      0.50%      0.75%      0.90%      1.00%      1.10%      1.25%      1.50%
---------------------------------   -------    -------    -------    -------    -------    -------    -------    -------
Closing Date.....................      100        100        100        100        100        100        100        100
September 15, 1998...............      100        100        100        100        100        100        100        100
September 15, 1999...............      100        100        100        100        100        100         37          0
September 15, 2000...............      100        100        100        100         25          0          0          0
September 15, 2001...............      100        100         91          0          0          0          0          0
September 15, 2002...............      100        100          0          0          0          0          0          0
September 15, 2003...............      100         17          0          0          0          0          0          0
September 15, 2004...............      100          0          0          0          0          0          0          0

September 15, 2005...............      100          0          0          0          0          0          0          0
September 15, 2006...............        0          0          0          0          0          0          0          0
September 15, 2007...............        0          0          0          0          0          0          0          0
September 15, 2008...............        0          0          0          0          0          0          0          0
September 15, 2009...............        0          0          0          0          0          0          0          0
September 15, 2010...............        0          0          0          0          0          0          0          0
September 15, 2011...............        0          0          0          0          0          0          0          0
September 15, 2012...............        0          0          0          0          0          0          0          0
Weighted Average Life
  (years)(1).....................     8.50       5.76       4.23       3.42       2.93       2.51       1.98       1.34



      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES



                                                                      CLASS A-8 NOTES
                                    ------------------------------------------------------------------------------------
                                                                   ASSUMED ABS PERCENTAGE
                                    ------------------------------------------------------------------------------------
DISTRIBUTION DATES                    0.00%      0.50%      0.75%      0.90%      1.00%      1.10%      1.25%      1.50%
---------------------------------   -------    -------    -------    -------    -------    -------    -------    -------
Closing Date.....................      100        100        100        100        100        100        100        100
September 15, 1998...............      100        100        100        100        100        100        100        100
September 15, 1999...............      100        100        100        100        100        100        100         11
September 15, 2000...............      100        100        100        100        100         39          0          0
September 15, 2001...............      100        100        100         44          0          0          0          0
September 15, 2002...............      100        100         41          0          0          0          0          0
September 15, 2003...............      100        100          0          0          0          0          0          0
September 15, 2004...............      100         32          0          0          0          0          0          0
September 15, 2005...............      100          0          0          0          0          0          0          0
September 15, 2006...............       91          0          0          0          0          0          0          0
September 15, 2007...............        2          0          0          0          0          0          0          0
September 15, 2008...............        0          0          0          0          0          0          0          0
September 15, 2009...............        0          0          0          0          0          0          0          0
September 15, 2010...............        0          0          0          0          0          0          0          0
September 15, 2011...............        0          0          0          0          0          0          0          0
September 15, 2012...............        0          0          0          0          0          0          0          0
Weighted Average Life
  (years)(1).....................     9.48       6.79       4.94       3.98       3.42       2.95       2.40       1.80


------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.



     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


                                                                      CLASS A-9 NOTES
                                    ------------------------------------------------------------------------------------
                                                                   ASSUMED ABS PERCENTAGE
                                    ------------------------------------------------------------------------------------
DISTRIBUTION DATES                    0.00%      0.50%      0.75%      0.90%      1.00%      1.10%      1.25%      1.50%
---------------------------------   -------    -------    -------    -------    -------    -------    -------    -------
Closing Date.....................      100        100        100        100        100        100        100        100
September 15, 1998...............      100        100        100        100        100        100        100        100
September 15, 1999...............      100        100        100        100        100        100        100        100
September 15, 2000...............      100        100        100        100        100        100         52          0
September 15, 2001...............      100        100        100        100         54          0          0          0
September 15, 2002...............      100        100        100          3          0          0          0          0
September 15, 2003...............      100        100         27          0          0          0          0          0
September 15, 2004...............      100        100          0          0          0          0          0          0
September 15, 2005...............      100         48          0          0          0          0          0          0
September 15, 2006...............      100          0          0          0          0          0          0          0
September 15, 2007...............      100          0          0          0          0          0          0          0
September 15, 2008...............        3          0          0          0          0          0          0          0
September 15, 2009...............        0          0          0          0          0          0          0          0
September 15, 2010...............        0          0          0          0          0          0          0          0
September 15, 2011...............        0          0          0          0          0          0          0          0
September 15, 2012...............        0          0          0          0          0          0          0          0
Weighted Average Life
  (years)(1).....................    10.51       8.00       5.83       4.67       4.07       3.60       3.03       2.28


      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


                                                                      CLASS A-10 NOTES
                                    ------------------------------------------------------------------------------------
                                                                   ASSUMED ABS PERCENTAGE
                                    ------------------------------------------------------------------------------------

DISTRIBUTION DATES                    0.00%      0.50%      0.75%      0.90%      1.00%      1.10%      1.25%      1.50%
---------------------------------   -------    -------    -------    -------    -------    -------    -------    -------
Closing Date.....................      100        100        100        100        100        100        100        100
September 15, 1998...............      100        100        100        100        100        100        100        100
September 15, 1999...............      100        100        100        100        100        100        100        100
September 15, 2000...............      100        100        100        100        100        100        100         36
September 15, 2001...............      100        100        100        100        100         93         16          0
September 15, 2002...............      100        100        100        100         41          0          0          0
September 15, 2003...............      100        100        100         14          0          0          0          0
September 15, 2004...............      100        100         35          0          0          0          0          0
September 15, 2005...............      100        100          0          0          0          0          0          0
September 15, 2006...............      100         73          0          0          0          0          0          0
September 15, 2007...............      100         15          0          0          0          0          0          0
September 15, 2008...............      100          0          0          0          0          0          0          0
September 15, 2009...............       12          0          0          0          0          0          0          0
September 15, 2010...............        0          0          0          0          0          0          0          0
September 15, 2011...............        0          0          0          0          0          0          0          0
September 15, 2012...............        0          0          0          0          0          0          0          0
Weighted Average Life
  (years)(1).....................    11.61       9.41       6.85       5.60       4.93       4.37       3.69       2.89


------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


                                                                            CERTIFICATES
                                               ----------------------------------------------------------------------
                                                                       ASSUMED ABS PERCENTAGE
                                               ----------------------------------------------------------------------
DISTRIBUTION DATES                              0.00%     0.50%    0.75%    0.90%    1.00%    1.10%    1.25%    1.50%
--------------------------------------------   ------    ------    -----    -----    -----    -----    -----    -----

Closing Date................................      100       100      100      100      100      100      100      100
September 15, 1998..........................      100       100      100      100      100      100      100      100
September 15, 1999..........................      100       100      100      100      100      100      100      100
September 15, 2000..........................      100       100      100      100      100      100      100      100
September 15, 2001..........................      100       100      100      100      100      100      100       40
September 15, 2002..........................      100       100      100      100      100       93       38        0
September 15, 2003..........................      100       100      100      100       64       25        0        0
September 15, 2004..........................      100       100      100       48        8        0        0        0
September 15, 2005..........................      100       100       68        4        0        0        0        0
September 15, 2006..........................      100       100       26        0        0        0        0        0
September 15, 2007..........................      100       100        0        0        0        0        0        0
September 15, 2008..........................      100        65        0        0        0        0        0        0
September 15, 2009..........................      100        26        0        0        0        0        0        0
September 15, 2010..........................       56         9        0        0        0        0        0        0
September 15, 2011..........................        0         0        0        0        0        0        0        0
September 15, 2012..........................        0         0        0        0        0        0        0        0
Weighted Average Life (years)(1)............    13.09     11.55     8.50     7.02     6.26     5.64     4.88     3.93


------------------
(1) The weighted average life of the Certificates is determined by (i) multiplying the amount of each principal payment on the Certificates by the number of years from the date of the issuance of the Certificates to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial Certificate Balance.


     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                      POOL FACTORS AND TRADING INFORMATION

     The 'NOTE POOL FACTOR' for each class of Notes will be an eight-digit decimal that the Servicer will compute prior to each distribution with respect to such class of Notes expressing the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The 'CERTIFICATE POOL FACTOR' for the Certificates will be an eight-digit decimal that the Servicer will compute prior to each distribution with respect to the Certificates expressing the remaining Certificate Balance, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution
Date), as a fraction of the initial Certificate Balance. Each Note Pool Factor and the Certificate Pool Factor will be 1.00000000 as of the Cutoff Date and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the Certificate Pool Factor.

     The Paying Agent will send to Securityholders monthly reports concerning payments received on the Receivables, the Pool Balance, the Certificate Pool Factor or each Note Pool Factor, as applicable, and various other items of information specified herein. In addition, the Applicable Trustee or the Paying Agent will furnish to Securityholders of record during any calendar year any information for tax reporting purposes as required by law not later than the latest date permitted by law. See 'Certain Information Regarding the Securities--Reports to Securityholders' herein.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture substantially in the form of the Indenture filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following, as well as other pertinent information included elsewhere herein, summarizes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Norwest Bank Minnesota, National Association, a national banking corporation with its corporate trust offices located at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, will be the Indenture Trustee under the Indenture. In the ordinary course of its business, the Indenture Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with the Sellers, the Servicer and their respective affiliates.

PAYMENTS OF INTEREST



     Interest on the outstanding principal amount of each class of Notes will accrue at the applicable Interest Rate specified on the cover page hereof and will be payable to the Noteholders of record monthly on each Distribution Date, commencing October 15, 1997. Interest on the outstanding principal amount of each class of Notes will accrue at the applicable Interest Rate for each Interest Accrual Period and shall be calculated on the basis of a 360-day year based on the actual number of days with respect to the Class A-1 Notes, and on the basis of a 360-day year of twelve 30-day months with respect to all other classes of Notes. Interest payments on the Notes will generally be derived from the Available Amount after payment of the Servicer Payment and from amounts, if any, on deposit in the Reserve Account. See 'Description of the Transfer and Servicing Agreements--Distributions' and '--Subordination of the Certificates; Reserve Account' herein.


     Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments on the Notes could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL


     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the Noteholders' Principal Distributable Amount. Principal payments on the Notes will generally be derived from the remaining Available Amount after payment of the Servicing Payment, the deposit of the Noteholders' Interest Distributable Amount into the Note Distribution Account and the deposit of the Certificateholders' Interest Distributable Amount into the Certificate Distribution Account, and from amounts, if any, on deposit in the Reserve Account.



     On each Distribution Date, principal payments on the Notes, to the extent of the Noteholders' Principal Distributable Amount, will be applied in the following order of priority: (i) to the principal balance of the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero; (ii) to the principal balance of the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero; (iii) to the principal balance of the Class A-3 Notes until the principal balance of the Class A-3 Notes is reduced to zero;
(iv) to the principal balance of the Class A-4 Notes until the principal balance of the Class A-4 Notes is reduced to zero; (v) to the principal balance of the Class A-5 Notes until the principal balance of the Class A-5 Notes is reduced to zero; (vi) to the principal balance of the Class A-6 Notes until the principal balance of the Class A-6 Notes is reduced to zero; (vii) to the principal balance of the Class A-7 Notes until the principal balance of the Class A-7 Notes is reduced to zero; (viii) to the principal balance of the Class A-8 Notes until the principal balance of the Class A-8 Notes is reduced to zero; (ix) to the principal balance of the Class A-9 Notes until the principal balance of the Class A-9 Notes is reduced to zero; and (x) to the principal balance of the Class A-10 Notes until the principal balance of the Class A-10 Notes is reduced to zero. Notwithstanding the foregoing, if an Event of Default occurs and the Notes are accelerated, the Noteholders' Principal Distributable Amount shall be applied to the repayment of principal on each class of Notes pro rata on the basis of their respective unpaid principal amounts. The principal balance of each class of Notes, to the extent not previously paid, will be due on the Note Final Scheduled Distribution Date with respect to such class specified on the cover page hereof. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the applicable Note Final Scheduled Distribution Date based on a variety of factors, including those described under 'Weighted Average Life of the Securities' herein.


THE INDENTURE

     Modification of Indenture. The Trust and the Indenture Trustee may, with the consent of the Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.

     Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the date of payment of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of the Noteholders of which is required
(a) for any such supplemental indenture or (b) for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on such Notes, the Sellers or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding principal amount of such Notes required to direct the Indenture Trustee to sell or liquidate the Receivables, the consent of the Noteholders of which is required if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture that specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; (vii) modify any provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation); or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Noteholders; provided that such action will not materially adversely affect the interest of any such Noteholder.


     In addition to the foregoing limitations on executing supplemental indentures, the Issuer will covenant in the Sale and Servicing Agreement not to execute any supplemental indentures without the prior written consent of CITSF, as Administrator.



     Events of Default; Rights Upon Event of Default. With respect to the Notes, 'EVENTS OF DEFAULT' under the Indenture will consist of: (i) a default in the payment of any interest on any such Note for a period of 5 days; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture, which default materially adversely affects the rights of the Noteholders and which default continues for a period of 30 days after written notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Noteholders representing not less than 25% of the aggregate principal amount of the Notes then outstanding (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less); or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to the Principal Distributable Amount (absent acceleration of the Notes). Therefore, the failure to pay principal on a class of Notes on any Distribution Date generally will not result in the occurrence of an Event of Default until the Note Final Scheduled Distribution Date for such class of Notes.


     If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee or the Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Noteholders representing not less than a majority of the aggregate principal amount of such Notes then outstanding.

     If the Notes are declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on the Trust property, exercise remedies as a secured party, sell the Receivables or elect to have the Trust maintain possession of the Receivables and continue to apply collections on the Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the Receivables following an Event of Default, unless (i) Noteholders representing 100% of the aggregate principal amount of the Notes then outstanding consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes and the Certificate Balance and accrued interest on the Certificates, in each case at the date of such sale, or (iii) there has been an Event of Default arising from a failure to make a required payment of principal of or interest on any Notes, and the Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders representing not less than 66-2/3% of the aggregate principal amount of the Notes then outstanding.

     If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of Noteholders representing 100% of the aggregate principal amount of the Notes then outstanding.

     No Noteholders will have the right to institute any proceeding with respect to the Indenture unless (i) such holder has previously given written notice to the Indenture Trustee of a continuing Event of Default, (ii) Noteholders representing not less than 25% of the aggregate principal amount of the Notes then outstanding have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Noteholder or Noteholders have offered the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee has for 60 days after receipt of such notice, request and offer of indemnity failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding.

     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

CERTAIN COVENANTS


     The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state of the United States or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments of principal of and interest on the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that no rating then in effect of the Notes or the Certificates by any Rating Agency would be downgraded or withdrawn as a result of such merger or consolidation, (v) such action as was necessary to maintain the lien and security interest created by the Indenture shall have been taken and (vi) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder.



     The Trust will not, among other things, (i) except as expressly permitted by the Indenture or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Trust, (ii) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) permit the validity or effectiveness of the Indenture to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any party thereof, or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor) or (v) permit any lien of the Indenture not to constitute a valid first priority security interest in the Trust (other than with respect to any such tax, mechanics or other lien).


     The Trust may not engage in any activity other than as specified herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Indenture or the Sale and Servicing Agreement.

     Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

THE INDENTURE TRUSTEE


     The Indenture Trustee may resign at any time by notifying the Issuer and the Noteholders, in which event the Issuer will be obligated to appoint a successor indenture trustee. The Issuer may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding may also remove the Indenture Trustee by so notifying the Indenture Trustee. In such circumstances, the Issuer will be obligated to appoint a successor indenture trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement in substantially the form of the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following, as well as other pertinent information included elsewhere herein, summarizes the material terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.

RESTRICTIONS ON OWNERSHIP


     Purchasers of Certificates and their assignees will be deemed to represent that the beneficial owners of such Certificates are not Foreign Investors and that no Plan Assets of any Plan were used to acquire the Certificates. See 'Certain Federal Income Tax Consequences' and 'ERISA Considerations' herein.

DISTRIBUTION OF INTEREST INCOME


     On each Distribution Date, commencing October 15, 1997, the Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Certificate Rate. Interest in respect of a Distribution Date will accrue during the related Interest Accrual Period and shall be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date in addition to an amount equal to interest on such amount at the Certificate Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be derived from the Available Amount remaining after the payment of the Servicer Payment and the deposit of the Noteholders' Interest Distributable Amount into the Note Distribution Account and from amounts, if any, on deposit in the Reserve Account. See 'Description of the Transfer and Servicing Agreement--Distributions' and '--Subordination of the Certificates; Reserve Account' herein.



     The Certificateholders will not receive any distributions of interest with respect to an Interest Accrual Period until the full amount of interest on the Notes due with respect to such Interest Accrual Period has been deposited in the Note Distribution Account. If an Event of Default occurs and the Notes are accelerated, Certificateholders will not be entitled to receive any distributions of interest or principal until the Notes have been paid in full.


DISTRIBUTIONS OF PRINCIPAL PAYMENTS

     Certificateholders will be entitled to distributions of principal on each Distribution Date in an amount generally equal to the Certificateholders' Principal Distributable Amount. The Certificateholders' Principal Distributable Amount will be zero for each Distribution Date occurring before the Distribution Date on which the Notes have been paid in full; and on and after such Distribution Date, it will generally be 100% of the Principal Distributable Amount (after payment of all of the Notes in full). Distributions with respect to principal payments on the Certificates will generally be derived from the Available Amount remaining after the payment of the Servicer Payment, the deposit of the Noteholders' Distributable Amount into the Note Distribution Account and the deposit of the Certificateholders' Interest Distributable Amount into the Certificate Distribution Account and from amounts, if any, on deposit in the Reserve Account. Notwithstanding the foregoing, if an Event of Default occurs and the Notes are accelerated, the Certificateholders will not be entitled to receive any distributions of interest or principal until the Notes have been paid in full. See 'Description of the Transfer and Servicing Agreements--Distributions' and '--Subordination of the Certificates; Reserve Account' herein.

OPTIONAL PREPAYMENT

     On any Distribution Date, after the Notes have been paid in full, the Certificates will be prepaid if the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables after the last day of a Collection Period as to which the Pool Balance shall have declined to 5% or less of the Cutoff Date Pool Balance. If the Servicer exercises its option to purchase the Receivables, the Certificateholders will receive an amount equal to the Certificate Balance then outstanding together with accrued interest at the Certificate Rate, which distribution shall effect early retirement of the Certificates. See 'Description of the Transfer and Servicing Agreements-- Termination' herein.

THE OWNER TRUSTEE


     The Owner Trustee's liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. The Owner Trustee under the Trust Agreement will perform administrative functions, including making distributions from the Certificate Distribution Account. The Owner Trustee may resign at any time by giving written notice thereof to the Sellers under the Trust Agreement, in which event the Sellers will be obligated to appoint a successor owner trustee. The Sellers may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the Trust Agreement, becomes legally unable to act or if the Owner Trustee becomes insolvent.

In such circumstances, the Sellers will be obligated to appoint a successor owner trustee. Any resignation or removal of the Owner Trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     Securityholders may hold their Securities through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     The Sellers have been informed by DTC that DTC's nominee will be Cede. Accordingly, such nominee is expected to be the holder of record of any Book-Entry Securities. Unless and until Definitive Securities are issued under the limited circumstances described herein, no Securityholder will be entitled to receive a physical certificate representing its interest in such Security. All references herein to actions by Securityholders refer to actions taken by DTC upon instructions from its Participants and all references herein to distributions, notices, reports and statements to Securityholders of Book-Entry Securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC's procedures with respect thereto. See '--Definitive Securities' herein.

     Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the 'DEPOSITARIES'), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'CLEARING CORPORATION' within the meaning of the New York Uniform Commercial Code and a 'CLEARING AGENCY' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any Underwriter), banks, trust companies and clearing corporations and may include certain other organizations, including Cedel and Euroclear. Indirect access to the DTC system also is available to Indirect Participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules.

Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     A 'SECURITYHOLDER,' as used herein, shall mean a holder of a beneficial interest in a Book-Entry Security. Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal of and interest on Securities from the Owner Trustee or Indenture Trustee, as applicable (the 'APPLICABLE TRUSTEE'), through the Participants, who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only 'NOTEHOLDER' and 'CERTIFICATEHOLDER' will be Cede, as nominee of DTC. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such term is used in the Trust Agreement and Indenture, as applicable, and Securityholders will only be permitted to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participants or organizations.


     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not physically possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of physical certificates for such Securities.

     DTC has advised the Sellers that it will take any action permitted to be taken by a Noteholder under the Indenture or a Certificateholder under the Trust Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, societe anonyme ('CEDEL') is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('CEDEL PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any Underwriter. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System ('EUROCLEAR') was created in 1968 to hold securities for participants of Euroclear ('EUROCLEAR PARTICIPANTS') and to clear and settle transactions between Euroclear

Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'EUROCLEAR OPERATOR'), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'COOPERATIVE'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any Underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the 'TERMS AND CONDITIONS'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Indenture or the Trust Agreement, as applicable, on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     Except as required by law, the Applicable Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by DTC, Cedel or Euroclear or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     The Notes of any class and the Certificates issued in book-entry form will be issued in fully registered, certificated form ('DEFINITIVE NOTES' and 'DEFINITIVE CERTIFICATES,' as the case may be, and collectively referred to herein as 'DEFINITIVE SECURITIES') to Noteholders or Certificateholders or their respective nominees, rather than to the DTC or its nominee, only if (i) the Sellers advise the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Applicable Trustee is unable to locate a qualified successor depository, (ii) the Sellers, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination, holders representing not less than a majority of the outstanding principal amount of the Notes of such class or the Certificates, as applicable, advise DTC through Participants in writing (with instructions to notify the Applicable Trustee in writing) that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all applicable Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal with respect to, and interest on, such Definitive Securities will thereafter be made in accordance with the procedures set forth in the Indenture or the Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security (whether a Definitive Security or the Securities registered in the name of Cede representing the Securities), however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.


     Definitive Securities will be transferable and exchangeable at the offices of the transfer agent and registrar, which shall initially be the corporate trust department of Chase (in such capacity, the 'TRANSFER AGENT AND REGISTRAR'). No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Three or more Noteholders (each of whom has owned a Note for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of such Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record. Unless Definitive Notes have been issued, the only Noteholder appearing on the list maintained by the Indenture Trustee will be Cede, as nominee for DTC. In such circumstances, any beneficial owner of a Note wishing to communicate with other beneficial owners of Notes will not be able to identify those beneficial owners through the Indenture Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such beneficial owner may find available.

     Three or more Certificateholders or one or more Certificateholders representing not less than 25% of the Certificate Balance may, by written request to the Owner Trustee or registrar for the Certificates specified in the Trust Agreement, obtain access to the list of all Certificateholders for the purpose of communicating with such Certificateholders with respect to their rights under the Trust Agreement or under the Certificates. Unless Definitive Certificates have been issued, the only Certificateholder appearing on the list maintained by the Owner Trustee will be Cede, as nominee for DTC. In such circumstances, any beneficial owner of a Certificate wishing to communicate with other beneficial owners of Certificates will not be able to identify those beneficial owners through the Owner Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such beneficial owner may find available.

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

REPORTS TO SECURITYHOLDERS

     On each Distribution Date, the Paying Agent will include with each distribution to each Noteholder and Certificateholder a statement prepared by the Servicer. Each such statement to be delivered to Noteholders will include (to the extent applicable), among other things, the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:



          (i) the amount of the distribution allocable to interest with respect to each class of Notes and to the Certificate Balance and the derivation of such amounts;



          (ii) the amount of the distribution allocable to principal on or with respect to each class of Notes and the Certificates;


          (iii) the amount of the Servicing Fee paid and the amount of Monthly Advances being reimbursed to the Servicer in respect of the related Collection Period, and the total Servicer Payment;

          (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (v) the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, and the Certificate Balance and the Certificate Pool Factor, in each case after giving effect to all payments reported under clause (i) above on such date;


          (vi) the amount of the Aggregate Net Losses, if any, for the preceding Collection Period and the derivation of such amount, and the amount of Aggregate Losses on all Liquidated Receivables for the year to date;


          (vii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, if any, in each case as applicable to each class of Securities and the change in such amounts from the preceding statement;

          (viii) the aggregate Repurchase Amounts with respect to the Receivables, if any, that were repurchased by either Seller or purchased by the Servicer in such Collection Period;

          (ix) the balance of the Reserve Account as of such date, after giving effect to changes therein on such date, the Specified Reserve Account Balance on such date and the components of calculating any such required balance;

          (x) the amount of Monthly Advances included in the Available Amount;
     and

          (xi) the balance of the Paid-Ahead Account as of such date, after giving effect to any changes therein on such date.

     Each amount set forth pursuant to subclauses (i), (ii) and (iii) with respect to the Notes or the Certificates will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial

Certificate Balance, as applicable.


     The statements for each Collection Period will be delivered to DTC for further distribution to Securityholders in accordance with DTC procedures. See 'Certain Information Regarding the Securities--Book-Entry Registration' herein. Chase, as Administrator, will file with the Commission such periodic reports with respect to the Trust as required under the Exchange Act and the rules and regulations of the Commission thereunder.


     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the Applicable Trustee or the Paying Agent will furnish to each person who at any time during such calendar year has been a Noteholder or a Certificateholder and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See 'Certain Federal Income Tax Consequences' herein.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS


     The following, as well as other information included elsewhere herein, summarizes the material terms of the Sale and Servicing Agreement, the Trust Agreement and the Administration Agreements (collectively, the 'TRANSFER AND SERVICING AGREEMENTS'). Each of the Transfer and Servicing Agreements is in substantially the form of the corresponding agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth herein, to which description reference is hereby made.


SALE AND ASSIGNMENT OF RECEIVABLES

     Pursuant to the Sale and Servicing Agreement, on or before the Closing Date, the Sellers will transfer and assign to the Trust in consideration of the receipt of the Securities, without recourse, their entire interest in the Receivables, certain related property and the proceeds thereof, including, among other things, their respective security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (a 'SCHEDULE OF RECEIVABLES'). The Sellers will sell the Certificates to the Certificate Underwriter and the Notes to the Note Underwriters. See 'Underwriting' herein.


     In the Sale and Servicing Agreement, each Seller will make representations and warranties with respect to its Receivables and the security interests in the

Financed Vehicles related thereto, which representations and warranties will include, among others, the following: (i) each Receivable (A) was originated by a Dealer and acquired by an Originator from such Dealer in the ordinary course of business, (B) was originated by an Originator directly, or (C) was a Bulk Purchase Receivable; (ii) each Receivable is secured by a Financed Vehicle;
(iii) each Receivable was originated in the form of a retail installment sales contract with a Dealer or a purchase money loan from an Originator through a Dealer located in one of the states of the United States (or the District of Columbia) or without the involvement of a Dealer for the financing of a Financed Vehicle, and in each case was fully and properly executed by the parties thereto; (iv) (A) in the case of a Receivable originated with the involvement of a Dealer, if in the form of a retail installment sales contract, such Receivable was purchased by an Originator from the originating Dealer and was validly assigned by such Dealer to such Originator and (B) in the case of a Chase Financial Receivable, such Receivable was purchased by Chase USA from CFAC or CFHI, and was validly assigned by CFAC or CFHI, as applicable, to Chase USA; (v) no provision of a Receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the related Receivables file; (vi) each Receivable is a legal, valid and binding obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (vii) as of the Cutoff Date, such Seller had no knowledge of any facts which would give rise to any right of rescission, setoff, counterclaim or defense or of the same being asserted or threatened with respect to any Receivable; (viii) the Obligor on each Receivable is required to maintain physical damage insurance covering the related Financed Vehicle in accordance with its terms; (ix) no Receivable was originated in or is subject to the laws of any jurisdiction whose laws would prohibit (A) the transfer of the Receivable to the Trust pursuant to the Sale and Servicing Agreement, (B) the ownership of the Receivable by the Trust or (C) the pledge by the Trust of such Receivable to the Indenture Trustee; (x) each Receivable complies with all requirements of law in all material respects; (xi) no Receivable has been satisfied, subordinated in whole or in part or rescinded, and no Financed Vehicle has been released from the security interest of the related Receivable in whole or in part; (xii) each Receivable creates a valid and enforceable first priority security interest in favor of the originator of such Receivable in the Financed Vehicle covered thereby, such security interest is assignable to the Trust (by such originator to such Seller, if such originator is not such Seller, and by such Seller to the Trust), and all necessary action with respect to such Receivable has been taken to perfect the security interest in the related Financed Vehicle in favor of such originator;
(xiii) all parties to each Receivable had capacity to execute such Receivable;
(xiv) no Receivable has been
sold, assigned or pledged by such Seller to any person other than the Trust and, prior to the transfer of the Receivables by such Seller to the Trust, such Seller had good and marketable title to such Receivable, free and clear of any lien, encumbrance, equity, loan, pledge, charge, claim or security interest, and such Seller was the sole owner and had full right to transfer such Receivable to the Trust; (xv) as of the Cutoff Date, such Seller had no knowledge that a default, breach, violation or event permitting acceleration under any Receivable existed; such Seller had no knowledge of any event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Receivable (except for payment delinquencies permitted as described herein), and such Seller has not waived any of the foregoing (except for payment delinquencies permitted); (xvi) as of the Cutoff Date, such Seller had no knowledge of any liens or claims which have been filed for work, labor or materials affecting a Financed Vehicle securing a Receivable, which are or may be liens prior to or equal or coordinate with the security interest of the Receivable; (xvii) each Receivable is a fully amortizing loan with interest at a fixed rate (the 'CONTRACT RATE'), provides for level payments over the term of such Receivable and is either a Simple Interest Receivable or a Precomputed Receivable; (xviii) each Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the related collateral (except as may be limited by creditors' rights generally); (xix) the description of each Receivable set forth in the Schedule of Receivables is true and correct as of its date; (xx) no Obligor is the United States of America or any state or any agency, department, instrumentality or political subdivision thereof; (xxi) if the Obligor is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and the Receivable is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'SOLDIERS' AND SAILORS' CIVIL RELIEF ACT'), or the California Military Reservist Relief Act of 1991 (the 'MILITARY RESERVIST RELIEF ACT'), such Obligor has not made a claim to a Seller or the Servicer that (A) the amount of interest on the Receivable should be limited to 6% pursuant to the Soldiers' and Sailors' Civil Relief Act during the period of such Obligor's active duty status or (B) payments on the Receivable should be delayed pursuant to the Military Reservist Relief Act, in either case unless a court has ordered otherwise upon application of a Seller (in either case 'RELIEF ACT REDUCTION'); (xxii) there is only one original executed copy of each Receivable, which, prior to the execution of the Sale and Servicing Agreement, was transferred to the Servicer on behalf of the Trust; (xxiii) the Receivable is 'chattel paper' as defined in the New York and Ohio Uniform Commercial Codes; (xxiv) each Receivable satisfies the other criteria specified above under 'The Receivables Pool' herein; and (xxv) each Receivable was originated in the United States of America. The representations and warranties will be for the benefit of the Trust and, with respect to any Receivable purchased by the Servicer, the Servicer.



     As of the last day of the month following the date (or, if the related Seller elects, the last day of the month including such date) on which the related Seller discovers or receives written notice from the Owner Trustee or the Indenture Trustee that a Receivable did not meet any of the criteria set forth in the Sale and Servicing Agreement as of the Closing Date or the Cutoff Date, as applicable, and such failure materially adversely affects the interests of the Securityholders in such Receivable (regardless of whether such Seller had actual knowledge of such failure as of the Cutoff Date), such Seller, unless it has cured the failed criterion, will repurchase such Receivable from the Trust at a price equal to the Actual Principal Balance owed by the Obligor thereof plus accrued and unpaid interest thereon at the respective Contract Rate through such last day (the 'REPURCHASE AMOUNT'). For administrative convenience, if

Chase is obligated pursuant to the Sale and Servicing Agreement to repurchase a Receivable from the Trust, Chase USA, at its option, may satisfy Chase's obligation by repurchasing such Receivable on the same terms. The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Owner Trustee and the Noteholders or the Indenture Trustee for the failure of a Receivable to meet any of the criteria set forth in the Sale and Servicing Agreement. 'ACTUAL PRINCIPAL BALANCE' means, as of the close of business on the last day of any month, (a) with respect to a Precomputed Receivable, the sum of (i) the Principal Balance thereof as of such day and (ii) the portion of all scheduled payments on such Receivable due and unpaid on or prior to such day allocable to principal using the actuarial method and (b) with respect to a Simple Interest Receivable, its Principal Balance as of such day.


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

CUSTODY OF RECEIVABLES


     Pursuant to the Sale and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Owner Trustee on behalf of the Trust and the Indenture Trustee will appoint the Servicer as initial custodian of the Receivables files. Receivables will not be stamped or otherwise marked to reflect the transfer of the Receivables to the Trust and will not be segregated from the other recreational vehicle loans owned or serviced by the Servicer, CFMC or any of their respective affiliates. Custody of the Receivables files may be held by the Servicer or a third party custodian together with files for recreational vehicle loans or other loans owned by Chase RV Finance or CITSF. The Obligors under the Receivables will not be notified of the transfer of the Receivables to the Trust, but each Seller's accounting records and computer systems will be purged of all references to the Receivables to reflect the sale and assignment of the Receivables to the Trust. See 'Certain Legal Aspects of the Receivables' herein.


ACCOUNTS


     The Sellers will establish the Collection Account, the Reserve Account and the Paid-Ahead Account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders and the Note Distribution Account in the name of the Indenture Trustee on behalf of the Noteholders. The Owner Trustee will establish the Certificate Distribution Account in the name of the Owner Trustee on behalf of the Certificateholders. Each of the Collection Account, the Paid-Ahead Account, the Reserve Account, the Note Distribution Account and the Certificate Distribution Account are collectively referred to herein as the 'TRUST ACCOUNTS.' Each Trust Account (other than the Reserve Account) will be established initially with the trust department of Chase, and the Reserve Account will be established initially with the trust department of Norwest Bank Minnesota, National Association. Chase, in its capacity as the initial paying agent (the 'PAYING AGENT'), will have the revocable right, at the direction of the Servicer, to withdraw funds from each Trust Account (other than the Reserve

Account) for the purpose of making distributions to Securityholders in the manner provided in the Transfer and Servicing Agreements. See '--Subordination of the Certificates; Reserve Account' below.



     The Trust Accounts will be maintained as Eligible Deposit Accounts. An 'ELIGIBLE DEPOSIT ACCOUNT' shall be either (a) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution or (b) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution. A 'QUALIFIED INSTITUTION' shall be a depository institution (including Chase) organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, having a short-term certificate of deposit rating and a long-term unsecured debt rating confirmed by each Rating Agency as being consistent with the ratings of the Securities and, in the case of any such institution (including Chase) organized under the laws of the United States, the deposits of which are insured by the FDIC. A 'QUALIFIED TRUST INSTITUTION' shall be an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities with the authority to act under such laws as a trustee or in any other fiduciary capacity, having not less than $1 billion in assets under fiduciary management and a long-term deposit rating confirmed by each Rating Agency as being consistent with the ratings of the Securities. Should Chase, Norwest Bank Minnesota, National Association or any other depositary of a Trust Account cease to be a Qualified Institution or Qualified Trust Institution, such Trust Account shall be moved to a Qualified Institution or Qualified Trust Institution, provided that such Trust Account may remain at such depositary if the Owner Trustee and the Indenture Trustee receive written confirmation from each related Rating Agency to the effect that the ratings of the Securities will not be adversely affected.


     Funds in the Trust Accounts will be invested as provided in the Sale and Servicing Agreement in Permitted Investments. 'PERMITTED INVESTMENTS' are generally limited to investments confirmed by

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


the related Rating Agencies as being consistent with the ratings of the Securities. Permitted Investments may include Securities issued by either Seller or its affiliates or trusts originated by either Seller or its affiliates, and may also include certain money market mutual funds for which Chase or any of its affiliates serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian (for which it collects fees and expenses). Permitted Investments are limited to obligations or securities that mature on or before the Business Day preceding the next Distribution Date (each such preceding day, a 'DEPOSIT DATE'). Investment earnings on funds deposited in the Trust Accounts (other than the Reserve Account), net of losses and investment expenses (collectively, 'INVESTMENT EARNINGS'), shall be paid to the Sellers.


PAID-AHEAD PRECOMPUTED RECEIVABLES


     So long as CITSF is the Servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to holding Paid-Ahead Amounts as may be required by the Sale and Servicing Agreement is satisfied, Paid-Ahead Amounts will be retained by the Servicer until the Deposit Date relating to the Collection Period in which such amounts were due. As provided in the Servicing Transfer Agreements, pending deposit into the Collection Account, Paid-Ahead Amounts will be transferred by the Servicer to CFMC and held by CFMC on behalf of the Servicer until the Business Day prior to the applicable Deposit Date. If any of the above-described conditions to retaining Paid-Ahead Amounts is not satisfied, Paid-Ahead Amounts will be deposited into the Paid-Ahead Account and retained therein until such time as the paid-ahead payment falls due. As of the Cutoff Date, the Servicer held $561,500.57 of Paid-Ahead Amounts on the Receivables. Until such time as Paid-Ahead Amounts are transferred from the Paid-Ahead Account or by the Servicer to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Noteholders or Certificateholders.


SERVICING COMPENSATION


     The Servicer will be entitled to receive, out of collections on the Receivables, a Servicing Fee for each Collection Period, payable on the following Distribution Date, equal to the sum of (i) one-twelfth of the product of the Servicing Fee Rate and the Pool Balance as of the related Settlement Date (or, in the case of the first Distribution Date, the Cutoff Date Pool Balance) and (ii) any Administrative Fees paid by the Obligors during the related Collection Period. 'ADMINISTRATIVE FEES' shall mean late payment fees, extension fees and transfer of equity and assumption fees with respect to the Receivables.



     In addition, the Servicing Transfer Agreements provide that CFMC may be required to pay to CITSF a fee, or, in the alternative, CITSF may be required to pay CFMC a fee, in each case, based on the performance of the Receivables. If the ratio (expressed as a percentage) of (x) the Aggregate Losses on the Receivables for any calendar year or partial calendar year over (y) the average monthly Pool Balance with respect to such calendar year or partial calendar year is less than 0.60%, CFMC will be required to pay to CITSF an additional fee of up to 0.475% per annum of such average monthly Pool Balance (based on the actual level of Aggregate Losses), and if such ratio exceeds 0.60%, CITSF will be required to refund to CFMC an amount up to 0.200% per annum of such average monthly Pool Balance (based on the actual level of Aggregate Losses). Neither the Trust nor any successor Servicer under the Sale and Servicing Agreement will be entitled to receive from CFMC or will be required to refund to CFMC any of the foregoing amounts. A 'LOSS' on a Receivable is equal to the sum of its principal balance, accrued interest thereon, collection and insurance expenses, repossession and liquidation expenses and forbearance expenses related to such Receivable, net of any liquidation proceeds, insurance proceeds, collections, and any recoveries on such Receivable. 'AGGREGATE LOSSES' mean, with respect to any calendar year or partial calendar year, an amount equal to (x) the sum of the Losses for such calendar year or partial calendar year, less (y) any recoveries (including, but not limited to, sales proceeds and insurance credits) received during such calendar year or partial calendar year in respect of the Receivables in default in, and included in the calculation of Aggregate Losses with respect to, any prior calendar year or partial calendar year.


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     Payments to the Servicer of such amounts will compensate the Servicer for performing the functions of a third party servicer of Recreational Vehicle Loans as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, reporting federal income tax information to Obligors, monitoring the Financed Vehicles in cases of Obligor default and handling the foreclosure or other liquidation of the Financed Vehicle in appropriate instances (subject to reimbursement of its expenses incurred in connection with such foreclosure, liquidation or other realization on the Receivables to the extent described herein). The Servicing Fee will also compensate the Servicer for serving as an Administrator under its related Administration Agreement. The Servicer will also be responsible for compensating Chase for serving as an Administrator under its related Administration Agreement. The Servicer shall be responsible for all of its own expenses and costs incurred in carrying out its obligations under the Sale and Servicing Agreement, except that, in accordance with the Servicing Transfer Agreements, CFMC has agreed to reimburse the Servicer for customary or necessary repossession and other expenses incurred in connection with the repair, care and custody of repossessed Financed Vehicles in an amount up to $1,000 per defaulted Receivable, legal fees in an amount up to $1,000 per defaulted Receivable, or such higher amounts as CFMC shall agree to from time to time, and funds advanced by the Servicer to pay taxes or satisfy tax liens in respect of Financed Vehicles. The Servicer is not required to take any action which would cause it to incur expenses in excess of such amounts nor is CFMC required to reimburse any such expenses in excess of such amounts. CFMC has also agreed to pay the Servicer reasonable compensation and reimburse it for its expenses if, at the request of CFMC, the Servicer takes action beyond its agreed-upon scope in servicing the Receivables.



     The Servicing Fee also will compensate the Servicer for administering the Receivables, including reimbursing the Servicer for accounting for collections, furnishing monthly and annual statements to the Owner Trustee and Indenture Trustee with respect to distributions and providing certain federal income tax information to the Paying Agent. The Servicing Fee also will compensate the Servicer for accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering and servicing the Receivables.



     The Servicer Payment is equal on each Distribution Date to the sum of the reimbursement then due to the Servicer for outstanding Monthly Advances and the Servicing Fee (including any unpaid Servicing Fees for past Distribution Dates).


SERVICING AND INSURANCE PROCEDURES


     The Servicer will make reasonable efforts, consistent with the customary servicing practices and procedures employed by the Servicer with respect to recreational vehicle loans owned by it (except as set forth in the Servicing Transfer Agreements and described herein), to collect all payments due with respect to the Receivables and, in a manner consistent with the Transfer and Servicing Agreements, will continue such normal collection practices and procedures as it follows with respect to comparable recreational vehicle loans that it services for itself (except as set forth in the Servicing Transfer Agreements and described herein). The Servicer will follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable with respect to which it determines that eventual payment in full is unlikely or to realize upon any defaulted Receivable. The Servicer may sell the related Financed Vehicle securing such Receivable at a public or private sale in accordance with the Servicing Transfer Agreements, or take any other action permitted by applicable law. See 'Certain Legal Aspects of the Receivables.' The proceeds of any such realization will be deposited in the Collection Account. CITSF's customary servicing practices and procedures with respect to recreational vehicle loans may be changed in accordance with CITSF's business judgment; provided, that any such change relating to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent.



     In accordance with the Servicing Transfer Agreements, CITSF has agreed to several limitations on how it services the Receivables. In addition, CFMC has retained the right to direct CITSF with respect to loss mitigation strategies, to require CITSF to initiate repossession actions or to direct CITSF to refrain from repossessing Financed Vehicles, in each case based upon reasonable criteria


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communicated in writing to CITSF from time to time. Such limitations and instructions may result in the Servicer's taking actions from time to time different from actions it otherwise would take in accordance with its customary servicing policies and procedures at such time.




     The Servicer has agreed that, with respect to defaulted Receivables having Principal Balances in excess of $30,000, the Servicer may not enter into a repossession sale or short sale/settlement which would result in a loss exceeding 60% of such Principal Balance without the approval of CFMC. In addition, the Servicer may not charge-off a Receivable (by deeming it to be a Liquidated Receivable) in connection with a non-repossession loss if the resulting charge-off would exceed $50,000 without the approval of CFMC. Pursuant to the Servicing Transfer Agreements, the Servicer has agreed to attempt to contact by telephone Obligors whose Receivables have become more than ten days delinquent, and in the event contact by telephone is not made on or before the 21st day of delinquency, to perform a manual review of the Receivable to determine the appropriate course of action, which may be continued phone calls and/or the sending of letters.


     In accordance with the Servicing Transfer Agreements, the Servicer is not permitted to initiate litigation with respect to any Receivable without CFMC's consent except for actions to recover possession or to foreclose upon a Financed Vehicle, collection suits or actions to recover deficiencies (subject to limitations on reimbursement of the Servicer's expenses as described under '--Servicing Compensation' herein). The Servicing Transfer Agreements also require that the Servicer, before commencing any litigation to collect amounts owing with respect to a Receivable, review the related files to determine if there exist facts which might constitute a defense or counterclaim in any such litigation. If such review indicates the existence of facts which might constitute a defense or counterclaim, the Servicer is not permitted to initiate any litigation with respect to such Receivable without the prior written consent of CFMC.


     The Servicer shall, at its own cost and expense, keep in force throughout the term of the Transfer and Servicing Agreements a fidelity bond. Such fidelity bond shall protect against losses, including forgery, theft, embezzlement and fraud and shall have such deductibles, and be in such form and amount as is generally customary among persons which service a portfolio of recreational vehicle loans having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors, but in no case shall such fidelity bond be less than $5,000,000.


PURCHASE BY THE SERVICER


     Under the Sale and Servicing Agreement, the Servicer will agree not to, except as expressly provided therein, (i) release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable except in accordance with the terms of such Receivable and applicable law, (ii) impair the rights of the Trust in the Receivables or take any action inconsistent with the Trust's ownership of the Receivables, (iii) increase the number of payments under a Receivable, or increase the principal amount of a Receivable which is used to finance the purchase price of the related Financed Vehicle, or extend or forgive payments on a Receivable, or (iv) fail to file and process claims under any insurance policy covering a Receivable, if the failure to file and process such claims would impair the protection or benefit to be afforded by such insurance policy. A breach of any of the above described covenants that materially adversely affects the Trust's interest in any Receivable will require the Servicer to purchase such Receivable from the Trust for the Repurchase Amount, unless such breach is cured by the last day of the Collection Period following the Collection Period in which such discovery occurred. The purchase obligation will constitute the sole remedy available to the Certificateholders or the Owner Trustee and the Noteholders or the Indenture Trustee for a breach of any of the above covenants.


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

MODIFICATION OF RECEIVABLES


     Consistent with its customary servicing procedures in effect from time to time (except as described herein), the Servicer may, in its discretion, arrange with an Obligor to defer, reschedule, extend or modify the payment schedule on a Receivable or otherwise to modify the terms of a Receivable, provided that (i) the maturity of such Receivable would not extend beyond the Final Scheduled Maturity Date and (ii) if any such modification constitutes a refinancing, the proceeds of such refinancing are used to pay the related Receivable in full. CITSF may change such servicing procedures in accordance with its business judgment, provided, that any such change relating to the Receivables that would have a material effect on the collectibility of the Receivables may not be made without CFMC's consent. Notwithstanding the foregoing, in connection with the settlement by the Servicer of a defaulted Receivable, the Servicer may forgive a portion of such Receivable, if in its discretion it believes that the acceptance of the settlement proceeds from the related Obligor would result in the Trust's receiving a greater amount of collections than the Net Liquidation Proceeds that would result from repossessing and liquidating the related Financed Vehicle.


REMOVAL OF RECEIVABLES

     Except as otherwise specified herein, none of the Sellers or the Servicer will have the right to remove any Receivables from the Trust after the Closing Date. In certain circumstances, a Seller may have the obligation to repurchase, the Servicer may have the obligation to purchase or the Servicer may have the option to purchase, a Receivable from the Trust, but all such repurchases or purchases will be made at the Repurchase Amount.

COLLECTIONS


     The Servicer may deposit all payments on or with respect to the Receivables during each Collection Period (other than Paid-Ahead Amounts) into the Collection Account monthly on the Deposit Date following the last day of such Collection Period, provided that (i) (A) CITSF or any of its affiliates is the Servicer and (B) the Servicer or the direct or indirect parent of the Servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and at least 'D-1' by Duff & Phelps (if rated by Duff & Phelps) and either a short-term debt rating of P-1 or a long-term debt rating of at least A2 by Moody's, or (ii) the Sellers or the Servicer obtain a letter of credit, surety bond or insurance policy as set forth in the Sale and Servicing Agreement, under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account and, in the case of clause (ii), the Owner Trustee and the Indenture Trustee are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of any of its then-current ratings of the Securities. As of the date of this Prospectus, CITSF, as Servicer, will be permitted to remit collections to the Collection Account on a monthly basis by virtue of clause (i) above. In the event that the Servicer is permitted to make remittances of collections to the Collection Account on a monthly basis pursuant to satisfaction of clause (ii) above, the Sale and Servicing Agreement will be modified, to the extent necessary, without the consent of any Securityholder. Pending such a monthly deposit into the Collection Account, the Servicing Transfer Agreements require that collections be transferred by the Servicer to CFMC and held by CFMC until the Business Day prior to the Deposit Date. See 'Risk Factors--Risk of Commingling.' If the Servicer is not permitted to remit collections to the Collection Account on a monthly basis, the Servicer will be obligated to deposit all payments on or with respect to the Receivables and all proceeds of Receivables collected on or with respect to the Receivables during each Collection Period into the Collection Account or the Paid-Ahead Account (in the case of Paid-Ahead Amounts) not later than two Business Days after receipt.


     A Seller or the Servicer, as the case may be, will remit the aggregate Repurchase Amount of any Receivables to be purchased from the Trust into the Collection Account on or before the next succeeding Deposit Date.

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


     The Servicer will not be required to deposit in the Collection Account amounts relating to the Receivables attributable to the following: (a) amounts received with respect to each Receivable (or property acquired in respect thereof) which has been repurchased by a Seller or purchased by the Servicer, respectively, pursuant to the Sale and Servicing Agreement, (b) Investment Earnings on funds deposited in the Collection Account or the Paid-Ahead Account,
(c) amounts to be reimbursed to the Servicer in respect of nonrecoverable Monthly Advances, (d) Net Liquidation Proceeds of any Liquidated Receivable to the extent such proceeds exceed its Principal Balance, (e) Administrative Fees incurred by the Obligors prior to August 18, 1997, (f) any Excluded Forced-Placed Insurance Premiums or (g) any Excluded Precomputed Amounts.


MONTHLY ADVANCES


     With respect to each Receivable as to which there has been a Payment

Shortfall during the related Collection Period (other than a Payment Shortfall arising from a Receivable which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Collection Period), on each Deposit Date the Servicer will be obligated to make a Monthly Advance but only to the extent that the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent collections on such Receivable made by or on behalf of the Obligor (but only to the extent of expected interest collections in the case of a Simple Interest Receivable) or from Net Liquidation Proceeds or insurance proceeds with respect to such Receivable. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Receivable. If the Servicer determines in its good faith judgment that an unreimbursed Monthly Advance shall not ultimately be recoverable from subsequent collections or that the related Receivable will be sold pursuant to the Sale and Servicing Agreement, the Servicer shall be reimbursed for such Monthly Advance from collections on all Receivables in accordance with the priority of distributions described herein. In determining whether a Monthly Advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment against an Obligor. The Servicer will not make a Monthly Advance in respect of
(i) the principal component of any scheduled payment on a Simple Interest Receivable or (ii) a Payment Shortfall arising from a Receivable which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Collection Period.


NET DEPOSITS


     As an administrative convenience, the Servicer will be permitted to make deposits of collections, Monthly Advances, and the aggregate Repurchase Amount of Receivables purchased by the Servicer for, or with respect to, a Collection Period net of distributions to be made to the Sellers (to the extent of Investment Earnings and amounts received with respect to Excluded Forced-Placed Insurance Premiums and Excluded Precomputed Amounts) or to the Servicer (including, without limitation, the Servicer Payment, amounts received with respect to Administrative Fees incurred by Obligors prior to August 18, 1997 and amounts to be deducted in the definition of 'Available Amount' and paid to the Servicer set forth under '--Distributions' below). The Servicer, however, will account to the Owner Trustee and the Indenture Trustee and to the Securityholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit. On each Distribution Date, the Servicer will pay directly to the Sellers any Investment Earnings on funds deposited in the Collection Account or the Paid-Ahead Account and any other amounts the Sellers are entitled to (such as amounts received with respect to Excluded Forced-Placed Insurance Premiums and Excluded Precomputed Amounts).


DISTRIBUTIONS


     Deposits to Collection Account. On or before the third Business Day prior to a Distribution Date, the Servicer will inform the Indenture Trustee, the Owner Trustee and the Paying Agent of the following amounts: (i) the Available Amount and the Principal Distribution Amount for the next succeeding

Distribution Date; (ii) the aggregate Repurchase Amount, if any, of Receivables to be repurchased by the Sellers or purchased by the Servicer with respect to the preceding Collection Period; (iii) the


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


amount to be withdrawn from the Reserve Account on the next succeeding Deposit Date and deposited into the Certificate Distribution Account; (iv) the Noteholders' Interest Distributable Amount with respect to each class of Notes, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount for the next succeeding Distribution Date; (v) the Servicer Payment; (vi) the amount deposited in the Paid-Ahead Account or retained by the Servicer on account of Paid-Ahead Amounts during the preceding Collection Period and any Paid-Ahead Amounts to be deposited into the Collection Account on the related Deposit Date; (vii) the Monthly Advances to be deposited into the Collection Account on the related Deposit Date; and (viii) the amount to be deposited in the Reserve Account and the amount to be distributed to the Sellers therefrom on such Distribution Date.



     On or before each Deposit Date, the Servicer will cause all collections and other amounts constituting the Available Amount for the related Distribution Date to be deposited into the Collection Account, together with any amounts withdrawn by the Indenture Trustee from the Reserve Account on such Deposit Date.



     The 'AVAILABLE AMOUNT' on any Distribution Date is equal to the excess of
(A) the sum of (i) all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of the Receivables in the related Collection Period (including Net Liquidation Proceeds, any recoveries on Liquidated Receivables and any applied Paid-Ahead Amounts), (ii) the Repurchase Amount for any Receivable repurchased by either Seller or purchased by the Servicer and the price paid by the Servicer, if any, to purchase the assets of the Trust as described herein under '--Termination' and (iii) any Monthly Advances made by the Servicer (with respect to (ii) and (iii) above, to the extent such amounts are paid on or before the Deposit Date immediately preceding such Distribution Date), over (B) the sum of the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Receivables): (i) any amounts incorrectly deposited in the Collection Account, (ii) net investment earnings on the funds in the Collection Account,
(iii) any amounts received with respect to Administrative Fees incurred by the Obligors prior to August 18, 1997, Excluded Forced-Placed Insurance Premiums or Excluded Precomputed Amounts and (iv) any other amounts, if any, permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from collections on the Receivables) pursuant to the Sale and Servicing Agreement.




     Principal Distribution Amount. The 'PRINCIPAL DISTRIBUTION AMOUNT' on each Distribution Date is equal to the sum of the following amounts with respect to the related Collection Period, in each case calculated in accordance with the method specified in each Receivable: (i) (A) all payments of principal (including all Principal Prepayments applied during the related Collection Period as described below) made on each Simple Interest Receivable during the related Collection Period and (B) the portion of the scheduled payment due during such Collection Period allocable to principal using the actuarial method with respect to each Precomputed Receivable (or the Principal Balance thereof if such Precomputed Receivable is prepaid in full during such Collection Period),
(ii) the Principal Balance of each Receivable which, during the related Collection Period, was repurchased by a Seller or purchased by the Servicer pursuant to the Sale and Servicing Agreement (a 'REPURCHASED RECEIVABLE') and
(iii) the Principal Balance of each Receivable that became a Liquidated Receivable during the related Collection Period provided, however, that (x) payments of principal (including Principal Prepayments) with respect to a Repurchased Receivable received after the last day of the Collection Period in which the Receivable became a Repurchased Receivable shall not be included in the Principal Distribution Amount and (y) if a Liquidated Receivable is purchased by a Seller or the Servicer pursuant to the Sale and Servicing Agreement on the Deposit Date immediately following the Collection Period in which it became a Liquidated Receivable, no amount will be included with respect to such Receivable in the Principal Distribution Amount pursuant to clause (iii) of the definition thereof.



     'PRINCIPAL BALANCE' means, as of the close of business on the last day of a Collection Period, (a) with respect to a Precomputed Receivable, the amount originally advanced thereunder minus the sum of (i) that portion of all scheduled payments due on or prior to such day allocable to principal using the actuarial method, (ii) any payment of the Repurchase Amount with respect to such Precomputed Receivable allocable to principal and (iii) any Principal Prepayment applied to reduce the Principal Balance of such Precomputed Receivable in full and (b) with respect to a Simple Interest Receivable, the amount originally advanced thereunder minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the simple interest method and (ii) any payment of the Repurchase Amount with respect to such Simple Interest Receivable allocable to principal, in each case without giving effect to any adjustments due to bankruptcy or similar proceedings. A 'LIQUIDATED RECEIVABLE' is a defaulted Receivable as to which the Servicer has recovered all amounts that it expects to recover either by sale or disposition of the related Financed Vehicle or otherwise, but in any event a

Receivable will be deemed to become a Liquidated Receivable no later than the date on which the Servicer has received proceeds from the sale or disposition of such Financed Vehicle. 'PRINCIPAL PREPAYMENT' means a payment or other recovery of principal on a Receivable (including insurance proceeds and Net Liquidation Proceeds applied to principal on a Receivable) which is received in advance of its Due Date. 'NET LIQUIDATION PROCEEDS' means the monies collected by the Servicer (from whatever source) during a Collection Period on a Liquidated Receivable, net of (i) any payments required by law to be remitted to the Obligor and (ii) other expenses customarily deducted from sales proceeds by third parties in connection with sales or other dispositions of recreational vehicles.



     Deposits to the Distribution Accounts. On each Distribution Date, the Servicer shall instruct the Indenture Trustee or the Paying Agent to make the following distributions, to the extent of the sum of the Available Amount and any amounts withdrawn from the Reserve Account then on deposit in the Collection Account, in the following order of priority (except under the limited circumstances provided herein):



          (i) to the Servicer, the Servicer Payment with respect to such Distribution Date and all unpaid Servicing Fees with respect to prior Distribution Dates, to the extent such amounts are not deducted from the Servicer's remittance to the Collection Account;



          (ii) to the Note Distribution Account, the Noteholders' Interest Distributable Amount for each class of Notes;



          (iii) to the Owner Trustee for deposit into the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount (unless the Notes have been accelerated as described herein);



          (iv) to the Note Distribution Account, the Noteholders' Principal Distributable Amount;



          (v) to the Owner Trustee for deposit into the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount; and


          (vi) to the Reserve Account, any remaining portion of the Available Amount.



     Notwithstanding the foregoing, if an Event of Default occurs and the Notes are accelerated, the Certificateholders will not be entitled to receive any distributions in respect of their Certificates, until the Notes have been paid in full.


     For purposes hereof, the following terms shall have the following meanings:


     'CERTIFICATE BALANCE' shall be an amount equal to $44,895,285.54 (approximately 5% of the Cutoff Date Pool Balance) as of the Closing Date and, thereafter, shall be an amount equal to such initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders. The Certificate Balance shall also be reduced on any Distribution Date by the excess, if any, of (i) the sum of (A) the Certificate Balance and (B) the outstanding principal amount of the Notes (in each case after giving effect to amounts in respect of principal to be deposited in the Certificate Distribution Account and the Note Distribution Account on such Distribution Date), over (ii) the Pool Balance as of the close of business on the last day of the preceding Collection Period. Thereafter, the Certificate Balance shall be increased on any Distribution Date to the extent that any portion of the Available Amount on such Distribution Date is available to pay the existing Certificateholders' Principal Carryover Shortfall, but not by more than the aggregate reductions in the Certificate Balance set forth in the preceding sentence.

     'CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.


     'CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL' means, for any Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest at the Certificate Rate that was actually deposited into the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.


     'CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     'CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, one month's interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Certificate Balance on the Closing Date), after giving effect to all distributions of principal to the Certificateholders on or prior to such Distribution Date.

     'CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT' means, for any Distribution Date prior to the Distribution Date on which the Notes have been paid in full, zero; and for any Distribution Date commencing on or after the Distribution Date on which the Notes have been paid in full, 100% of the Principal Distribution Amount (less the portion of the Principal Distribution Amount required on the first such Distribution Date to pay the Notes in full).


     'CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL' means, for any Distribution Date, the sum of (a) the excess of (i) the Certificateholders' Principal Distributable Amount for the preceding Distribution Date, over (ii) the amount in respect of principal that was actually deposited into the Certificate Distribution Account on such Distribution Date and (b) without duplication of clause (a), the unreimbursed portion of the amount by which the Certificate Balance has been reduced pursuant to the second sentence of the definition thereof.


     'CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of (i) the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) the Certificateholders' Principal Carryover Shortfall for such Distribution Date; provided, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) any payments of principal due and remaining unpaid on each Receivable owned by the Trust as of the last day of the immediately preceding Collection Period, or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.


     'NOTEHOLDERS' DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount for all classes of Notes.



     'NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL' means, for any Distribution Date for each class of Notes (other than the initial Distribution Date), the excess of (i) the Noteholders' Interest Distributable Amount for the preceding Distribution Date for such class of Notes, over (ii) the amount in respect of interest that was actually deposited into the Note Distribution Account in respect of such class of Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Noteholders of such class on the preceding Distribution Date, to the extent permitted by law, at the applicable Interest Rates borne by such class of Notes for the related Interest

Accrual Period.

     'NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date for any class of Notes, the sum of (x) the Noteholders' Monthly Interest Distributable Amount for such Distribution Date for such class of Notes and (y) the Noteholders' Interest Carryover Shortfall for such Distribution Date for such class of Notes.



     'NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date for any class of Notes, interest accrued during the related Interest Accrual Period at the applicable Interest Rate on the outstanding principal balance of the Notes of such class on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).


     'NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT' means, for any Distribution Date, prior to the Distribution Date on which the Notes have been paid in full, 100% of the Principal Distribution Amount; and for the Distribution Date on which the Notes are paid in full, the portion of the Principal Distribution Amount required to pay the Notes in full.


     'NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL' means, for any Distribution Date, the excess of (x) the Noteholders' Principal Distributable Amount for the preceding Distribution Date over (y) the amount in respect of principal that was actually deposited into the Note Distribution Account on such preceding Distribution Date.


     'NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) the Noteholders' Principal Carryover Shortfall for such Distribution Date; provided, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Note Final Scheduled Distribution Date of each class of Notes, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the related class of Notes to zero.

SUBORDINATION OF THE CERTIFICATES; RESERVE ACCOUNT


     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the

Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination of the Certificates will be effected by the preferential right of the Noteholders both to receive current distributions with respect to the Receivables and withdrawals from the Reserve Account. The Reserve Account will be funded with an initial deposit by the Sellers of cash or Permitted Investments having a value of at least the Reserve Account Initial Deposit. In addition, on each Distribution Date, the Reserve Account will be augmented by the deposit therein of the Available Amount remaining after the payment of the Servicer Payment, the deposit of the Noteholders' Distributable Amount in the Note Distribution Account, and the deposit of the Certificateholders' Distributable Amount in the Certificate Distribution Account, in each case as described above under '--Distributions.' On each Distribution Date, any amounts on deposit in the Reserve Account (after giving effect to deposits and withdrawals made on such Distribution Date) in excess of the Specified Reserve Account Balance on such Distribution Date will be released and paid to the Sellers in accordance with the terms of the Sale and Servicing Agreement.



     Under the Sale and Servicing Agreement, on each Deposit Date, the Indenture Trustee is required to demand a withdrawal from the amounts on deposit in the Reserve Account, up to the Available Reserve Account Amount, in an amount equal to the excess, if any, of the sum of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount for the related Distribution Date over the Available Amount for such Distribution Date remaining after the payment of the Servicer Payment for such Distribution Date. Amounts so withdrawn will be deposited in the Collection Account.


     On each Distribution Date, the amount available in the Reserve Account (the 'AVAILABLE RESERVE ACCOUNT AMOUNT') will equal the lesser of (i) the amount on deposit in the Reserve Account and (ii) the Specified Reserve Account Balance. The aggregate amount withdrawn from the Reserve

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


Account on any Deposit Date may not exceed the Available Reserve Account Amount for the related Distribution Date.



     The Specified Reserve Account Balance on any Distribution Date will equal 2.00% of the Pool Balance as of the related Settlement Date, but in any event will not be less than the lesser of (i) $8,973,952.86 (1.00% of the Cutoff Date Pool Balance) and (ii) such Pool Balance; provided, that the Specified Reserve Account Balance will be calculated using a percentage of 3.00% on any Distribution Date (beginning with the December 1997 Distribution Date) for which
(x) the Average Net Loss Ratio exceeds 1.75% or (y) the Average Delinquency Percentage exceeds 2.00%. If the Specified Reserve Account Balance is increased pursuant the foregoing proviso, it will revert back to the amount as previously calculated if, for any three consecutive Distribution Dates, clauses (x) or (y) is not triggered.



     'AGGREGATE NET LOSSES' means, for any Distribution Date, the amount equal to (i) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (ii) the Net Liquidation Proceeds collected during such Collection Period with respect to any Liquidated Receivables.


     'AVERAGE DELINQUENCY PERCENTAGE' means, for any Distribution Date, the average of the Delinquency Percentages for such Distribution Date and the preceding two Distribution Dates.

     'AVERAGE NET LOSS RATIO' means, for any Distribution Date, the average of the Net Loss Ratios for such Distribution Date and the preceding two Distribution Dates.


     'DELINQUENCY PERCENTAGE' means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent (including Receivables, which are not Liquidated Receivables, relating to Financed Vehicles that have been repossessed), as of the close of business on the last day of the Collection Period immediately preceding such Distribution Date, determined in accordance with the Servicer's normal practices, such sum expressed as a percentage of the Pool Balance as of the close of business on the last day of such Collection Period.


     'NET LOSS RATIO' means, for any Distribution Date, an amount expressed as a percentage, equal to (i) the Aggregate Net Losses for such Distribution Date, divided by (ii) the average of the Pool Balances on each of the related Settlement Date and the last day of the related Collection Period.


     The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Sellers; provided, that such reduction may not adversely affect any rating by a Rating Agency of a Security. Upon distribution to the Sellers of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.



     The availability of funds in the Reserve Account and the subordination of amounts distributable to the Certificateholders are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them, and to decrease the likelihood that the Noteholders will experience losses. There is no other protection against losses on the Receivables afforded the Noteholders. In addition, the availability of funds in the Reserve Account is intended solely to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or Certificates. Such shortfalls may result from, among other things, Aggregate Net Losses on the Receivables or the failure by either Seller or the Servicer to make any remittance under the Sale and Servicing Agreement.


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ADMINISTRATION AGREEMENTS



     Each of CITSF and Chase, as Administrators, will enter into an Administration Agreement with the Trust and the Indenture Trustee. Pursuant to each Administration Agreement, the Administrator party thereto will agree on behalf of the Trust to provide certain notices and to perform certain other administrative functions required by the Transfer and Servicing Agreements and the Indenture and specified in such Administration Agreement as being the responsibility of such Administrator. Compensation for the performance by CITSF of its obligations under the Administration Agreement to which it is a party will be included in the Servicing Fee. CITSF will be responsible for compensating Chase for the performance of Chase's obligations under the Administration Agreement to which Chase is a party.



     Each Administration Agreement provides that the Administrator party thereto may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and that such Administrator will not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by such Administrator with due care.


STATEMENTS TO THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     Prior to each Distribution Date, the Servicer will provide to the Owner Trustee and Indenture Trustee a statement setting forth substantially the same information for such date and the related Collection Period as is required to be provided in the periodic reports provided to Noteholders and Certificateholders described herein under 'Certain Information Regarding the Securities--Reports to Securityholders.'

EVIDENCE AS TO COMPLIANCE



     The Sale and Servicing Agreement will provide that a firm of independent public accountants will annually furnish to the Sellers, the Owner Trustee and the Indenture Trustee a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) with certain standards relating to the servicing of the Receivables, or as to the effectiveness of its processing and reporting procedures and certain other matters.


     The Sale and Servicing Agreement will also provide for delivery to the related firm of independent public accountants referred to in the immediately preceding paragraph, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

     The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. Such resignation will not become effective until a successor Servicer has assumed the Servicer's servicing obligations and duties under the Transfer and Servicing Agreements.


     Pursuant to the Sale and Servicing Agreement, the Sellers will have the right to terminate all rights and obligations of the Servicer thereunder at any time after a calendar year, or in the case of 1997, the last four calendar months of such year, during which Aggregate Losses on the Receivables exceed 0.80% of the average of the month-end principal balances of the Receivables for each month in such calendar year, or such four calendar months, so long as Chase, Chase USA or another party


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

acceptable to the Rating Agencies assumes the Servicer's servicing obligations and duties under the Transfer and Servicing Agreements.


     The Sale and Servicing Agreement will provide that neither the Servicer nor any of its shareholders, affiliates, directors, officers, employees and agents shall be under any liability to the Owner Trustee, the Indenture Trustee, the Trust or the Securityholders for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreements or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which otherwise would be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Transfer and Servicing Agreements will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action which arises under the Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In the event that the Servicer, in its discretion, undertakes any action which it deems necessary or desirable in connection with its rights and duties under the Transfer and Servicing Agreements or the interests of the Securityholders thereunder, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor out of amounts otherwise distributable to the Sellers from the Reserve Account.


     Any corporation or other entity into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation or other entity succeeding to the business of the Servicer, which corporation or other entity assumes the obligations of the Servicer, will be the successor of the Servicer under the Transfer and Servicing Agreements.

EVENTS OF SERVICING TERMINATION


     'EVENTS OF SERVICING TERMINATION' under the Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee the Servicer's certificate for the related Collection Period or any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee for deposit in any Trust Account any proceeds or payments required to be delivered under the terms of the Securities or the Sale and Servicing Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for five Business Days after discovery by the Servicer or for five Business Days after receipt of written notice to the Servicer by the Owner Trustee or the Indenture Trustee or to the Owner Trustee or the Indenture Trustee and the Servicer by Noteholders representing not less than 25% of the aggregate principal amount of the Notes then outstanding (so long as Notes are outstanding) or, if no Notes are outstanding, Certificateholders representing not less than 25% of the Certificate Balance then outstanding; (ii) any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer set forth in the Sale and Servicing Agreement or Indenture, which failure materially adversely affects the rights of the Trust or the Securityholders and which continues unremedied for 60 days after receipt of written notice of such failure to the Servicer by the Owner Trustee or the Indenture Trustee or to the Owner Trustee or the Indenture Trustee and the Servicer by Noteholders representing not less than 25% of the aggregate principal amount of the Notes then outstanding (so long as Notes are outstanding) or, if no Notes are outstanding, Certificateholders representing not less than 25% of the Certificate Balance then outstanding; (iii) a court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days; or


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


(iv) the Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing.


RIGHTS UPON EVENT OF SERVICING TERMINATION


     As long as an Event of Servicing Termination under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee or Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or Certificateholders representing not less than a majority of the Certificate Balance then outstanding) may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon Chase will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that Chase is unwilling or unable to so act, the Sellers may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer to act as successor to the outgoing Servicer. The Sellers may make such arrangements for compensation to be paid, which in no event may be greater than the Servicing Fee paid to the Servicer under the Sale and Servicing Agreement.


WAIVER OF PAST DEFAULTS

     The Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding (or the Certificateholders representing not less than a majority of the Certificate Balance then outstanding, in the case of any Event of Servicing Termination that does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all the Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except an Event of Servicing Termination in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement. Therefore, the Noteholders have the ability, as limited above, to waive defaults by the Servicer that could in certain instances materially adversely affect the Certificateholders. No such waiver will impair such Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without prior notice to the Noteholders or Certificateholders but with prior consent of the Owner Trustee and notice to the Rating Agencies (i) to cure any ambiguity, to correct or supplement any provision therein or in the Securities that may be inconsistent with any other provision therein, to evidence a succession to the Servicer or a Seller pursuant to the related Transfer and Servicing Agreement, or to add any other provisions with respect to matters or questions arising under such Transfer and Servicing Agreement that are not inconsistent with the provisions of such Transfer and Servicing Agreement; provided, however, that such action will not, on the basis of officer's certificate of the Servicer and the Sellers reasonably acceptable to the Owner Trustee and the Indenture Trustee, materially adversely affect the interests of the Trust or any Securityholder or (ii) to effect a transfer or assignment of the Trust's or the Servicer's rights, obligations and duties under such Transfer and Servicing Agreement. The Transfer and Servicing Agreements may also be amended by the Sellers, the Servicer, the Owner Trustee and the Indenture Trustee with the consent of the Noteholders representing not less than a majority of the aggregate principal amount of the Notes then outstanding, if any, and the Certificateholders representing not less than a majority of the Certificate Balance then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions

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of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Noteholders or Certificateholders that are required to consent to any such amendment, without the consent of Noteholders representing 100% of the aggregate principal amount of the Notes then outstanding or the Certificateholders representing 100% of the Certificate Balance then outstanding, as the case may be. In addition to the foregoing limitations, the Sellers will covenant in the Sale and Servicing Agreement that they will not amend the Trust Agreement without the prior written consent of CITSF, as Administrator.



PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders under the Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     The obligations of the Servicer, the Sellers, the Owner Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the Distribution Date next succeeding the month that is six months after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust and (ii) the payment to Noteholders and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.


     In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from the Trust, as of the last day of any applicable Collection Period, if the outstanding Pool Balance with respect to the Receivables held by the Trust is 5% or less of the Cutoff Date Pool Balance as of such last day, all assets of the Trust (other than the Trust Accounts, except for the Paid-Ahead Account), including the remaining Receivables, any related Paid-Ahead Amounts and any rights of the Trust to Liquidated Receivables, at the price specified in the Sale and Servicing Agreement, which price shall not be less than the amount necessary to retire the Certificates on the related Distribution Date after paying the Servicer Payment to the Servicer. The subsequent distribution to the Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the Certificates.


     The Owner Trustee and the Indenture Trustee will give written notice of termination to each Securityholder of record, which notice will specify the Distribution Date upon which such Securityholders may surrender their Securities to the Owner Trustee or the Transfer Agent and Registrar, as the case may be, for final payment. The final distribution to any Securityholder will be made only upon surrender and cancellation of such holder's Security (whether a Definitive Security or the Securities registered in the name of Cede representing the Securities) at the office or agency of the Owner Trustee or the Transfer Agent and Registrar, as the case may be, specified in the notice of termination.

     Subject to applicable law and after the Indenture Trustee has taken certain measures to notify Noteholders, any money held by the Indenture Trustee or the Paying Agent in trust for payment on the Notes that remain unclaimed for two years shall, upon request of the Trust, be paid to the Trust. Following any such payment, the Owner Trustee and the Paying Agent shall no longer be liable to any Noteholder with respect to such unclaimed amount, and any claim with respect to such amount shall be an unsecured claim against the Trust. If, within 18 months after the first notice of final payment on the Certificates, there remain Certificates that have not been surrendered for cancellation, the Owner Trustee may take appropriate steps to notify the applicable Certificateholders (the cost thereof paid out of the unclaimed amounts). Subject to applicable law, any funds that then remain shall be paid to the Sellers in accordance with the Trust Agreement.

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

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES TO THE TRUST


     The Receivables are 'chattel paper' as defined in the Uniform Commercial Code (the 'UCC') in effect in the State of New York. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect the Trust's ownership or security interest in the Receivables, the Sellers will file UCC-1 financing statements with the appropriate governmental authorities in the States of New York and Delaware, to give notice of the Trust's and the Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under the Sale and Servicing Agreement, the Servicer will be obligated to maintain the perfection of the Trust's and the Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge merely because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables files since they would not be marked to show such sale, although Chase RV Finance's master computer records will indicate such sale.



     Each of the Sellers intends that the transfer of the Receivables by it to the Trust under the Sale and Servicing Agreement constitutes a sale. In the event that either Seller were to become insolvent, the FDIA sets forth certain powers that the FDIC may exercise if it were appointed receiver of such Seller. To the extent that a Seller has granted a security interest in the Receivables transferred by it to the Trust and that interest was validly perfected before such Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such Seller or its creditors, that security interest would not be subject to avoidance by the FDIC as receiver of such Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, if appointed receiver of either Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, or were to require the Owner Trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Seller as provided under the FDIA, delays in payments on the Securities and possible reductions in the amount of those payments could occur.


SECURITY INTERESTS IN THE FINANCED VEHICLES



     The Receivables represent installment sale contracts, purchase money notes and other notes that evidence the financing of Financed Vehicles. The Receivables also constitute personal property security agreements and include grants of security interests in the Financed Vehicles under the Uniform Commercial Code as adopted in each state. Perfection rules relating to security interests in recreational vehicles are generally governed under state certificate of title statutes (Alabama, Connecticut, Georgia, Maine, Massachusetts, Minnesota, Mississippi, New Hampshire, New York, Rhode Island and Vermont have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act) or by the vehicle registration laws of the state in which each recreational vehicle is located. In states which have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act, security interests in recreational vehicles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the certificate of title and payment of a fee to the state motor vehicle authority, depending on the particular state law. In states in which perfection of a security interest in a particular motor vehicle is not governed by a certificate of title statute, perfection is usually accomplished by filing pursuant to the provisions of the applicable Uniform Commercial Code. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers are not subject to state titling and vehicle registration laws and a security interest in such recreational vehicles is perfected by filing pursuant to the provisions of the applicable Uniform Commercial Code. In most states, a security interest in a recreational vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     Chase RV Finance had policies and procedures in place to ensure that all actions necessary under the laws of the states in which the related Financed Vehicles were located at the time of origination of the Receivables to perfect the originators' security interests in such Financed Vehicles were taken, including, where applicable, having a notation of the originator's lien recorded on the related certificate of title or delivering the required documents and fees, obtaining possession of the related certificate of title (if possible), or, where applicable, by perfecting its security interest in the related Financed Vehicles under the applicable Uniform Commercial Code. In the event that the originator of a Receivable failed, due to clerical errors, to effect such notation or delivery, or attempted to perfect the security interest under an inapplicable statute (for example, under the Uniform Commercial Code rather than under a motor vehicle title law), such originator would not have a perfected first priority security interest in such Financed Vehicle. In this event the only recourse of the Trust would be against the Obligor on an unsecured basis, if applicable, against a Dealer pursuant to its repurchase obligation or against the related Seller.



     Pursuant to the terms of the Sale and Servicing Agreement, each Seller will assign its security interest in the Financed Vehicles to the Trust and the Trust will assign the security interest in the Financed Vehicles to the Indenture Trustee. However, because of the administrative burden and expense, none of the Sellers or the Owner Trustee will amend the certificates of title or UCC-1 financing statements with respect to the Financed Vehicles to identify the Trust or the Indenture Trustee as the new secured party nor will either such entity execute and file any transfer instruments. In addition, the certificates of title and the UCC-1 financing statements with respect to the Financed Vehicles relating to those Receivables not originated by either Seller have not and will not be amended to reflect any interim transfers of ownership of the security interests in such Financed Vehicles. In a majority of states, the assignment of a Receivable together with the related security interest is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title or of any UCC-1 financing statement or the filing of any transfer instruments with the appropriate governmental authorities, and the new owner of the Receivable succeeds to the original secured party's rights in the related Financed Vehicle as against creditors of the Obligor. In certain states, in the absence of such amendment and delivery or execution and filing of transfer instruments with the appropriate governmental authorities to reflect the successive assignments of the security interest in such Financed Vehicle, the related Seller, the Trust and/or the Indenture Trustee may not have a perfected security interest in such Financed Vehicle. In California, a security interest in a recreational vehicle may be perfected only by depositing with the state department of motor vehicles a properly endorsed certificate of title for the vehicle showing the secured party as legal owner. A transferee (such as the Trust) of a security interest in a motor vehicle may be required to file appropriate documents with the California Department of Motor Vehicles. No such applications will be made with respect to the assignments under the Sale and Servicing Agreement, and thus the Trust may not have a perfected security interest in the Financed Vehicles titled in California. The failure of the Trust to possess perfected security interests in the Financed Vehicles titled in California may affect the Trust's ability to realize on such Financed Vehicles and thus may reduce the proceeds to be distributed to Securityholders. However, in the absence of fraud, negligence or administrative error, the notation of the originator's lien on the certificates of title should be sufficient to protect the Trust against the risk that it will not be able to realize on the Financed Vehicles titled in California.



     In the event that the Trust does not have a perfected first priority security interest in any Financed Vehicle, the only recourse of the Trust would be against an Obligor on an unsecured basis or against the related Seller pursuant to its repurchase obligation if the related originator did not have a perfected first priority security interest in such Financed Vehicle. See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables' herein.


     Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the originator of each


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Receivable on the certificate of title with respect to the related Financed
Vehicle will be sufficient to protect the Trust against the rights of subsequent purchasers of such Financed Vehicle or subsequent lenders who take a security interest in such Financed Vehicle. If there are any Financed Vehicles as to which the originator of the related Receivable has failed to perfect the security interest assigned to the Trust (i) such security interest would be subordinate to, among others, holders of perfected security interests and (ii) subsequent purchasers of such Financed Vehicles would take possession free and clear of such security interest. There is also a risk that in not identifying the Trust or the Indenture Trustee as the new secured party on the certificates of title or executing and filing of transfer instruments, the security interest of the Trust or Indenture Trustee could be released through fraud or negligence.


     Under the laws of most states (including California), a perfected security interest in a recreational vehicle continues for four months after the vehicle is moved to a new state (from the state in which a financing statement was properly filed initially to perfect the security interest or in which the certificate of title was issued) and thereafter until the owner re-registers such recreational vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a recreational vehicle. Accordingly, the Servicer must surrender possession if it holds the certificate of title to such a recreational vehicle or, in the case of a recreational vehicle originally registered in a state which provides for notation of lien on the certificate of title (e.g., California) but not possession of the certificate of title by the holder of the security interest in the related recreational vehicle, the Servicer should receive notice of surrender if the security interest in the recreational vehicle is noted on the certificate of title. Accordingly, the Servicer should have the opportunity to re-perfect the security interest in the recreational vehicle in the state of relocation. In states that do not require a surrender of the old certificate of title for registration of a recreational vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of recreational vehicle loans, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an Obligor under a Receivable sells a Financed Vehicle, unless the Servicer surrenders possession of the certificate of title, it will receive notice as a result of the lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Sale and Servicing Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Financed Vehicles.


     Under the laws of many states (including California), certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights in favor of Federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain U.S. federal tax liens may have priority over the lien of a secured party. Each Seller will represent in the

Sale and Servicing Agreement that, as of the Cutoff Date, it had no knowledge of any such liens with respect to any Financed Vehicle related to a Receivable transferred by such Seller to the Trust. However, such liens could arise at any time during the term of a Receivable. No notice will be given to the Owner Trustee or the Indenture Trustee in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN VEHICLES


     The Servicer on behalf of the Trust and the Indenture Trustee may take action to enforce the Trust's security interest by repossession and resale of the Financed Vehicles securing the Receivables. The actual repossession may be contracted out to third party contractors. Under the Uniform Commercial Code and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) and, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. In California, under certain circumstances after the financed vehicle has been repossessed, an obligor may reinstate the contract by paying the delinquent installments and other amounts due. In the event of default by the obligor, some jurisdictions (not including California) require that the obligor be notified of the default and be given a time period within


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

which to cure the default prior to repossession. Generally, this right of cure may be exercised on a limited number of occasions during the term of the contract. The Uniform Commercial Code and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Financed Vehicle, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.


     Under the Uniform Commercial Code and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, many states (including California) impose prohibitions or limitations on deficiency judgments. In general, a defaulting Obligor may not have sufficient assets to make the pursuit of a deficiency worthwhile.


     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

OTHER MATTERS


     Numerous federal and state consumer protection laws may impose requirements applicable to the origination and servicing of the Receivables, including the Truth in Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act and the Federal Trade Commission Act.

     The so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission (the 'FTC RULE'), other state statutes or the common law in certain states have the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller (which would include the Trust) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability of a subsequent holder under the FTC Rule is limited to the amounts paid by the obligor under the contract, and a subsequent holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Uniform Consumer Credit Code applicable in certain states contains provisions that generally duplicate this rule.

                                LEGAL INVESTMENT

     The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material United States ('U.S.') federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Notes and the Certificates by an investor who purchases the Notes or the Certificates pursuant to their original issuance at their original issue price. This summary is based upon the Internal Revenue Code of 1986, as amended (the 'CODE'), the Treasury regulations promulgated thereunder, administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The following discussion does not deal with all aspects of U.S. income taxation, nor does it address U.S. federal income tax consequences that may be relevant to certain types of investors, such as banks, insurance companies, dealers in securities, tax-exempt organizations or persons whose functional currency is not the U.S. dollar, who may be subject to special treatment under the Code. In addition, the following discussion does not address the alternative minimum tax consequences of an investment in the Notes or the Certificates or the consequences of such an investment under state and local tax laws or foreign tax laws. Accordingly, investors should consult their own tax advisors to determine the federal, state, local, and other tax

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


consequences that may be relevant to their purchase, ownership and disposition of the Notes or the Certificates based upon their particular facts and circumstances. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ('IRS') with respect to any of the U.S. federal income tax consequences discussed herein and opinions of counsel are not binding on the IRS or the courts. Thus, no assurance can be given that the IRS will not take positions contrary to those described below. The opinions of Simpson Thacher & Bartlett, special U.S. federal income tax counsel to the Sellers ('FEDERAL TAX COUNSEL'), described herein will be based upon certain representations and assumptions, including, but not limited to, the assumption that all relevant parties will comply with the terms of the Trust Agreement and related documents.


     This summary is intended as an explanatory discussion of the tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own advisers with regard to the tax consequences to it of investing in the Notes and the Certificates. An opinion of Federal Tax Counsel will be filed as an Exhibit to the Registration Statement.


     For purposes of the following discussion, except as otherwise provided herein, the terms 'NOTEHOLDER' and 'CERTIFICATEHOLDER' refer, respectively, to the beneficial owner of a Note or Certificate. In addition, the discussion below assumes that Noteholders and Certificateholders will hold their Notes and Certificates as 'capital assets' within the meaning of Section 1221 of the Code.


TRUST TREATED AS PARTNERSHIP

     Tax Characterization of the Trust. In the opinion of Federal Tax Counsel, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion is based on, among other things, certain facts and assumptions contained in such opinion and Federal Tax Counsel's conclusion that the nature of the Trust's income exempts it from the rule that certain publicly traded partnerships are taxable as corporations.

     The Sellers and the Certificateholders, by their purchase of Certificates, will agree to treat the Trust as a partnership for all U.S. tax purposes with the assets of such partnership being the assets held by the Trust (including the Reserve Account and all Investment Earnings earned thereon), the partners of the partnership being the Certificateholders and the Sellers, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders and the Sellers is not clear.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Sellers or the Trust. Any such characterization generally would not result in materially adverse tax consequences as compared to the tax consequences that will result from treating the Certificates as equity interests in a partnership which are described below under the caption 'Tax Consequences to Certificateholders.' The following discussion assumes that, for U.S. federal income tax purposes, (i) the Trust will be classified as a partnership and (ii) the Certificates will represent equity interests in such partnership.

TAX CONSEQUENCES TO NOTEHOLDERS

     Treatment of the Notes as Indebtedness. The Trust and the Noteholders, by their purchase of the Notes, agree to treat the Notes as debt for all U.S. tax purposes. In the opinion of Federal Tax Counsel, the Notes will be characterized as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.


     Interest Income on the Notes. The Notes will not be considered to have been issued with original issue discount ('OID') in excess of the statutorily defined de minimis amount (i.e., 1/4% of the principal amount of a Note multiplied by its weighted average to maturity). Consequently, the stated interest thereon will be taxable to a Noteholder as ordinary interest income at the time it is received or accrued in accordance with such Noteholder's method of tax accounting. Under the applicable


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


Treasury regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount generally will be subject, respectively, to the premium amortization or market discount rules of the Code.


     Sale or Other Disposition. If a Noteholder sells or otherwise disposes of a Note in a taxable transaction, the former Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the former Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the holder's cost therefor increased by any market discount previously included in income by such Noteholder and decreased by the amount of bond premium (if any) previously amortized and the amount of any payments, other than payments of stated interest, previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except to the extent such gain represents accrued interest or accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Noteholders. For purposes of this discussion, the term 'FOREIGN INVESTOR' means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if the primary supervision over the administration of such trust can be exercised by a U.S. court and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust.

     Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:


          (a) no withholding of U.S. federal income tax will be required with respect to the payment by the Trust of principal or interest on a Note owned by a Foreign Investor, provided that the beneficial owner of the Note
     (i) is not actually or constructively a '10 percent shareholder' of the Trust (including a holder of 10% or more of such Trust's outstanding Certificates) or either Seller, (ii) is not a 'controlled foreign corporation' with respect to which the Trust or either Seller is a 'related person' within the meaning of the Code and (iii) satisfies the statement requirement (described generally below) set forth in Section 871(h) and
     Section 881(c) of the Code and the regulations thereunder; and



          (b) no withholding of U.S. federal income tax will be required with respect to any gain realized by a Foreign Investor upon the sale, exchange or retirement of a Note provided that, in the case of any gain representing accrued interest, the conditions described in (a) above are satisfied.


     To satisfy the requirement referred to in (a)(iii) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, the U.S. entity that would otherwise be required to withhold U.S. taxes with a statement to the effect that the beneficial owner is not a U.S. person. Pursuant to current temporary Treasury regulations, these requirements will be met if (i) the beneficial owner provides his name and address, and certifies, under penalties of perjury that he, she or it is not a 'U.S. person' (which certification may be made on an IRS Form W-8 or successor form), or (ii) a financial institution or securities clearing organization holding the Note on behalf of such beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the U.S. entity otherwise required to withhold U.S. taxes with a copy thereof.

     If a Foreign Investor cannot satisfy the requirements of the 'portfolio interest' exception described in (a) above, payments of premium, if any, and interest (including OID) made to a Foreign Investor with respect to a Note will be subject to a 30% U.S. withholding tax unless the beneficial owner of the Note provides the U.S. entity otherwise required to withhold U.S. taxes with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax

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

treaty or (ii) IRS Form 4224 (or successor form) stating that the interest paid on the Note is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     If a Foreign Investor is engaged in a trade or business in the United States and premium, if any, or interest on the Note is effectively connected with the conduct of such trade or business, the Foreign Investor, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on such premium, if any, and interest on a net income basis in the same manner as if it were a U.S. person. In addition, if such Foreign Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest on the Note will be included in such foreign corporation's effectively connected earnings and profits.

     Any gain realized by a Foreign Investor upon the sale, exchange or retirement of a Note generally will not be subject to U.S. federal income tax unless (i) such gain or income is effectively connected with a trade or business conducted by the Foreign Investor in the United States and (ii) in the case of a Foreign Investor who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.


     Information Reporting and Backup Withholding. In general, information reporting requirements generally will apply to payments of principal, interest and premium, if any, paid on the Notes and to the proceeds from the sale of a Note paid to U.S. persons, other than certain exempt recipients (such as corporations). In addition, a 31% U.S. backup withholding tax will apply to such payments if the Noteholder (i) is a U.S. person who fails to provide a taxpayer identification number, (ii) fails to certify such Noteholder's foreign or other exempt status or (iii) fails to report in full dividend and interest income.


     No information reporting or backup withholding will be required with respect to payments made by the Trust to a Foreign Investor if a statement described in (a)(iii) above under the caption 'Foreign Noteholders' has been received by the U.S. entity otherwise required to withhold U.S. taxes and such entity does not have actual knowledge that the beneficial owner is a U.S. person.


     In addition, backup withholding and information reporting will not apply if payments of principal, interest and premium (if any) on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds from the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (ii) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest and premium (if any), or to the proceeds from a sale that are not subject to backup withholding under the current regulations. Under proposed Treasury regulations, not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a U.S. person.


     Payments of principal, interest and premium (if any) on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds from the sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner (i) provides the statement referred to in (a)(iii) above and the payor does not have actual knowledge that the beneficial owner is a U.S. person or (ii) otherwise establishes an exemption.

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

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     Possible Alternative Classification of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for U.S. federal income tax purposes, the Notes might be treated as equity interests in the Trust. Treatment of the Notes as equity interests in the Trust could have adverse tax consequences to certain Noteholders. For example, income to Foreign Investors generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements and Noteholders who are individuals might be subject to certain limitations on their ability to deduct their allocable share of the Trust's expenses. See 'Tax Consequences to Certificateholders' below.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS

     Treatment of the Trust as a Partnership. As discussed above under the caption 'Trust Treated as Partnership--Tax Characterization of the Trust,' the following discussion assumes that (i) the Trust will be treated as a partnership (other than a publicly traded partnership) and (ii) the Certificates represent equity interests in such partnership, for U.S. federal income tax purposes.

     Partnership Taxation. As a partnership, the Trust will not be subject to U.S. federal income tax. Rather, each Certificateholder will be required to separately take into account such Certificateholder's allocable share of the Trust's income, gains, losses, deductions and credits. The Trust's income will consist primarily of interest and Administrative Fees earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain realized upon the collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions realized upon the collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, the relevant Treasury regulations promulgated thereunder and the partnership agreement (here, the Trust Agreement and related documents). However, inasmuch as the Trust's payment of the Certificate Rate on the Certificates is payable to the Certificateholders without regard to the income of the Trust, the Trust's payment of such amounts to Certificateholders should be treated (and the Trust intends to so treat such payments) as 'guaranteed payments' within the meaning of Section 707(c) of the Code, and not as a distributive share of the Trust's income. Such guaranteed payments will be considered ordinary income to a Certificateholder but may not be considered interest income for U.S. federal income tax purposes.

     In the event that such tax treatment is not respected, the Trust Agreement provides that the Certificateholders will be allocated gross income of the Trust for each calendar month equal to the sum of (i) the amount of interest that accrues on the Certificates for such calendar month, (ii) an amount equivalent to interest that accrues during such period on amounts previously due on the Certificates but not yet distributed, and (iii) any gross income of the Trust attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining income of the Trust will be allocated to the Sellers. All deductions and losses also will be allocated to the Sellers.

     Based on the economic arrangement of the parties, such allocations should be respected for U.S. federal income tax purposes. However, no assurance can be given that the IRS would not require the Trust to allocate a greater amount of income to the Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Certificate Rate plus the other items described above, even though the Trust may not have sufficient cash to make current cash distributions with respect to such income. Thus, cash method Certificateholders will be required effectively to report income from the Certificates on an accrual basis and all Certificateholders will be liable for the U.S. federal income taxes due on their allocable share of the Trust's income even if they have not received any cash distributions from the Trust with respect to

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

such income. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, Certificateholders purchasing Certificates at different times and at different prices may be required to recognize an amount of taxable income that is greater or less than the amount reported to them by the Trust. See '--Allocations between Transferors and Transferees' below.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.


     Discount and Premium. It is anticipated that the Receivables held by the Trust will not have been issued with OID. Therefore, the Trust should not have to accrue any OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for U.S. federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust would be considered to have transferred all of its assets and liabilities to a new Trust and then to have immediately liquidated and distributed the interests in the new Trust to the continuing Certificateholders. The Trust will not comply with certain technical requirements that might apply should such a constructive termination occur. Consequently, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with these requirements.

     Disposition of Certificates. Generally, a Certificateholder will recognize capital gain or loss on a sale or other taxable disposition of Certificates in an amount equal to the difference between the amount realized by the Certificateholder on such sale or disposition and the Certificateholder's tax basis in such Certificates. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost therefor increased by the Certificateholder's allocable share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificateholder's allocable share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Receivables generally would be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise

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

to a capital loss upon the retirement of the Certificates. The deductibility of capital losses is subject to limitations.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, an investor purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Owner Trustee is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) tax basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee will be required to keep complete and accurate books for the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file or cause to be filed a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Owner Trustee will provide or cause to be provided the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the IRS of all such inconsistencies.


     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     Chase will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit

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

of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could result in an audit of a Certificateholder's U.S. federal income tax returns and, consequently, to adjustments of items not related to the Certificateholder's allocable share of the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. Under the terms of the Trust Agreement, the Certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Code, and any transfer of a Certificate to a person that is not a U.S. person shall be void. Moreover, in order to protect the Trust from the potential adverse tax consequences that may result if the Trust failed to withhold on amounts allocable to Foreign Investors, the Trust intends to, and will, withhold on any amounts allocable or payable to a Foreign Investor at a rate of 35% for Foreign Investors that are taxable as corporations and 39.6% for all other Foreign Investors. In determining a Certificateholder's withholding status, the U.S. entity otherwise required to withhold U.S. taxes may rely on IRS Form W-8, IRS Form W-9 or a Certificateholder's certification of nonforeign status signed under penalties of perjury.

     Backup Withholding.  Distributions made on the Certificates and proceeds from the sale of the Certificates generally will be subject to the 31% U.S. backup withholding tax if the Certificateholder fails to comply with certain identification procedures or otherwise fails to establish an exemption.

                         CERTAIN STATE TAX CONSEQUENCES

     The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Oklahoma. The State of Oklahoma imposes a state income tax on individuals, nonresident aliens (with respect to Oklahoma taxable income), corporations, certain foreign corporations, and trusts and estates with Oklahoma taxable income. No ruling on any of the issues discussed below will be sought from the Oklahoma Tax Commission.


     Because of the variation in each state's or locality's tax laws, it is impossible to predict the tax consequences to Noteholders, Certificateholders or the Trust in all of the other state and local taxing jurisdictions. Noteholders and Certificateholders, particularly financial institutions, are urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of the Notes and/or the Certificates.


TAX CONSEQUENCES WITH RESPECT TO THE NOTES


     Crowe & Dunlevy, P.C., Oklahoma tax counsel to the Sellers ('OKLAHOMA TAX COUNSEL'), will advise the Trust that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Oklahoma income tax purposes, and the Noteholders not otherwise subject to taxation in Oklahoma should not become subject to taxation in Oklahoma solely because of a holder's ownership of Notes. However, a Noteholder already subject to Oklahoma's income tax could be required to pay additional Oklahoma tax as a result of the holder's ownership or disposition of Notes.


TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES ISSUED BY A TRUST TREATED AS A PARTNERSHIP

     Oklahoma Tax Counsel will advise the Trust that if the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for U.S. federal income tax purposes, the same treatment should also apply for Oklahoma income tax purposes; under current law, Certificateholders that are nonresidents of Oklahoma and are not otherwise subject to Oklahoma income tax should not be subject to Oklahoma income tax on the income from the Trust because it is unlikely that the Trust has established a nonunitary business or commercial situs in Oklahoma. In any event, classification of the arrangement as a 'partnership' would not cause a Certificateholder not otherwise subject to taxation in Oklahoma to pay Oklahoma income tax on income beyond that derived from the Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code, impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively, 'PLANS'), and on persons who are fiduciaries with respect to Plans, in connection with the investment of 'plan assets' of any Plan ('PLAN ASSETS'). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary with respect to such Plan Assets.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ('Parties in Interest' under ERISA and 'Disqualified Persons' under the Code) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.


     Any fiduciary or other Plan investor considering whether to purchase any Securities on behalf of or with Plan Assets of any Plan should consult with its counsel for guidance regarding the ERISA Considerations applicable to the Securities offered hereby.


     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

THE NOTES

     Subject to the considerations described below, the Notes are eligible for purchase with Plan Assets of any Plan.



     Any fiduciary or other Plan investor considering whether to purchase the Notes with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the Sellers, the Servicer, the Trust (by reason of the Seller's ownership of Certificates), the Indenture Trustee, the Owner Trustee, any other Certificateholder or any other parties may be deemed to be benefiting from the issuance of the Notes and may be Parties in Interest or Disqualified Persons with respect to the investing Plan. Any fiduciary or other Plan investor considering whether to purchase the Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment, and of the Seller, the Servicer or the Trust as a Party-in-Interest or Disqualified Person with respect to the investing Plan, the availability of exemptive relief under any prohibited transaction exemption. For example, DOL Prohibited Transaction Exemptions 96-23 (relating to transactions determined by 'in-house asset managers'), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent 'qualified professional asset managers') may be available. A purchaser of the Notes should be aware, however, that even if the conditions specified in an exemption are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.



     In addition, under U.S. Department of Labor Regulation Section 2510.3-101 (the 'PLAN ASSET REGULATION'), the purchase with Plan Assets of equity interests in the Trust could, in certain circumstances, cause the Receivables and other assets of the Trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the Trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Nevertheless, because the Notes (a) should be treated as indebtedness under local law and debt, rather than equity, for tax purposes (see 'Certain Federal Income Tax Consequences--Tax Consequences to Noteholders--Treatment of the Notes as Indebtedness' herein), and (b) should not be deemed to have any 'substantial equity features,' purchases of the Notes with Plan Assets should not be treated as equity investments and, therefore, the Receivables and other assets included as assets of the Trust should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes (which are highly rated by the Rating Agencies) will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Before purchasing the Notes, a fiduciary or other Plan investor should itself confirm that the Notes constitute debt for purposes of the Plan Asset Regulation.


     The Notes may not be purchased with Plan Assets of any Plan if any of the Sellers, the Servicer, the Indenture Trustee, the Owner Trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. Each purchaser will be deemed to have represented and warranted that its purchase of a Note or any interest therein does not violate the foregoing limitation.

THE CERTIFICATES

     Because purchases of the Certificates are equity investments, the Certificates may not be purchased by, on behalf of or with the Plan Assets of any Plan. In addition, each purchaser of the Certificates will be deemed to have represented and warranted that it is neither a Plan nor purchasing the Certificates on behalf of or with Plan Assets of a Plan.

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the 'GENERAL ACCOUNT REGULATIONS') not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute Plan Assets for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The assets of a general account that support insurance policies (other than 'guaranteed benefit policies' within the meaning of Section 401(b)(2) of ERISA) (i) issued to Plans after December 31, 1998 or (ii) issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the General Account Regulations, may be treated as Plan Assets. However, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the Plan Assets of any Plan. The Plan Asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the Plan Assets of any Plan invested in a separate account.

     If the assets of a general account invested in the Certificates are treated as Plan Assets of any Plan or the protections of Section 401(c) of ERISA become unavailable, certain violations of the prohibited transaction rules may be deemed to occur as a result of the operation of the Trust. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their own counsel concerning the impact of Section 401(c) of ERISA, including the status of assets of the general account and its ability to continue to hold the Certificates after the date that is 18 months after the General Account Regulations become final. The deemed representation and warranty regarding the acquisition and holding of Certificates by any Plan or person investing Plan Assets of any Plan (See 'Summary of Terms--ERISA Considerations' herein) will not apply to the acquisition or holding of Certificates with the assets of the general account of an insurance company to the extent that such acquisition or holding, respectively, (i) is and will be permitted by Section 401(c) of ERISA and final regulations thereunder or another exemption under ERISA and (ii) does not and will not result in the contemplated operations of the Trust being treated as non-exempt prohibited transactions.

                                  UNDERWRITING


     As consideration for the transfer of the Receivables to the Trust, the Trust will issue the Notes and the Certificates to the Sellers, with (i) Chase receiving 87.17% of the original principal amount of each class of Notes and the original Certificate Balance and (ii) Chase USA receiving 12.83% of the original principal amount of each class of Notes and the original Certificate Balance.



     Subject to the terms and conditions set forth in the note underwriting agreement (the 'NOTE UNDERWRITING AGREEMENT') and the certificate underwriting agreement (the 'CERTIFICATE UNDERWRITING AGREEMENT,' and together with the Note Underwriting Agreement, the 'UNDERWRITING AGREEMENTS'), the Sellers have agreed to sell to the note underwriters indicated below (the 'NOTE UNDERWRITERS') and to Chase Securities Inc. (the 'CERTIFICATE UNDERWRITER,' and together with the Note Underwriters, the 'UNDERWRITERS'), and each of the Underwriters has agreed to purchase, the principal amount of each class of Notes and the Certificates set forth opposite its name below.



                                                                                 MERRILL, LYNCH, PIERCE,
                                                  CHASE         BEAR, STEARNS        FENNER & SMITH            SALOMON
                                             SECURITIES INC.     & CO. INC.           INCORPORATED          BROTHERS INC
                                             ---------------    -------------    -----------------------    -------------
Class A-1.................................     $                 $                     $                     $
Class A-2.................................
Class A-3.................................
Class A-4.................................

Class A-5.................................
Class A-6.................................
Class A-7.................................
Class A-8.................................
Class A-9.................................
Class A-10................................
Certificates..............................
                                             ---------------    -------------    -----------------------    -------------
     Total................................     $                 $                     $                     $
                                             ---------------    -------------    -----------------------    -------------
                                             ---------------    -------------    -----------------------    -------------



     The Underwriters initially propose to offer all or a part of the Notes and Certificates, as applicable, directly to the public at the respective public offering prices set forth on the cover page of this Prospectus and may offer a portion of the Notes and Certificates, as applicable, to dealers at a price which represents a concession not in excess of the amounts set forth below for the respective classes of Notes and the Certificates. The Underwriters may allow, and such dealers may allow, a concession not in excess of the amounts set forth below for the respective classes of the Notes and the Certificates for certain dealers. After the initial public offering, the public offering prices and such concessions may from time to time be varied by the Underwriters.



                                                                                     CONCESSION TO    REALLOWANCE
                                                                                        DEALERS       CONCESSION
                                                                                     -------------    -----------
Class A-1.........................................................................             %               %
Class A-2.........................................................................
Class A-3.........................................................................
Class A-4.........................................................................
Class A-5.........................................................................
Class A-6.........................................................................
Class A-7.........................................................................
Class A-8.........................................................................
Class A-9.........................................................................
Class A-10........................................................................
Certificates......................................................................




     The Indenture Trustee and the Owner Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Collection Account, the Paid-Ahead Account and the Reserve Account in Permitted Investments acquired from the Underwriters.



     Chase Securities Inc. may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Chase Securities Inc. to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Issuer nor Chase Securities Inc. represent that Chase Securities Inc. will engage in any such transactions or that such transactions, if commenced, will not be discontinued without notice.


     This Prospectus may be used by Chase Securities Inc., an affiliate of the Sellers and a subsidiary of the Corporation, in connection with offers and sales related to market-making transactions in the Securities. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Chase Securities Inc. has no obligation to make a market in the Securities, and it may discontinue any such market-making activities at any time without notice, in its sole discretion.


     The Sellers and CITSF will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or contribute to payments the Underwriters may be required to make in respect thereof.


                                 LEGAL MATTERS


     Certain legal matters relating to the issuance of the Securities will be passed upon for the Sellers by Simpson Thacher & Bartlett (a partnership that includes professional corporations), New York, New York and certain other legal matters will be passed upon for the Sellers by Orest J. Lechnowsky, Esq., a Senior Vice President of Chase Financial Corporation, an affiliate of the Sellers, and for the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain Oklahoma state tax matters will be passed upon for the Sellers by Crowe & Dunlevy, P.C., Oklahoma City, Oklahoma. From time to time

Simpson Thacher & Bartlett and Orrick, Herrington & Sutcliffe LLP provide legal services to the Sellers and their affiliates.

                                 INDEX OF TERMS


TERM                                                                                                      PAGE
----------------------------------------------------------------------------------------------------   -----------
ABS.................................................................................................            38
ABS Table...........................................................................................            38
Actual Principal Balance............................................................................            58
Actuarial Receivables...............................................................................            28
Administration Agreement............................................................................            10
Administrative Fees.................................................................................            60
Administrator.......................................................................................            10
Aggregate Losses....................................................................................            60
Aggregate Net Losses................................................................................            69
Applicable Trustee..................................................................................            53
Asset Service Center................................................................................            33
Available Amount....................................................................................            65
Available Reserve Account Amount....................................................................            68
Average Delinquency Percentage......................................................................            69
Average Net Loss Ratio..............................................................................            69
Banks...............................................................................................             1
Bulk Purchase Receivables...........................................................................            30
Business Day........................................................................................             4
CBC.................................................................................................            34
CBC Holding.........................................................................................            34
Cede................................................................................................            ii
Cedel...............................................................................................         i, 53
Cedel Participants..................................................................................            53
Certificate Balance.................................................................................            66
Certificate Final Scheduled Distribution Date.......................................................             6
Certificate Pool Factor.............................................................................            46
Certificate Rate....................................................................................             6
Certificate Underwriter.............................................................................            87
Certificate Underwriting Agreement..................................................................            87
Certificateholder...................................................................................        53, 78
Certificateholders..................................................................................             6
Certificateholders' Distributable Amount............................................................            67
Certificateholders' Interest Carryover Shortfall....................................................            67
Certificateholders' Interest Distributable Amount...................................................            67
Certificateholders' Monthly Interest Distributable Amount...........................................            67
Certificateholders' Monthly Principal Distributable Amount..........................................            67
Certificateholders' Principal Carryover Shortfall...................................................            67
Certificateholders' Principal Distributable Amount..................................................            67
Certificates........................................................................................         ii, 3
CFAC................................................................................................            29
CFHI................................................................................................            29
CFMC................................................................................................             1
Chase...............................................................................................            ii
Chase Financial Receivables.........................................................................            29


TERM                                                                                                      PAGE
----------------------------------------------------------------------------------------------------   -----------
Chase N.A...........................................................................................             1
Chase RV Finance....................................................................................             1
Chase RV Finance Portfolio..........................................................................            15
Chase USA...........................................................................................            ii
Chase/Chemical Merger...............................................................................            29
CIT.................................................................................................             1
CITSF...............................................................................................         ii, 1
Class A-1 Notes.....................................................................................            ii
Class A-2 Notes.....................................................................................            ii
Class A-3 Notes.....................................................................................            ii
Class A-4 Notes.....................................................................................            ii
Class A-5 Notes.....................................................................................            ii
Class A-6 Notes.....................................................................................            ii
Class A-7 Notes.....................................................................................            ii
Class A-8 Notes.....................................................................................            ii
Class A-9 Notes.....................................................................................            ii
Class A-10 Notes....................................................................................            ii
Clearing agency.....................................................................................            52
Clearing corporation................................................................................            52
Closing Date........................................................................................             i
Code................................................................................................            77
Collection Account..................................................................................             9
Collection Period...................................................................................             7
Commission..........................................................................................           iii
Contract Rate.......................................................................................            58
Cooperative.........................................................................................            54
Corporation.........................................................................................             i
Cutoff Date.........................................................................................            ii
Cutoff Date Pool Balance............................................................................             4
Dealer Agreements...................................................................................            30
Dealers.............................................................................................            30
Definitive Certificates.............................................................................            54
Definitive Notes....................................................................................            54
Definitive Securities...............................................................................            54
Delinquency Percentage..............................................................................            69
Deposit Date........................................................................................            60
Depositaries........................................................................................            52
Direct Receivables..................................................................................            29
Distribution Date...................................................................................            ii
DKB.................................................................................................            34
DTC.................................................................................................             i

Due Date............................................................................................            28
Duff & Phelps.......................................................................................            11
Eligible Deposit Account............................................................................            59
ERISA...............................................................................................            85

TERM                                                                                                      PAGE
----------------------------------------------------------------------------------------------------   -----------
Euroclear...........................................................................................         i, 53
Euroclear Operator..................................................................................            54
Euroclear Participants..............................................................................            53
Events of Default...................................................................................            48
Events of Servicing Termination.....................................................................            71
Exchange Act........................................................................................           iii
Excluded Forced-Placed Insurance Premiums...........................................................            17
Excluded Precomputed Amounts........................................................................            17
FDIA................................................................................................            14
FDIC................................................................................................             i
Federal Tax Counsel.................................................................................            78
Final Scheduled Maturity Date.......................................................................             4
Financed Vehicles...................................................................................             4
FIRREA..............................................................................................            14
Foreign Investor....................................................................................            79
FTC Rule............................................................................................            77
General Account Regulations.........................................................................            86
Indenture...........................................................................................         ii, 2
Indenture Trustee...................................................................................         ii, 2
Indirect Receivables................................................................................            29
Interest Accrual Period.............................................................................             5
Interest Rate.......................................................................................             4
Investment Earnings.................................................................................            60
IRS.................................................................................................            78
Issuer..............................................................................................          i, 1
Liquidated Receivable...............................................................................            66
Loss................................................................................................            60
MHC.................................................................................................            34
Military Reservist Relief Act.......................................................................            58
Monthly Advance.....................................................................................             8
Moody's.............................................................................................            11
NADA................................................................................................            32
Net Liquidation Proceeds............................................................................            66
Net Loss Ratio......................................................................................            69
New Financed Vehicle................................................................................            18
Note Final Scheduled Distribution Date..............................................................             5
Note Pool Factor....................................................................................            46

Note Underwriters...................................................................................            87
Note Underwriting Agreement.........................................................................            87
Noteholder..........................................................................................        53, 78
Noteholders.........................................................................................             4
Noteholders' Distributable Amount...................................................................            67
Noteholders' Interest Carryover Shortfall...........................................................            67
Noteholders' Interest Distributable Amount..........................................................            68
Noteholders' Monthly Interest Distributable Amount..................................................            68

TERM                                                                                                      PAGE
----------------------------------------------------------------------------------------------------   -----------
Noteholders' Monthly Principal Distributable Amount.................................................            68
Noteholders' Principal Carryover Shortfall..........................................................            68
Noteholders' Principal Distributable Amount.........................................................            68
Notes...............................................................................................         ii, 2
Obligor.............................................................................................             8
OID.................................................................................................            78
Oklahoma Tax Counsel................................................................................            84
Original Pool Balance...............................................................................             4
Originator..........................................................................................            29
Owner Trustee.......................................................................................         ii, 2
Paid-Ahead Account..................................................................................            38
Paid-Ahead Amounts..................................................................................             9
Paid-Ahead Period...................................................................................            37
Paid-Ahead Precomputed Receivable...................................................................            38
Paid-Ahead Simple Interest Receivable...............................................................            37
Participants........................................................................................           iii
Paying Agent........................................................................................            59
Payment Shortfall...................................................................................             8
Permitted Investments...............................................................................            59
Plan Asset Regulation...............................................................................            86
Plan Assets.........................................................................................            85
Plans...............................................................................................            85
Pool Balance........................................................................................             4
Precomputed Receivables.............................................................................            28
Prepayments.........................................................................................            36
Principal Balance...................................................................................            65
Principal Distribution Amount.......................................................................            65
Principal Prepayment................................................................................            66
Qualified Institution...............................................................................            59
Qualified Trust Institution.........................................................................            59
Rating Agencies.....................................................................................            11
Receivables.........................................................................................            17
Receivables Pool....................................................................................            17

Record Date.........................................................................................             4
Recreational Vehicle Loans..........................................................................            17
Regional Centers....................................................................................            31
Registration Statement..............................................................................           iii
Relief Act Reduction................................................................................            58
Repurchase Amount...................................................................................            58
Repurchased Receivable..............................................................................            65
Reserve Account.....................................................................................             7
Reserve Account Initial Deposit.....................................................................             7
Rule of 78's........................................................................................            29
Rule of 78's Receivables............................................................................            29
Rules...............................................................................................            53

TERM                                                                                                      PAGE
----------------------------------------------------------------------------------------------------   -----------
Sale and Servicing Agreement........................................................................             4
Schedule of Receivables.............................................................................            57
Securities..........................................................................................            ii
Securities Act......................................................................................           iii
Securityholder......................................................................................            53
Securityholders.....................................................................................             6
Sellers.............................................................................................         ii, 1
Servicer............................................................................................         ii, 1
Servicer Payment....................................................................................            10
Servicing Fee.......................................................................................            10
Servicing Fee Rate..................................................................................            10
Servicing Transfer..................................................................................             1
Servicing Transfer Agreements.......................................................................             2
Settlement Date.....................................................................................            10
Simple Interest Receivables.........................................................................            28
Soldiers' and Sailors' Civil Relief Act.............................................................            58
Specified Reserve Account Balance...................................................................             8
Standard & Poor's...................................................................................            11
Stockholders Agreement..............................................................................            34
Terms and Conditions................................................................................            54
Transfer Agent and Registrar........................................................................            55
Transfer and Servicing Agreements...................................................................            57
Trust...............................................................................................          i, 1
Trust Accounts......................................................................................            59
Trust Agreement.....................................................................................             1
UCC.................................................................................................            74
Underwriters........................................................................................            87
Underwriting Agreements.............................................................................            87
U.S.................................................................................................            77

Used Financed Vehicle...............................................................................            18

                     [This page intentionally left blank]

                                                                         ANNEX A

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Chase
Manhattan RV Trust 1997-A Class A-1       % Asset Backed Notes, Class A-2
      % Asset Backed Notes, Class A-3       % Asset Backed Notes, Class A-4
      % Asset Backed Notes, Class A-5 Asset Backed Notes, Class A-6 Asset Backed Notes, Class A-7 Asset Backed Notes, Class A-8 Asset Backed Notes, Class A-9
Asset Backed Notes, and Class A-10       % Asset Backed Notes (the 'GLOBAL
NOTES') and       % Asset Backed Certificates (the 'GLOBAL CERTIFICATES,' and
together with the Global Notes, the 'GLOBAL SECURITIES') to be issued will be available only in book-entry form. Investors in the Global Securities may hold Global Notes through any of The Depository Trust Company ('DTC'), Cedel or Euroclear or hold Global Certificates through DTC. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Notes through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing corporation organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee or DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practice applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with the holdings against payment in same-day funds on the settlement date.


     Investors electing to hold their Global Notes through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel, or Euroclear through a Cedel Participant or Euroclear Participant, at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be backed-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Notes are credited to their accounts one day later.


     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.

If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's custom procedures;

          (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  GLOBAL NOTES

     A beneficial owner of Global Notes holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of the Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Notes and who reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption of Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by such beneficial owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Note or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. PERSON' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

  GLOBAL CERTIFICATES


     A beneficial owner of Global Certificates holding such Certificates through DTC will be subject to U.S. withholding tax at a rate of 35% in the case of corporations and at a rate of 39.6% in the case of all other persons if such holder has an address outside of the U.S., unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner certifies that it is a U.S. Person and such certification is signed under penalties of perjury.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLERS, THE SERVICER OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLERS, THE SERVICER OR THE RECEIVABLES SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

------------------------------------------------------------

TABLE OF CONTENTS

Summary of Terms..............................................     1
Risk Factors..................................................    12
The Trust.....................................................    16
The Receivables Pool..........................................    18
Chase and Chase USA...........................................    33
The CIT Group/Sales Financing, Inc., Servicer.................    33
Use of Proceeds...............................................    36
Weighted Average Life of the Securities.......................    36
Pool Factors and Trading Information..........................    46
Description of the Notes......................................    46
Description of the Certificates...............................    50
Certain Information Regarding
  the Securities..............................................    52
Description of the Transfer and Servicing Agreements..........    57
Certain Legal Aspects of the Receivables......................    74
Legal Investment..............................................    77
Certain Federal Income Tax
  Consequences................................................    77
Certain State Tax Consequences................................    84
ERISA Considerations..........................................    85
Underwriting..................................................    87
Legal Matters.................................................    88
Index of Terms................................................    89
Annex A.......................................................   A-1


Until December   , 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver this Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





PROSPECTUS


$897,395,285.54


CHASE MANHATTAN RV
OWNER TRUST 1997-A


$852,500,000.00
ASSET BACKED NOTES

$ 44,895,285.54
ASSET BACKED CERTIFICATES



CHASE MANHATTAN BANK USA,
NATIONAL ASSOCIATION


THE CHASE MANHATTAN BANK
SELLERS

THE CIT GROUP/
SALES FINANCING, INC.
SERVICER


UNDERWRITERS OF THE NOTES
CHASE SECURITIES INC.



BEAR, STEARNS & CO. INC.
MERRILL LYNCH & CO.
SALOMON BROTHERS INC


UNDERWRITER OF THE CERTIFICATES
CHASE SECURITIES INC.


SEPTEMBER   , 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Estimated expenses in connection with the offering of the Securities being registered hereunder (other than underwriting discounts and commissions) are estimated as follow:

              Registration Fee...............................      $271,938
              Legal Fees and Expenses........................       175,000
              Accounting Fees and Expenses...................        25,000
              Blue Sky Fees and Expenses.....................         5,000
              Rating Agency Fees.............................       280,000
              Trustee's Fees and Expenses....................        20,000
              Printing .....................................         75,000
              Miscellaneous..................................            62
                                                                   --------

              Total    ......................................      $852,000
                                                                   ========

Item 15.  Indemnification of Directors and Officers.

     In addition to the indemnification provisions set forth below, directors and officers liability insurance policies presently exist that insure directors and officers of Chase Manhattan Bank USA, National Association, a national banking association having its principal executive offices in Wilmington, Delaware ("Chase USA") and The Chase Manhattan Bank, a New York banking corporation having its principal executive offices in New York, New York ("Chase"), their parent and certain of their subsidiaries. The policies cover losses for which Chase USA, Chase, their parent and certain of their subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses that the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Chase USA, Chase, their parent or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

     Pursuant to the terms of the Underwriting Agreements and an indemnification agreement among the Sellers, the Underwriters and CITSF, the Underwriters and CITSF, respectively, will agree to indemnify each controlling person, director and officer of the Sellers against certain liabilities under the Securities Act, or contribute to payments such persons may be required to make in respect thereof.

     Chase USA: Article TENTH of the Articles of Association of Chase USA ("Chase USA") provide that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or officer of Chase USA or is or was serving at the request of Chase USA as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Chase USA to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Chase USA to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in the second following paragraph with respect to proceedings to enforce rights to indemnification, Chase USA shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of Chase USA.

     The rights to indemnification described in the immediately preceding paragraph shall include the right to be paid by Chase USA the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to Chase USA of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under such Article TENTH or otherwise.

     The rights to indemnification and to the advancement of expenses described in the two preceding paragraphs are contract rights. If a claim under either of such paragraphs is not paid in full by Chase USA within sixty days after a written claim has been received by Chase USA (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against Chase USA to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification under such Article TENTH (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, Chase USA shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of Chase USA (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by Chase USA (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under such Article TENTH, or by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under such Article TENTH or otherwise shall be on Chase USA.

     Article TENTH of Chase USA's Articles of Association also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which any person may be entitled under any statute, Articles of Association, by-law, agreement, or vote of stockholders or disinterested stockholders or otherwise. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation must indemnify a director or officer who has defended successfully, on the merits or otherwise, any proceeding against him or any claim, matter or issue therein, for reasonable expenses actually incurred in such defense.

     Article 7 of the Business Corporation Law of the State of New York, Sections 721 through 726, provides, under certain circumstances, for indemnification of directors and officers of a corporation who are made or threatened to be made, a party to an action or proceeding (other than one by or in the right of a corporation to procure a judgment in its favor), whether civil or criminal, by reason of their service as an officer or director of a corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any appeal therein. Article 7 of the New York Business Corporation Law also provides that the statutory indemnification provisions are nonexclusive, but prohibits indemnification if a judgment or other final adjudication adverse to the director or officer of a corporation establishes that the officer's or director's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such director or officer personally gained in fact a financial profit or other advantage to which the officer or director was not legally entitled, or that would be inconsistent with the laws of the jurisdiction of incorporation (in the case of corporations formed under the laws of any jurisdiction other than New York), the corporation's certificate of incorporation, by-laws, resolutions or other proper corporate action or any court settlement.

     Chase: Article VII of Chase's By-Laws provides that Chase shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, without limitation, any action , suit or proceeding by or in the right of Chase to procure a judgment in its favor) (a "proceeding") by reason of the fact that he is or was a director, officer, employee or agent of Chase, or is or was serving at the request of Chase as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding. Article VII provides that the foregoing indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such proceeding, consistent with the provisions of applicable law as then in effect.

     Article VII further provides that Chase may enter into contracts with any director, officer, employee or agent of Chase in furtherance of the provisions thereof and may create a trust fund, grant a security interest or use other means (including, without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification under Article VII.

     Article VII expressly provides that the right of indemnification and advancement of expenses thereunder shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Item 16.  Exhibits.


     (a) Exhibits:

         1.1(A)       --       Note Underwriting Agreement (Notes).
         1.1(B)       --       Certificate Underwriting Agreement (Certificates).
         3.1(A)       --       Articles of Association of Chase USA.
         3.1(B)       --       Restated Organization Certificate of Chase.
         3.2(A)       --       By-laws of Chase USA.
         3.2(B)       --       By-laws of Chase.
         4.1          --       Sale and Servicing Agreement.
         4.2          --       Indenture.
         4.3(A)       --       Certificate of Trust.
         4.3(B)       --       Amended and Restated Trust Agreement.
         4.4(A)       --       Chase Administration Agreement.
         4.4(B)       --       CITSF Administration Agreement.
         5.1          --       Opinion of Simpson Thacher & Bartlett with respect to legality.
         8.1          --       Opinion of Simpson Thacher & Bartlett with respect to U.S. federal tax matters.
         8.2          --       Opinion of Crowe & Dunlevy, P.C. with respect to Oklahoma state tax matters.
         10.1         --       Amended and Restated Servicing Agreement.
         23.1         --       Consent of Simpson Thacher & Bartlett (included as part of Exhibit 5.1).
         23.2         --       Consent of Simpson Thacher & Bartlett (included as part of Exhibit 8.1).
         24.1(A)      --       Powers of Attorney of directors and officers of Chase USA.*
         24.1(B)      --       Powers of Attorney of directors and officers of Chase.*
         25.1         --       Statement of Eligibility of Trustee on Form T-1.**



*  Previously filed
** Exhibit 7 to Form T-1 filed herewith was filed in paper pursuant to a continuing hardship exemption.


     (b) Financial Statements:

     Not applicable.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes that:

     (a) That, for purposes of determining any liability under the Act, each filing of a Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of a employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) with respect to any Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (c) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, offices and controlling persons of a

         Registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) (1) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES FOR CHASE USA


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 17, 1997.




                                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

                                 By:   /s/ Keith Schuck
                                     -----------------------------------------
                                       Keith Schuck
                                       Controller

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed on September 17, 1997 by the following persons in the capacities indicated.



Signature                               Title
---------                               -----

             *                          Chairman of the Board and Director
------------------------------          and Chief Executive Officer
       Donald L. Boudreau


             *                          President and Director
------------------------------
     Michael J. Barrett


             *                          Director
------------------------------
       Luke S. Hayden



             *                          Director
------------------------------
       John J. Hehir, Jr.




             *                          Director
------------------------------
     William H. Hoefling



             *                          Director
------------------------------
       Kevin T. Hurley



             *                          Director
------------------------------
        Thomas Jacob



             *                          Director
------------------------------
       John M. Nuzum, Jr.



      /s/ Keith Schuck                  Controller (Principal Accounting
------------------------------          Officer and Principal Financial Officer)
        Keith Schuck



             *                          Director
------------------------------
       Michael Urkowitz



* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above-indicated directors and officers of the Registrant pursuant to powers of attorney signed by such officers and directors.




                                            By:         /s/ Keith Schuck
                                                ------------------------------
                                                          Keith Schuck
                                                        Attorney-in-Fact



                                                                              RV
                                     II-6

                             SIGNATURES FOR CHASE


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 17, 1997.


                                    THE CHASE MANHATTAN BANK


                                    By:    /s/ Deborah L. Duncan
                                        -----------------------------
                                           Deborah L. Duncan
                                           Executive Vice President




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed on September 17, 1997 by the following persons in the capacities indicated.



Signature                               Title
---------                               -----

             *                          Chairman of the Board and Director
------------------------------          and Chief Executive Officer
      Walter V. Shipley




             *                          Director
------------------------------
     Frank A. Bennack Jr.



             *                          Director
------------------------------
      Susan V. Berresford



             *                          Director

------------------------------
      M. Anthony Burns



                                        Director
------------------------------
      H. Laurance Fuller



             *                          Director
------------------------------
       Melvin R. Goodes



             *                          Director
------------------------------
     William H. Gray, III



             *                          Director
------------------------------
       George V. Grune



             *                          Director and Vice Chairman of the Board
------------------------------
    William B. Harrison Jr.



             *                          Director
------------------------------
       Harold S. Hook



             *                          Director
------------------------------
      Helene L. Kaplan



             *                          Director, President and Chief
------------------------------          Operating Officer
     Thomas G. Labrecque



             *                          Director

------------------------------
      Henry B. Schacht



             *                          Controller (Principal Accounting
------------------------------          Officer)
     Joseph L. Sclafani



* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above-indicated directors and officers of the Registrant pursuant to powers of attorney signed by such officers and directors.


                                            By:    /s/ Deborah L. Duncan
                                                ------------------------------
                                                      Deborah L. Duncan
                                                      Attorney-in-Fact


                                                                              RV
                                     II-5

                             SIGNATURES FOR CHASE



Signature                               Title
---------                               -----


             *                          Director
------------------------------
       Andrew C. Sigler



             *                          Director
------------------------------
       John R. Stafford



             *                          Executive Vice President
------------------------------          (Principal Financial Officer)
       Peter J. Tobin




             *                          Director
------------------------------
     Marina v.N. Whitman



* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above-indicated directors and officers of the Registrant pursuant to powers of attorney signed by such officers and directors.



                                            By:    /s/ Deborah L. Duncan
                                                ------------------------------
                                                       Deborah L. Duncan
                                                       Attorney-in-Fact

                                                                              RV
                                     II-6

                                INDEX TO EXHIBITS


Exhibit                                                                                 Sequentially
Number         Exhibit                                                                  Numbered Page
------         -------                                                                  -------------
1.1(A)           --        Note Underwriting Agreement.
1.1(B)           --        Certificate Underwriting Agreement.
3.1(A)           --        Articles of Association of Chase USA.
3.1(B)           --        Restated Organization Certificate of Chase.
3.2(A)           --        By-laws of Chase USA.
3.2(B)           --        By-laws of Chase.
4.1              --        Sale and Servicing Agreement.
4.2              --        Indenture.
4.3(A)           --        Certificate of Trust.
4.3(B)           --        Amended and Restated Trust Agreement.
4.4(A)           --        Chase Administration Agreement.
4.4(B)           --        CITSF Administration Agreement.
5.1              --        Opinion of Simpson Thacher & Bartlett with respect to legality.
8.1              --        Opinion of Simpson Thacher & Bartlett with respect to federal tax matters.
8.2              --        Opinion of Crowe & Dunlevy, P.C. with respect to Oklahoma state tax matters.
10.1             --        Amended and Restated Servicing Agreement.
23.1             --        Consent of Simpson Thacher & Bartlett (included as part of Exhibit 5.1).
23.2             --        Consent of Simpson Thacher & Bartlett (included as part of Exhibit 8.1).
24.1(A)          --        Powers of Attorney of directors and officers of Chase USA.*
24.1(B)          --        Powers of Attorney of directors and officers of Chase.*
25.1             --        Statement of Eligibility of Trustee on Form T-1.**


----------

*      Previously filed.
** Exhibit 7 to Form T-1 filed herewith was filed in paper pursuant to a continuing hardship exemption.



                                                                              RV
                                      II-7